As filed with the Securities and Exchange Commission on February 4, 2011

Registration No 333-166860

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ASIA ENTERTAINMENT & RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	7999	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1004, East Town Building
16 Fenwick Street
Wanchai, Hong Kong
852-2110-9133

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Leong Siak Hung, Chief Executive Officer
Asia Entertainment & Resources Ltd.
Unit 1004, East Town Building
16 Fenwick Street
Wanchai, Hong Kong
852-2110-9133

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares(3)	10,660,500 Shares	$9.25	$98,609,625.00	$7,030.87
Ordinary Shares(4)	1,380,000 Shares	$9.25	$12,765,000.00	$910.15
Ordinary Shares(5)	3,608,000 Shares	$9.25	$33,374,000.00	$2,379.57
Ordinary Shares(6)	1,343,050 Shares	$9.25	$12,423,212.50	320.75	(6)
Ordinary Shares(7)	22,996,000 Shares	$9.25	$212,713,000.00	$15,166.45
Total			$369,884,837.50	$25,807.79	(8)

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our ordinary shares, the number of shares registered shall automatically be adjusted to cover the additional ordinary shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over-the-Counter Bulletin Board on May 7, 2010, which were $9.25 per ordinary share and $1.27 per warrant.
(3)	Represents ordinary shares of registrant being registered for resale that have been issued to certain of the Selling Securityholders named in this registration statement.
(4)	Represents ordinary shares of registrant being registered for resale that have been issued to the Pre-IPO Shareholders named in this registration statement, of which 38,000 have been transferred to other Selling Securityholders.
(5)	Represents ordinary shares underlying the warrants registered for resale that were originally issued in a private placement to the Pre-IPO Shareholders to the extent the warrants are exercised by the Pre-IPO Shareholders.
(6)	Represents the issuance of ordinary shares issued upon the cashless exercise of the warrants that were originally issued in a private placement to the Pre-IPO Shareholders. The filing fee was previously paid in connection with the warrants.
(7)	Represents 4,210,000 ordinary shares being registered for resale that are issuable to Spring Fortune Investment Ltd. and its designees upon the filing by the registrant of its Annual Report on Form 20-F for 2010 and 18,786,000 ordinary shares being registered for resale that are issuable to Spring Fortune Investment Ltd. and its designees upon achievement of incentive targets for years 2010 through 2012.
(8)	Fee previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus also relating to registration statements nos. 333-147294 and 333-152947 previously filed by the registrant on Form S-1 and declared effective August 11, 2008. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 3 on Form F-1 to each registration statement nos. 333-147294 and 333-152947, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 3 on Form F-1 contains an updated prospectus relating to (i) financial results for the periods ended June 30, 2010 and September 30, 2010, and (ii) the disclosure of certain material events since the filing and effectiveness of the original Registration Statement on Form F-1 (File No. 333-166860).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated February 4, 2011

ASIA ENTERTAINMENT & RESOURCES LTD.

36,379,550 Ordinary Shares (for Resale)

1,440,000 Ordinary Shares and 960,000 Warrants (for Issuance)

This prospectus relates to 36,379,550 ordinary shares of Asia Entertainment & Resources Ltd., a Cayman Islands exempted company, that may be sold from time to time by the Selling Securityholders set forth in this prospectus under the heading “Selling Securityholders” beginning on page 89. This includes (i) 10,660,500 ordinary shares held by certain of the Selling Securityholders that were issued in connection with our acquisition of Asia Gaming & Resort Limited (“AGRL”), (ii) 1,380,000 ordinary shares (“Founders’ Shares”) held by the persons referred to herein as our “Pre-IPO Shareholders” and the transferees of 38,000 of such Founders’ Shares, (iii) 1,343,050 ordinary shares issued upon the cashless exercise of warrants (“Founders’ Warrants”) purchased by the Pre-IPO Shareholders in a private placement concurrently with our initial public offering (“IPO”), (iv) 4,210,000 ordinary shares issuable to certain of the Selling Securityholders upon our filing of our Annual Report on Form 20-F for our 2010 fiscal year and (v) 18,786,000 ordinary shares issuable to certain of the Selling Securityholders upon achievement of incentive targets for the years 2010 through 2012.

This prospectus also relates to the issuance of 480,000 ordinary shares and 960,000 warrants underlying a unit purchase option issued to the underwriters in our IPO and 960,000 ordinary shares underlying the warrants included in the unit purchase option, so that such warrants and unit purchase option may be exercised by their holders.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $3,168,000 upon the exercise of the unit purchase option issued to the representative of the underwriters of our IPO, and up to $4,800,000 upon the exercise of the warrants issuable upon exercise of such unit purchase option. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

The securities are being registered to permit the Selling Securityholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. Information regarding the Selling Securityholders, the amounts of ordinary and warrants shares that may be sold by them and the times and manner in which they may offer and sell the ordinary shares and warrants under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution” in this prospectus. We do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol AERL. The closing bid price of our ordinary shares listed on Nasdaq on February 3, 2011 was $11.22 per share. You are urged to obtain current market quotations of our ordinary shares before purchasing any of the shares being offered for sale pursuant to this prospectus.

The Selling Securityholders, and any broker-dealer executing sell orders on behalf of the Selling Securityholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

INVESTING IN OUR SECURITIES IS HIGHLY RISKY. YOU SHOULD INVEST IN OUR SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2011.

This prospectus is not an offer to sell any securities other than the ordinary shares and warrants offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We obtained statistical data, market data and other industry data used throughout this prospectus from publicly available information. We believe that the statistical data, industry data, and market research are reliable and accurate.

ASIA ENTERTAINMENT & RESOURCES LTD.

i

ENFORCEABILITY OF CIVIL LIABILITIES

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company whose executive offices are located outside of the United States in Hong Kong. Most of our directors, officers reside outside the United States. In addition, substantially all of our assets and the assets of most of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon Asia Entertainment & Resources Ltd. or any of these persons. Asia Entertainment & Resources Ltd. intends to abide by judgments issued in U.S. courts based upon the civil liability provisions of U.S. federal or state securities laws. Notwithstanding, you may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Asia Entertainment & Resources Ltd. or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China, including Hong Kong, would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “AERL” or “the Company” refer to Asia Entertainment & Resources Ltd., including our direct and indirect subsidiaries and VIP gaming promoters with whom our direct and indirect subsidiaries are affiliated;
•	references to “VIP gaming promoters” refer to companies engaged in the business of promoting VIP gaming rooms in casinos;
•	references to “Promoter Companies” refer to those VIP gaming promoters and predecessors that are affiliated with Asia Gaming & Resort Limited and its subsidiaries and whose operations are included in the financial statements included in this prospectus; and
•	references to “$” refer to the legal currency of the United States.

Overview

Asia Entertainment & Resources Ltd. is a Cayman Islands company that operates, through its subsidiaries and related VIP gaming promoter companies, three VIP gaming rooms in Macau (including the recently acquired King’s Gaming VIP gaming room on the Cotai strip in Macau). VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming has historically been the major component of Macau’s gaming industry. We generate revenue by receiving a percentage of net gaming wins or a fixed percentage of rolling chips turnover.

Macau is a part of the territory of the People’s Republic of China, located on China’s southeast coast to the west of the Pearl River delta. The Macau Special Administrative Region (the “MSAR”) was established on December 20, 1999, after Macau was administered by Portugal for more than 400 years. Macau consists of the Macau peninsula and the islands of Taipa and Coloane. Three bridges link the peninsula to Taipa while the two islands are connected by the land reclamation area known as Cotai.

Macau has been one of the most rapidly growing economies in Asia since the liberalization of the gaming industry in 2002 and it is also the only territory within China where casino operations have been legalized. Macau is one of the most popular destinations for gaming in Asia and has more casinos than any other region in Asia. In 2009, total revenues generated by casinos in Macau were approximately $14.93 billion, more than double the $5.55 billion generated by the Las Vegas Strip during the same period (source: Macau Gaming Inspection and Coordination Bureau (“DICJ”)).

The market price of our ordinary shares may be reduced if and when the ordinary shares registered under this prospectus are resold. In addition, 4,210,000 ordinary shares being registered for resale are issuable to

Spring Fortune Investment Ltd. and its consultants (who acted as advisers to Spring Fortune and AGRL) upon the filing by the registrant of its Annual Report on Form 20-F for 2010, and up to 18,786,000 ordinary shares being registered for resale are issuable to Spring Fortune or its designees upon achievement of incentive targets for years 2010 through 2012. We believe that it is likely that the incentive targets will be met and that the Company continues to maintain profitable operations. The most material risks toward our business are (i) Mainland China’s governmental policies toward Macau, such as its visa policy for Chinese citizens visiting Macau, and (ii) weakness in the global economy or in China’s economy, where a continued weakening of the economy could negatively affect our gaming patrons’ discretionary income, which may in turn reduce the frequency that such patrons visit VIP gaming rooms, or the amount of money that they spend in the VIP gaming rooms. The issuance of such ordinary shares to Spring Fortune and its designees will increase the number of shares available for resale, result in dilution and reduced voting power to the current shareholders of the Company and a decrease in the share of any future dividends, and, as a result, could have an adverse effect upon the market price of the ordinary shares.

The Company

We are a Cayman Islands exempted company incorporated on September 24, 2007 under the name “CS China Acquisition Corp.” We were incorporated for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that had its principal operations located in the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region. On February 2, 2010, we consummated a business combination pursuant to which we acquired all of the outstanding capital stock of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong corporation incorporated on May 2, 2007. AGRL is an investment holding company of subsidiaries that, through profit interest agreements with affiliated companies known as VIP gaming promoters, are entitled to receive all of the profits of the VIP gaming promoters from VIP gaming rooms operated by them in casinos at major hotels in Macau. As a result of such acquisition, AGRL is now our direct wholly owned subsidiary and its subsidiaries are our indirect wholly owned subsidiaries. We have no operations other than those of AGRL and its subsidiaries. Prior to the acquisition of AGRL, we had no operating business. At the time of the acquisition, we changed our name to “Asia Entertainment & Resources Ltd.”

Our principal executive offices are located at Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong and our telephone number is 852-2110-9133. The address of our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider, Maples Corporate Services Limited, is located at the same address.

THE OFFERING

Ordinary shares offered by Selling Securityholders:
36,379,550 ordinary shares(1)(2)
Use of Proceeds:
We will not receive any of the proceeds from the sale of ordinary shares under this prospectus, although we could receive up to $3,168,000 upon the exercise of the unit purchase option issued to the representative of the underwriters of our IPO, and up to $4,800,000 upon the exercise of the warrants issuable upon exercise of such unit purchase option. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.
Ordinary shares outstanding as of February 2, 2011:
22,544,064 (quoted on the Nasdaq Global Market under the symbol AERL)

Risks Factors

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 11.

(1)	Consists of (i) 10,660,500 ordinary shares held by certain of the Selling Securityholders that were issued in connection with our acquisition of Asia Gaming & Resort Limited (“AGRL”), (ii) 1,380,000 ordinary shares held by the persons referred to herein as the Pre-IPO Shareholders and their transferees, (iii) 1,343,050 ordinary shares issued upon the cashless exercise of warrants purchased by the Pre-IPO Shareholders in a private placement concurrently with the IPO, (v) 4,210,000 ordinary shares issuable to certain of the Selling Securityholders upon our filing of our Annual Report on Form 20-F for our 2010 fiscal year and (v) 18,786,000 ordinary shares issuable to certain of the Selling Securityholders upon achievement of incentive targets for the years 2010 through 2012. In addition, this prospectus relates to the issuance of 480,000 ordinary shares and 960,000 warrants issuable upon exercise of a unit purchase option issued to the underwriters in our IPO and 960,000 ordinary shares underlying such warrants, so that such unit purchase option may be exercised by its holder.
(2)	In addition, this prospectus relates to the issuance of 960,000 warrants upon exercise of the unit purchase option issued to our underwriters in our IPO so that such warrants may be exercised by their holders.

SELECTED FINANCIAL DATA

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the acquisition.

The combined balance sheet data of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited (beginning in June 2009) and Doowell Limited and their predecessors (collectively, the “Promoter Companies”) as of December 31, 2009, December 31, 2008 and December 31, 2007 and combined statements of operations data and cash flow data of the Promoter Companies for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 are derived from the audited combined financial statements of the Promoter Companies, which are included elsewhere in this prospectus.

AGRL’s consolidated balance sheet data as of December 31, 2009, December 31, 2008 and December 31, 2007, consolidated statements of operations data and cash flow data for the years ended December 31, 2009 and December 31, 2008 and for the periods from May 7, 2007 (inception) to December 31, 2007 and May 7, 2007 (inception) to December 31, 2009 (cumulative) are derived from AGRL’s audited consolidated financial statements, which are included elsewhere in this prospectus.

Our balance sheet data as of December 31, 2009, July 31, 2009 and July 31, 2008 and statements of operations data and cash flow data for the transition period from August 1, 2009 to December 31, 2009 and for the year ended July 31, 2009 and for the periods from September 24, 2007 (inception) through December 31, 2009 (cumulative) and from September 24, 2007 (inception) to July 31, 2008 are derived from our audited financial statements, which are included elsewhere in this prospectus. The audited balance sheet data as of December 31, 2008 are derived from financial statements that do not appear in this prospectus. Our unaudited balance sheet data as of June 30, 2010, statements of operations data for the six months ended June 30, 2010 and cash flow data for the six months ended June 30, 2010 are derived from our unaudited financial statements, which are included elsewhere in this prospectus.

Our balance sheet data as of September 30, 2010 and our statements of operations for the three months ended September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009 are unaudited and not reviewed.

The information is only a summary and should be read in conjunction with each of our and AGRL’s and the Promoter Companies’ historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of our future performance or that of AGRL or the Promoter Companies.

PROMOTER COMPANIES

SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION

Statement of Operations Data

	For the Year Ended December 31,
	2009	2008	2007
Revenue from VIP gaming operations	$60,479,937	$51,021,223	$36,247,972
Expenses	44,915,969	30,826,123	22,987,857
Net Income	$15,563,968	$20,195,100	$13,260,115
Other Comprehensive (Loss) Income	(4,399)	94,387	5,553
Total Comprehensive Income	$15,559,569	$20,289,487	$13,265,668

Balance Sheet Data

	December 31,
	2009	2008	2007
Current Assets	$4,694,768	$5,927,902	$4,873,140
Total Assets	$4,694,768	$5,927,902	$4,873,140
Current Liabilities	$7,750,365	$8,546,361	$1,858,507
Total Liabilities	$7,750,365	$8,546,361	$1,858,507
Owners’ Equity (Deficit)	$(3,055,597)	$(2,618,459)	$3,014,633

Cash Flow Data

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Net Cash Provided By Operating Activities	$19,426,597	$20,745,444	$12,194,790
Net Cash Used in Investing Activities	$—	$—	$—
Net Cash Used in Financing Activities	$(19,868,463)	$(20,503,155)	$(11,777,725)
Effect of Foreign Currency Translation Adjustment	$(4,399)	$94,387	$5,553
Net (Decrease) Increase in Cash and Cash Equivalents	$(446,265)	$336,676	$422,618

ASIA GAMING & RESORT LIMITED AND SUBSIDIARIES
(A Corporation in the Development Stage)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Statement of Operations Data

	Year Ended December 31, 2009	Year Ended December 31, 2008	For the Period from May 7, 2007 (Inception) to December 31, 2007	For the Period from May 7, 2007 (Inception) to December 31, 2009
Revenue	$—	$—	$—	$—
Expenses	18,505	—	11,541	30,046
Net Loss	$(18,505)	$—	$(11,541)	$(30,046)

Balance Sheet Data

	December 31,
	2009	2008	2007
Current Assets	$7,734	$—	$—
Total Assets	$7,734	$—	$—
Current Liabilities	$24,957	$—	$—
Total Liabilities	$24,957	$—	$—
Total Equity (Deficit)	$(17,223)	$—	$—

Cash Flow Data

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008	For the Period from May 7, 2007 (Inception) to December 31, 2007	For the Period from May 7, 2007 (Inception) to December 31, 2009
Net Cash Used In Operating Activities	$(18,505)	$—	$(11,541)	$(30,046)
Net Cash Used In Investing Activities	$—	$—	$—	$—
Net Cash Provided By Financing Activities	$26,239	$—	$11,541	$37,780
Effect of Foreign Currency Translation Adjustment	$—	$—	$—	$—
Net Increase in Cash and Cash Equivalents	$7,734	$—	$—	$7,734

ASIA ENTERTAINMENT & RESOURCES LIMITED (FORMERLY KNOWN AS
CS CHINA ACQUISITION CORP.)
(A Corporation in the Development Stage)

SELECTED HISTORICAL FINANCIAL INFORMATION

Statement of Operations Data

	Six Months Ended June 30, 2010	For the Transition Period from August 1, 2009 to December 31, 2009	Year Ended July 31, 2009	For the Period from September 24, 2007 (Inception) to July 31, 2008	For the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)
	(Unaudited)	(Audited)	(Audited)	(Audited)	(Audited)
Revenue from VIP gaming operations	$55,407,972	$—	$—	$—	$—
Interest income	—	23,603	355,599	—	379,202
Total expenses	36,248,034	329,071	286,723	26,955	642,749
Income including pre-acquisition profit	19,159,938	—	—	—	—
Prior owners’ interest in pre-acquisition profit	(4,329,385)	—	—	—	—
Income (Loss) before income tax expense	14,830,553	(305,468)	68,876	(26,955)	(263,547)
Income tax expense	—	—	—	—	—
Net income (Loss) for the period	$14,830,553	$(305,468)	$68,876	$(26,955)	$(263,547)
Other Comprehensive (loss) Income	(24,256)	—	—	—	—
Total Comprehensive Income	$14,807,297	$—	$—	$—	$—

Balance Sheet Data

	June 30, 2010	December 31,		July 31,
		2009	2008	2009	2008
	(Unaudited)	(Audited)	(Audited)	(Audited)	(Audited)
Total current assets	$82,755,094	$32,940,986	$33,159,129	$32,994,338	$255,673
Total assets	$82,755,094	$32,940,986	$33,159,129	$32,994,338	$255,673
Total current liabilities	$66,943,976	$1,315,925	$1,164,462	$1,063,809	$257,628
Total liabilities	$66,943,976	$1,315,925	$1,164,462	$1,063,809	$257,628
Ordinary shares subject to possible redemption	$—	$29,891,045	$13,159,674	$13,159,674	$—
Shareholders’ equity (deficit)	$15,811,118	$1,734,016	$18,834,993	$18,770,855	$(1,955)

Cash Flow Data

	Six Months Ended June 30, 2010	For the Transition Period from August 1, 2009 to December 31, 2009	Year Ended July 31, 2009	For the Period from September 24, 2007 (Inception) to July 31, 2008	For the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)
	(Unaudited)	(Audited)	(Audited)	(Audited)	(Audited)
Cash flows (used in) provided by operating activities	$(34,695,795)	$(158,849)	$63,170	$(15,249)	$(110,928)
Cash flows provided by (used in) investing activities	—	12,207	(32,915,167)	—	(32,902,960)
Cash flows provided by financing activities	47,043,383	141,000	32,865,792	16,416	33,023,208
Net increase (decrease) in cash	$12,347,588	$(5,642)	$13,795	$1,167	$9,320

Recent Developments

On October 19, 2010, we issued a press release disclosing financial results for the quarter and nine months ended September 30, 2010. The tables below summarize the consolidated financial data. This summary financial information should be read in conjunction with the financial statements, accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Because we are a foreign private issuer, we are not required to provide quarterly reports under Rule 13a-13 of the Securities Exchange Act of 1934, as amended. The financial results for the three and nine months ended September 30, 2010 and 2009 presented below and elsewhere in this prospectus have not been audited or reviewed in accordance with the standards of the Public Company Accounting Oversight Board (United States) and were not prepared in accordance with Regulation S-X.

ASIA ENTERTAINMENT & RESOURCES LTD

Condensed Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)	(A)
Total Assets, all current	$100,412,944	$6,250,170
Total Liabilities, all current	$74,905,656	7,775,322
Total Shareholders' Equity (Deficit)	25,507,288	(1,525,152)
Total Liabilities And Total Shareholders’ Equity (Deficit)	$100,412,944	$6,250,170

(A)	Represents the combined balance sheets of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

Consolidated and Combined Statements of Operations

	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2009(A)	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009(A)
Revenue from VIP gaming operations	$28,533,177	$13,925,683	$83,941,149	$39,161,015
Expenses
- Commission to agents	18,491,782	11,982,306	49,509,822	25,468,812
- Selling, general and administrative expenses	2,520,821	1,408,413	6,961,674	3,554,954
- Special Rolling Tax	239,418	161,137	673,595	325,858
- NASDAQ listing expenses	—	—	140,000	—
Total Expenses	21,252,021	13,551,856	57,285,091	29,349,624
Net income (including pre-acquisition profit)	7,281,156	373,827	26,656,058	9,811,391
Prior owners' interest in pre-acquisition profit	—	(387,509)	(4,329,385)	(9,825,073)
Net Income (Loss) Attributable To Ordinary Shareholders	$7,281,156	$(13,682)	$22,326,673	$(13,682)
Other Comprehensive Income (Loss)
Foreign Currency
- Translation adjustment	65,775	—	41,519	—
Total Other Comprehensive Income (Loss)	$7,346,931	$(13,682)	$22,368,192	$(13,682)

Net Income Per Share
Basic	$0.57	$	*	$1.80	$	*
Diluted	$0.40	$	*	$1.04	$	*
Weighted average shares outstanding
Basic	12,810,908		10,350,000	12,378,633		10,350,000
Diluted	18,345,903		10,350,000	21,523,430		10,350,000

*	Less than $0.01 per share
(A)	Represents the combined statements of operations of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

On November 15, 2010, we acquired all of the profit interest in King’s Gaming Promotion Limited, as further described in the section titled “Our History and Business—Acquisition of King’s Gaming Promotion Limited.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to Our Business

AGRL’s business, and hence our business, is entirely dependent upon the operations of AGRL’s VIP gaming promoters, which have limited operating histories and are subject to many uncertainties and contingencies.

AGRL’s sole source of revenue is the funds it receives from the profit interest agreements between its subsidiaries and AGRL’s VIP gaming promoters. The VIP gaming promoters receive their revenues from their promotion of VIP gaming rooms in casinos pursuant to gaming promoter agreements with the concessionaires and sub-concessionaires that operate the casinos. The terms of the gaming promoter agreements between AGRL’s VIP gaming promoters and the concessionaires or sub-concessionaires are usually short term and are tied to the term of the licenses of AGRL’s VIP gaming promoters, which are subject to annual renewal. The renewal application consists of a good character certificate certifying as to the absense of criminal activity and a copy of the renewed contract with the concessionaires. Although we believe that renewal is likely, it cannot be assured. If a VIP gaming promoter’s license is not renewed, AGRL will lose the source of a significant part of its revenues.

The operations of AGRL’s VIP gaming promoters are also subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by businesses in competitive environments, many of which are beyond their control. Although AGRL’s VIP gaming promoters commenced operation in May 2006, there are presently only three operating VIP gaming rooms, which have limited operating histories. If AGRL’s VIP gaming promoters are not able to manage these risks successfully, our business will be materially impacted.

AGRL’s VIP gaming promoters are entirely dependent on their relatively limited number of VIP gaming rooms for all of their cash flow, which subjects AGRL’s VIP gaming promoters to greater risks than a gaming promoter with more VIP gaming rooms. Also, their revenues are subject to significant volatility.

Because AGRL’s VIP gaming promoters’ operations are presently conducted only at three VIP gaming rooms in Macau, they are subject to greater risks than a gaming promoter with more VIP gaming rooms at many different geographic locations due to the limited diversification of their business and sources of revenues. Specifically, they are more exposed to local economic and competitive conditions, changes in law, natural disasters, infectious disease outbreaks, and declines in the number of visitors to Macau. Any of these factors could adversely affect AGRL’s VIP gaming promoters’ business, financial condition and results of operations.

High-end gaming at VIP gaming rooms is more volatile than other forms of gaming. Also, large wins by one or more gaming patrons could also materially affect results in a given period. As a consequence, VIP room revenues during any specific period may not be indicative of revenues for a full year.

The profitability of AGRL’s VIP gaming promoters’ VIP gaming room operations depends on a variety of factors, some beyond their control.

The gaming industry is characterized by an element of chance. In addition to the element of chance, theoretical win rates and, thus, the profitability of the VIP gaming promoters, are also affected by other factors, including gaming patrons’ skill and experience, the mix of games played, the financial resources of gaming patrons, the spread of table limits, the volume of bets placed by AGRL’s VIP gaming promoters’ gaming patrons and the amount of time gaming patrons spend on gambling. As a result, VIP gaming rooms’ actual win rates (upon which commissions payable to one of AGRL’s VIP gaming promoters are presently based) and rolling chip turnover (upon which commissions payable to the other of AGRL’s VIP gaming promoters are based) may differ greatly over short time periods, such as from quarter to quarter, and could cause their quarterly results to be volatile. These factors, alone or in combination, have the potential to negatively impact the VIP gaming promoters’ win rates and profitability.

AGRL’s VIP gaming promoters face intense competition in Macau and elsewhere in Asia.

The VIP gaming room business in Macau is highly competitive and AGRL’s VIP gaming promoters expect to encounter increasing competition as casino operators complete and open new projects in the coming years. Currently, AGRL’s VIP gaming promoters’ VIP gaming rooms are located at three of approximately thirty-three casinos of varying sizes in Macau. AGRL’s VIP gaming promoters currently compete with approximately 150 gaming promoters in Macau.

AGRL’s VIP gaming promoters expect competition in Macau to increase in the near future as multiple additional hotel, casino and entertainment complex projects, which are currently under construction or development, open in 2011. In addition, it is expected that Venetian Macau S.A. would resume construction of and complete Phases 5 and 6 of its Cotai development, which is currently suspended. These projects are expected to include internationally recognized hotels and significant additional gaming space. Any opening of additional casinos and hotels is likely to result in a significant increase in the number of VIP gaming rooms, intensifying competition in Macau’s VIP gaming room gaming business and among VIP gaming promoters.

AGRL’s VIP gaming promoters’ VIP gaming rooms also face current or prospective competition from casinos located elsewhere in Asia, such as Genting Highlands, a major gaming and resort destination located outside of Kuala Lampur, Malaysia, and casinos in the Philippines. Certain countries, including the Republic of Korea, Singapore, Malaysia, Vietnam and Cambodia, have already legalized casino gaming while others, such as Japan, Taiwan and Thailand, may legalize gaming in the future, which could further increase regional competition. Two recently-opened large-scale casinos in Singapore will add further competition in the region. Additional competition is provided from other major gaming centers located around the world, including Australia and Las Vegas, as well as from cruise ships in Asia (many based in Hong Kong) that offer gaming.

The profits assigned to the subsidiaries under the profit interest agreements depend on AGRL’s VIP gaming promoters’ gaming volumes and revenues.

The profits to be assigned under the profit interest agreements depend on AGRL’s VIP gaming promoters’ gaming volumes and revenues. If AGRL’s VIP gaming promoters cease to be committed to the gaming promotion business or cease to be appointed as VIP gaming promoters by the concessionaires or sub-concessionaires, their gaming volumes and revenues would be affected. AGRL’s VIP gaming promoters’ business, financial condition and results of operations, and thereby the profit to be assigned to the AGRL subsidiaries, may be materially reduced.

AGRL’s VIP gaming promoters’ business is dependent upon relationships with third parties. It must maintain satisfactory relationships with those parties and the third parties, in turn, must maintain the relationships that are required for their businesses. These third parties include:

Casino Operators.  AGRL’s VIP gaming promoters are dependent upon the casinos where they have operations. The concessionaires and sub-concessionaires that operate casinos are licensed by the government agencies having jurisdiction in the areas where they are located. The failure of a casino in which a VIP gaming promoter has operations, because of the failure of the casino operator to maintain its license or to continue in business due to financial failure or otherwise, would curtail or close the operation of the VIP gaming promoter in that casino, which could have a material adverse effect upon our business.

Junket Agents and Collaborators.  Virtually all of AGRL’s VIP gaming promoters’ revenues are generated by gaming patrons introduced to them by junket agents and collaborators. With the rise in gaming in Macau, the competition for services provided by junket agents and collaborators has increased. AGRL’s VIP gaming promoters anticipate that this competition will further intensify as additional casinos are developed and open in Macau in the near future. While they believe that they currently maintain good relationships with their existing junket agents and collaborators, there can be no assurance that these good relationships will continue in the future. If they are unable to maintain, or develop additional, successful relationships with reputable junket agents and collaborators or lose a significant number of their junket agents and collaborators to competitors, their ability to maintain or grow their revenues will be hampered and they will have to seek alternative ways of developing relationships with VIP gaming patrons.

Junket agents and collaborators often provide credit for gaming patrons and the global financial crisis may have limited their financial resources. Therefore, their ability to offer credit to patrons may be affected, resulting in decreased gaming volume at their VIP gaming rooms. Further, credit already extended by the junket agents and collaborators to their gaming patrons may become increasingly difficult for them to collect. This inability to grant credit and collect amounts due can negatively affect the operations of the junket agents and collaborators at the VIP gaming rooms and, as a result, their operations of the VIP gaming promoters could also be adversely impacted.

Gaming Patrons.  If the junket agents and collaborators with whom AGRL’s VIP gaming promoters have relationships are unable to develop or maintain relationships with a sufficient number of VIP gaming patrons, the ability of the VIP gaming promoters to maintain or increase their revenues will be hampered.

Management and Service Providers.  AGRL’s VIP gaming promoters currently obtain certain services from outsiders, including corporate support services, marketing services and personnel supply services. A termination of these services could cause disruption of their business and could increase future costs for such services. If, in the future, the service providers choose not to provide such services on terms acceptable to the VIP gaming promoters, the VIP gaming promoters will have to seek alternative means of securing comparable services, which may be on terms that are not as favorable as the current terms.

Key Personnel.  AGRL’s VIP gaming promoters’ ability to maintain their competitive position is dependent to a large degree on the efforts, skills and continued service of Mr. Lam Man Pou and other key management and operating personnel such as Mr. Vong Hon Kun. The loss of key management and operating personnel would likely have a material adverse effect on AGRL’s VIP gaming promoters’ business since it is the individuals who market the VIP gaming rooms that they promote to patrons. Therefore, if such persons, who are under no direct contractual obligation to continue performing such services for the VIP gaming promoters, were to no longer perform such services for any reason, the VIP gaming promoters would generate significantly less revenue than they currently generate. AGRL’s success also depends upon its ability to attract, hire and retain qualified operating, marketing, financial and technical personnel in the future. Given the intense competition for qualified management personnel in the industry, there can be no assurance that AGRL’s VIP gaming promoters will be able to continue to hire or retain the required personnel.

If AGRL’s VIP gaming promoters lose the services of Mr. Lam, Mr. Vong or other key personnel, or if such persons do not devote sufficient attention to their operations for any other reason, the business of AGRL’s VIP gaming promoters may be significantly impaired.

Employees.  AGRL’s VIP gaming promoters’ business success depends in large part on their ability, and the ability of their service providers, to attract, train, motivate and retain a sufficient number of qualified and skilled employees to run their operations. Macau has a relatively limited labor pool for existing gaming operations at AGRL’s VIP gaming promoters’ VIP gaming rooms as well as for the operation of future projects and the ability of AGRL’s VIP gaming promoters and their service providers to seek employees from other countries to staff operations is restricted by labor quota restrictions imposed by the Macau government. In addition, many employees at the VIP gaming rooms are required to possess certain gaming-related skills for which substantial training and experience are needed.

Given the limited pool of experienced gaming and other personnel currently available in Macau as well as the large number of new casino resort developments and non-casino businesses currently underway in Macau, AGRL’s VIP gaming promoters and their service providers will face significant competition in the recruitment of the best qualified employees and cannot assure you that they will be able to successfully compete for the limited supply of qualified gaming and other personnel and to recruit and retain a sufficient number of qualified employees for their Macau operations.

Increasing competition for a limited number of qualified employees could require AGRL and its service providers to raise the salaries of current employees or to pay higher wages to attract new employees, which could cause labor costs to increase. If the VIP gaming promoters and their service providers are unable to attract and retain a sufficient number of qualified employees, or if they encounter a significant increase in labor costs due to salary increases, the ability of AGRL’s VIP gaming promoters to compete effectively with the other gaming promoters, concessionaires or sub-concessionaires would be hampered.

If AGRL’s VIP gaming promoters fail to maintain effective policies and systems of internal controls, they may be unable to accurately report their financial results or detect and prevent fraud and criminality.

AGRL’s VIP gaming promoters expect that they will have to dedicate a significant amount of management, operational and financial resources to enhance and maintain their internal controls in the future. This will increase their administrative and other operating expenses. Although they review their internal control policies and procedures on an ongoing basis, we cannot assure you that they will be able to successfully enhance and maintain their internal controls. Any deficiency in internal controls, if material or significant, could adversely affect management’s ability to monitor, evaluate and manage their business and operations, or lead to substantial business or operational risk or inaccurate financial reporting.

Money Laundering and Corruption.  AGRL’s VIP gaming promoters and their casino operators have implemented anti-money laundering policies in compliance with all applicable laws and regulations in Macau. However, we cannot assure you that such policies will be effective to prevent their VIP gaming room operations from being exploited for money laundering purposes. Any incidents of money laundering, accusations of money laundering or regulatory investigations into possible money laundering activities involving them, the casino operators, the casino operators’ employees, AGRL’s VIP gaming promoters’ employees, their services providers, their junket agents and collaborators or their gaming patrons could harm their reputation, relationship with their casino operators and the gaming regulators, business, cash flows, financial condition, prospects and results of operations. Any serious incident of money laundering or regulatory investigation into money laundering activities could also cause a revocation or suspension of AGRL’s VIP gaming promoters’ licenses and termination of agreements with their casino operators. We are not aware of any cases of corruption occurring in Macau gaming rooms in recent years.

Counterfeiting and Cheating.  All gaming activities at the VIP gaming room table games are conducted exclusively with gaming chips which, like real currency, are subject to the risk of alteration and counterfeiting. Although the casino operators incorporate a variety of security and anti-counterfeit features to detect altered or counterfeit gaming chips, unauthorized parties may try to copy the gaming chips and introduce, use and cash in altered or counterfeit gaming chips in the gaming areas. Any negative publicity arising from such incidents could also tarnish AGRL’s VIP gaming promoters’ reputation and may result in a decline in their business, financial condition and results of operation. Thus far, no counterfeit or altered chips have been detected in AGRL’s VIP gaming promoters’ VIP gaming rooms and we are not aware of counterfeiting occurring in any Macau VIP gaming room.

Although the casino operators have in place surveillance and security systems designed to detect cheating at the casinos, those systems may not be able to detect all such cheating in time or at all. There is also a possibility that gaming patrons may seek to cheat at their VIP gaming room casino games, particularly if gaming patrons collude with the casino operators’ employees. In addition, their junket agents or other persons could, without their knowledge, enter into betting arrangements with their gaming patrons on the outcomes of their VIP gaming room games of chance, thus depriving them of revenues. Failure to discover such schemes in a timely manner could result in losses in VIP room gaming operations where the VIP gaming promoter shares in losses with the concessionaire or sub-concessionaire. In addition, negative publicity related to such schemes could harm AGRL’s VIP gaming promoters’ reputation, thereby adversely affecting their business, cash flow, financial condition, results of operations and prospects.

Integrity.  The reputation and integrity of the parties with whom AGRL’s VIP gaming promoters engage in business activities, in particular the junket agents and collaborators with whom they deal, are important to AGRL’s VIP gaming promoters’ own reputation and ability to continue to operate in compliance with their licenses, Macau gaming laws and the Republic of Korea laws. While they endeavor, through contractual protections and otherwise, to ensure that their junket agents and collaborators comply with the high standards of probity and integrity required by Macau gaming laws and the Republic of Korea laws, AGRL’s VIP gaming promoters cannot assure you that the junket agents and collaborators will always maintain these high standards. In addition, if AGRL’s VIP gaming promoters enter into a business relationship with a junket agent or collaborator whose probity was in doubt, this may be considered by regulators or investors to reflect negatively on AGRL’s VIP gaming promoters’ own probity. If any of their junket agents or collaborators violates the Macau gaming laws or the Republic of Korea laws, the Macau government or the Republic of Korea government may, in its discretion, take enforcement action against AGRL’s VIP gaming promoter, the junket agent, the collaborator or each concurrently and they may be sanctioned and their reputation harmed. We are not aware of the government taking action against VIP gaming room promoters relating to the activities of agents or collaborators in recent years.

AGRL’s VIP gaming promoters may require new or additional debt or equity financing to expand their business and fund future projects but may not be able to obtain such financing on satisfactory terms or at all.

Apart from equity financing, AGRL’s VIP gaming promoters have financed their operations primarily through borrowings from their shareholders as well as cash generated from their operations. They may require new or additional debt or equity financing in the future to expand their business and fund future projects. Their ability to obtain new or additional financing will depend on a variety of factors, many of which are beyond their control, including their financial performance, conditions of the U.S., Hong Kong, Macau and other capital markets in which they may seek to raise funds, credit availability, interest rates, the conditions of the economy in general, other gaming companies that may also seek funding, and investors’ and lenders’ perceptions of, and demand for, debt and equity securities of gaming companies. As a result, AGRL’s VIP gaming promoters cannot assure you that they will be able to access capital from external sources on satisfactory terms and conditions, or at all. If they are unable to obtain new or additional financing, they may not be able to expand their business as anticipated or to fund future projects, and their business, financial condition and results of operations could be materially and adversely affected.

Compliance with the Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States public companies from engaging in bribery of or other prohibited payments to foreign officials to obtain or retain business. We have adopted a Code of Ethics which applies to our directors, officers and employees. While we take precautions to educate our directors, officers and employees about the Foreign Corrupt Practices Act, our directors, officers and employees may engage in such conduct without our knowledge, for which we might be held responsible. If that were to occur, we could suffer penalties that may have a material adverse effect on our business, financial condition and results of operations.

AGRL is subject to junket agent and collaborator credit risk.

Prior to the acquisition of AGRL by AERL, AGRL’s VIP gaming promoters did not extend credit to junket agents and collaborators although such credit was extended personally by certain present members of our management team. However, in order to attract the most desirable gaming patrons and retain the services of key junket agents and collaborators, the VIP gaming promoters are currently extending credit to junket agents and collaborators, potentially exposing themselves and, hence, AGRL to substantial collaborator and junket agent credit risk. The average loan amount is $300,000, with a typical duration of 15 – 30 days. Historically, there have been no defaults. Credit extended through junket agents and collaborators in Macau is typically unsecured and the collectibility of receivables from junket agents and collaborators could be negatively affected by economic trends or conditions in the countries where they reside. Although certain members of our management team guarantee these extensions of credit, it is also possible that such persons would be unable to honor their guarantees in a timely fashion or at all. The members of our management team do not currently make personal loans to or through junket agents and collaborators. In addition, while regulated gaming debts are generally enforceable in Macau, other jurisdictions may determine that direct or indirect enforcement of gaming debts is against public policy.

Extensions of credit to junket agents and collaborators may be made with limited information or credit analysis and are often based primarily on historical gaming chip purchases. The VIP gaming promoters’ limited operating history may put them at a disadvantage compared to its competitors when evaluating credit risk. Any inability to collect receivables from junket agents and collaborators could have a material adverse impact on AGRL’s business, cash flows, financial condition, results of operations and prospects.

Local taxation may increase and current tax exemptions may not be extended.

AGRL benefits from the following:

•	AGRL is not subject to Hong Kong profits tax because all operations are performed outside Hong Kong and it is an investment holding company. All subsidiaries of AGRL are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and exempted from payment of BVI taxes.
•	AGRL’s VIP gaming promoters in Macau are not subject to Macau Complimentary Tax, because pursuant to the VIP room gaming promoter agreements with the casino operators, the gaming revenue is received net of taxes collected by the Macau government paid directly by the casino operator on a monthly basis. No provision for Macau Complimentary Tax has been made. As a VIP room gaming promoter, AGRL’s VIP gaming promoters are subject to a tax on the amount of non-negotiable chips played by their gaming patrons in the VIP gaming rooms (“rolling chip turnover”), which is referred to as a “rolling tax”. The rolling tax is deducted and paid by the casino operator on a monthly basis. The rate of rolling tax is 0.01% on the rolling chip turnover of the VIP gaming room and the rolling tax is deducted as a cost of revenues.
•	AGRL’s VIP gaming promoters in Jeju are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and exempted from payment of BVI taxes. They are not subject to the Republic of Korea income tax because all promotion services are performed outside the Republic of Korea. The Republic of Korea Government levies a tax for contributions to the government’s “Tourism Promotion and Development Fund”/betting duty and/or tax on the gross win of the VIP gaming room (“Gaming Tax”), and the casino operator represents that the Gaming Tax rate currently does not exceed 10% per annum. Pursuant to the gaming promoter agreement with the casino operator, the gaming revenue is received net of taxes collected by the Republic of Korea government paid directly by the casino operator on a monthly basis.

A loss of any of these exemptions or increases in tax rates or imposition of additional taxes will likely have a material adverse effect on AGRL’s earnings.

Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and could be held responsible if such persons violated the law.

Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and for their compliance with applicable laws and regulations. Failure by the gaming promoters to fulfill their major obligations under the Gaming Promoters Regulation may result in the following consequences:

•	the issue of a non-suitability report;
•	refusal to grant a new gaming promotion license or to renew an existing license;
•	upon notice by the concessionaire or sub-concessionaire to the DICJ, suspension of the gaming promotion activities of gaming promoters; and
•	administrative liability arising out of violation of the Gaming Promoters Regulation without prejudice of contractual liability of the gaming promoter towards the concessionaire.

Probable weakening in economic and credit market conditions may adversely affect tourism and the profitability of AGRL’s VIP gaming promoters’ business.

There can be no assurance that the recent difficult financial conditions will improve or that government responses to these conditions will successfully address fundamental weakness in the markets, restore consumer confidence or increase market liquidity. Weakness in the global economy or in the economy of China, where a significant number of the gaming patrons reside and/or generate their income, may result in a reduction of the number of gaming patrons, including VIP gaming patrons, visiting the VIP gaming rooms or a reduction in the frequency of visits by these gaming patrons. In particular, the economies in China’s Guangdong province, where most visitors to Macau come from, are either export-driven or remain weak. Any reduction in demand for the gaming activities that AGRL’s VIP gaming promoters promote would reduce gaming revenues.

The level of visitor arrivals to Macau from China and elsewhere may decline or travel to Macau may be disrupted by natural disasters, outbreaks of disease, terrorist attacks, security alerts, military conflicts or other factors.

Macau’s subtropical climate and location on the South China Sea subject it to extreme weather conditions, including typhoons and heavy rainstorms. In 2009, there were eight typhoons. Unfavorable weather conditions or other natural disasters such as earthquakes, tsunamis or major typhoons could severely disrupt transportation to Macau and prevent gaming patrons from traveling to Macau. Similarly, outbreaks of infectious diseases, such as the H1N1, terrorist attacks, security alerts or military conflicts could have a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Any of these, or other factors such as riots or demonstrations, could have a negative impact on visitor arrivals to Macau from China and elsewhere.

Consolidation of junket agents in recent years has led to increased bargaining power of junket agents, which could reduce profits for VIP gaming promoters.

Over the past several years Macau has experienced a consolidation of junket agents. As a consequence, certain junket agents are recognizing enhanced leverage and bargaining power when negotiating terms with gaming promoters. Although there is some uncertainty as to whether such consolidation will become a trend in Macau, any consolidation in the market may provide junket agents with significant negotiating leverage, which could result in negative changes in their terms with the junket agents, including higher commissions, the loss of business to a competitor or the loss of AGRL’s VIP gaming promoters’ exclusive relationships with their junket agents. While AGRL’s VIP gaming promoters have not had to adjust their compensation arrangements with junket agents thus far, AGRL’s VIP gaming promoters understand that there have been recent instances of increased commission rates paid by other gaming promoters to junket agents in the Macau market. If AGRL’s VIP gaming promoters need to increase junket agent commission rates, their profits would be reduced.

Risks Relating to the Gaming Industry in Macau

Gaming is a highly regulated industry in Macau and the gaming and licensing authorities may exercise significant control over AGRL’s VIP gaming promoters’ operations.

Gaming is a highly regulated industry in Macau. AGRL’s VIP gaming promoters’ operations are contingent upon their maintaining all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations pursuant to Macau law.

In addition, the casinos’ activities in Macau are subject to administrative review and approval by various agencies of the Macau government, including the Gaming Inspection and Coordination Bureau (“DICJ”), Health Department, Labor Bureau, Public Works Bureau, Fire Department, Financial Services Bureau (including the Tax Department), Macau Monetary Authority, Financial Intelligence Bureau and Macau Government Tourism Office. AGRL’s VIP gaming promoters cannot assure you that the casino operators and they will be able to obtain all necessary approvals and licenses, and the their failure to do so may materially affect their business and operations. Macau law permits redress to the courts with respect to administrative actions; such redress is, however, largely untested in relation to gaming regulatory issues.

Current laws, such as licensing requirements, tax rates and other regulatory obligations, could change or become more stringent, resulting in additional regulations being imposed upon the gaming operations or an increase in competition in the gaming industry. For example, in September 2009, the Macau government set a cap on commission payments to gaming promoters of 1.25% of net rolling chips. This policy, which is being enforced as of December 2009, may limit our ability to develop successful relationships with gaming agents and collaborators and attract rolling chip patrons. Any failure to comply with these regulations may result in the imposition of liabilities, fines and other penalties and may materially and adversely affect our gaming promotion license.

The Macau government recently announced its intention to raise the minimum age required for the entrance in casinos in Macau from 18 to 21. It was further announced that this measure, when adopted, would allow casino employees to maintain their positions while in the process of reaching the minimum required age. Nevertheless, if implemented, this could adversely affect our ability and the ability of our consultants to engage sufficient staff for the operation of our projects. The Macau government also announced that the number of gaming tables operating in Macau should not exceed 5,500 by the end of 2012, which may adversely affect the future expansion of our business.

There is limited precedent interpreting and applying the laws of Macau and regulations concerning gaming. These laws and regulations are complex and a court or administrative or regulatory body may in the future render an interpretation of these laws and regulations or issue new or modified regulations that differ from AGRL’s VIP gaming promoters’ interpretation, which could have a material adverse effect on their business, financial condition and results of operations.

Conducting business in Macau involves certain economic and political risks.

Conducting business in Macau involves certain risks such as risks relating to changes in Macau’s and China’s political, economic and social conditions, changes in Macau governmental policies, changes in Macau laws or regulations or their interpretation, changes in exchange control regulations, potential restrictions on foreign investment and repatriation of capital, measures that may be introduced to control inflation, such as interest rate increases, and changes in the rates or method of taxation. In addition, AGRL’s VIP gaming promoters’ operations in Macau are exposed to the risk of changes in laws and policies that govern operations of Macau-based companies.

Agreements for concessions and sub-concessions to operate casinos in Macau are for specific periods of time and might not be renewed upon their expiration. Also, the Macau government has the right to unilaterally terminate the concession or sub-concessions in certain circumstances. Because the VIP gaming promoters derive their rights from agreements with the concessionaires and sub-concessionaires, a termination of a license of a concessionaire or sub-concessionaire to operate a casino will cause a termination of the VIP gaming promoter’s business at that casino.

The concession of Galaxy Casino, S.A. and sub-concession of Venetian Macau, S.A. expire on June 26, 2022 and the sub-concession of MGM Grand Paradise Limited expires on March 31, 2020, unless extended pursuant to certain provisions of Macau law. Upon expiration of these agreements, all casinos, gaming assets and equipment and ownership rights to the casino properties in Macau will revert to the Macau government without compensation to the casinos. Moreover, beginning on December 26, 2017, the fifteenth year of the concession of Galaxy Casino, S.A. and sub-concession of Venetian Macau, S.A., the Macau government may exercise its right to redeem the concession or sub-concession agreements by providing the concessionaires or sub-concessionaires with at least one-year prior written notice. Similarly, beginning in April 2009, the Macau government may exercise its right to redeem the sub-concession of MGM Grand Paradise Limited with at least one year prior written notice. AGRL’s VIP gaming promoters cannot assure you that the concessionaires or sub-concessionaires will be able to renew or extend their concession or sub-concession agreements on terms favorable to them or at all. If the concession or sub-concession agreements are not renewed or extended upon their stated expiration date, or if the Macau government exercises its early redemption right, AGRL’s VIP gaming promoters in Macau will cease to generate any revenue.

The Macau government has the right to unilaterally terminate the concession or sub-concession agreements upon the occurrence of certain events of default. The concession and sub-concession agreements contain various general covenants and other provisions with which the concessionaires or sub-concessionaires are required to comply. These include the obligations to submit periodic information to the Macau government, operate casinos in a fair and honest manner and maintain certain levels of insurance. Failure to comply with the terms and conditions of the concession or sub-concession agreements in a manner satisfactory to the Macau government could ultimately result in the termination of the concession or sub-concession agreements. The occurrence of any event of default may, and any termination of the concession or sub-concession agreements will, cause all of the casinos, gaming assets and equipment and ownership rights to the casino properties in Macau to be automatically transferred to the Macau government. If this occurs, AGRL’s VIP gaming promoters will cease to generate any revenue from their operations.

Since May 2008, China has imposed government restrictions on Chinese citizens traveling from mainland China to Macau. If China or other countries impose additional government restrictions on travel, the number of visitors to Macau could decline.

AGRL’s VIP gaming promoters have increased the number of tables and intend to take part in the promotion of additional VIP gaming rooms, based, in part, on their expectation of future visitor arrivals in Macau, particularly from China. In 2006, 2007, 2008 and 2009, tourists from mainland China accounted for approximately 54.5%, 55.0%, 50.6% and 50.5%, respectively, of all visitors to Macau. If visitors from China and elsewhere fail to increase as anticipated or decrease further, AGRL’s VIP gaming promoters would not be as profitable as they currently are.

Since May 2008, the Chinese government has imposed restrictions on travel to Macau and may impose further restrictions in the future. In May and July 2008, the Chinese government readjusted its visa policy toward Macau and limited the number of visits that some mainland Chinese citizens may make to Macau in a given time period. In September 2008, it was publicly announced that mainland Chinese citizens with only a Hong Kong visa and not a Macau visa could no longer enter Macau from Hong Kong. In addition, in May 2009, China also began to restrict the operation of “below-cost” tour groups involving low up-front payments and compulsory shopping. Due to the popularity of these tours with mainland Chinese citizens, the number of visitors to Macau declined. Further restrictions on travel from China or other countries to Macau or any increase in prices of tours to Macau as a result of new regulations on travel agencies or otherwise may reduce the number of visitors to Macau.

Macau’s infrastructure may limit the development of its gaming industry.

Macau is the fastest growing gaming market in the world, with equally increasing demands on the capacity of its transportation infrastructure. To improve Macau’s existing transportation infrastructure, the Macau government has announced a number of infrastructure projects to facilitate travel to and within Macau. These projects, which are in various stages of planning or development, include a further expansion of the Macau International Airport, construction of a light rail transit system, construction of two new tunnels linking the Macau peninsula and Taipa, construction of the Hong Kong-Zhuhai-Macau bridge and improved pedestrian walkways and border crossings. However, these projects may not be approved or completed in a timely fashion or at all and, if completed, may not be able to alleviate the growing transportation demand associated with the rapid expansion of Macau’s gaming industry and the related recent increase in visitor levels to Macau. If Macau fails to adequately address the growing transportation demand, transportation infrastructure problems could limit the number of visitors arriving in Macau, which, in turn, could have a material and adverse effect on AGRL’s VIP gaming promoters’ business, financial condition and results of operations.

Unfavorable changes in currency exchange rates may cause fluctuations in the value of AGRL’s VIP gaming promoters’ investment in Macau.

The vast majority of AGRL’s VIP gaming promoters’ revenues are expressed in Hong Kong dollars, and a portion of their revenues are denominated in Patacas, the Macau currency. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Pataca, which is not a freely convertible currency, is linked to the Hong Kong dollar, and in many cases the two are used interchangeably in Macau. The exchange linkages of the Hong Kong dollar and Pataca, and the Hong Kong dollar and the U.S. dollar, are subject to potential changes due to, among other things, Chinese, Hong Kong and Macau governmental policies and international economic and political developments.

In the event of unfavorable Hong Kong dollar or Pataca exchange rate changes as against the U.S. dollar, AGRL’s or AGRL’s VIP gaming promoters’ obligations that are denominated in U.S. dollars would increase in Hong Kong dollar and/or Pataca terms. Also, depreciation of the Hong Kong dollar or Pataca in relation to the U.S. dollar could adversely affect AGRL’s VIP gaming promoters’ ability to service debt.

Risks Related to Our Business Structure and Securities

As a result of our status as a foreign private issuer, the publicly disseminated information about us may be limited.

In accordance with the rules applicable to foreign private issuers, we are exempt from certain requirements under the Securities and Exchange Act of 1934 (“Exchange Act”) relating to the furnishing and content of proxy statements and certain periodic reports. As a result, the publicly disseminated information available to our shareholders and others may not be as extensive as would be required if we did not have such status.

AGRL is a holding company and its ability to pay dividends is dependent upon the earnings of AGRL’s VIP gaming promoters and distributions by its subsidiaries.

AGRL is a holding company incorporated under the laws of the Hong Kong Special Administrative Region. All of AGRL’s business operations are conducted through AGRL’s subsidiaries and its VIP gaming promoters. They are currently engaged in the promotion of three major VIP gaming rooms and are entirely dependent upon their VIP gaming rooms for all of their cash flow. AGRL’s ability to pay dividends is dependent upon the earnings of AGRL’s VIP gaming promoters and the distributions of funds to AGRL by its subsidiaries, primarily in the form of dividends. The ability of AGRL’s subsidiaries to make distributions to AGRL depends upon, among other things, the profits interest assigned to them. AGRL’s Hong Kong and BVI legal advisors have confirmed that, there are currently no withholding tax for dividends in Hong Kong or the BVI. Other factors such as cash flow conditions, restrictions on distributions contained in their subsidiaries’ articles of association, withholding tax and other arrangements will also affect AGRL’s subsidiaries’ ability to make distributions to it. These restrictions could reduce the amount of distributions that AGRL will receive from its subsidiaries, which in turn would restrict AGRL’s ability to fund operations and pay dividends on the shares to us, as its parent company.

Because we have no present plans to pay dividends on our ordinary shares, shareholders will benefit from an investment in our ordinary shares only if the shares appreciate in value.

We have never declared or paid any cash dividends on our ordinary shares. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. Accordingly, until such time as our board of directors may declare dividends, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our ordinary shares. There is no guarantee our ordinary shares will appreciate in value.

As our subsidiaries are located outside of the United States, we will be subject to a variety of additional risks that may negatively impact our operations. In addition, the laws applicable to AGRL will likely govern all of our material agreements and we may not be able to enforce our legal rights.

Because AGRL is a Hong Kong company that operates through subsidiaries and VIP gaming promotions in Macau and the Republic of Korea, we are subject to special considerations or risks associated with companies operating outside of the United States, including some or all of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

If we are unable to adequately address these additional risks, our operations might suffer.

In addition, the laws of Hong Kong, Macau or the Republic of Korea will likely govern almost all of the material agreements relating to our operations. We cannot assure you that AGRL will be able to enforce any of its material agreements or that remedies will be available in such jurisdictions. The systems of laws and the enforcement of existing laws in such jurisdictions may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Also, substantially all of our assets will be located outside of the United States and most of our officers and directors reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Prior to the acquisition, we had no business operations and AGRL had not operated as a public company. Fulfilling our obligations incident to continuing to be a public company will be expensive and time consuming.

Prior to the acquisition, each of AGRL, as a private company, and ourselves, as a company without business operations, had maintained relatively small finance and accounting staffs. Neither we nor AGRL currently have an internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the U.S. federal securities laws with respect to our very limited activities, we have not been required to maintain and establish these disclosure controls and procedures and internal control as are now required with respect to businesses such as AGRL with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, we are required to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

If our outstanding unit purchase option (and the warrants included in the unit purchase option) are exercised, the underlying ordinary shares will be eligible for future resale in the public market. “Market overhang” from the warrants results in dilution and could reduce the market price of the ordinary shares. Similarly, the registration of the Founder’s Shares and the shares issued in connection with the acquisition of AGRL will increase the number of shares that will be available for resale in the public market.

Up to 1,440,000 ordinary shares are issuable upon exercise of the unit purchase option granted to the representative of the underwriters of our IPO and the ordinary shares issuable upon exercise of the warrants included in such option. If such warrants and unit purchase option are exercised, a substantial number of additional shares of our ordinary shares will be eligible for resale in the public market, which may reduce the market price. Further, the registration of the Founder’ Shares and the 10,350,000 ordinary shares issued in connection with our acquisition of AGRL, the 4,210,000 ordinary shares that will be issued to Spring Fortune and its designees in the future and, to the extent issued, the 18,786,000 shares that may be issued to Spring Fortune and its designees upon achievement by AGRL of the incentive targets, will increase the number of shares available for resale and could have an adverse effect upon the market price of the ordinary shares.

Affiliates of Spring Fortune currently own approximately 43.2% of the issued and outstanding ordinary shares of the Company the interests of Spring Fortune and its affiliates could increase as a result of the issuance of additional shares to Spring Fortune giving the affiliates of Spring Fortune the ability to substantially control our operations.

In connection with the Company’s acquisition of AGRL, on Febuary 2, 2010, 9,729,000 shares were issued to Spring Fortune and an aggregate of 621,000 ordinary shares were issued to consultants of Spring Fortune who are not affiliates of Spring Fortune. On May 13, 2010, Spring Fortune distributed all of the 9,729,000 ordinary shares to its shareholder and its shareholder’s designees, all of which are affiliates of Spring Fortune. Therefore, affiliates of Spring Fortune are currently the holders of 9,729,000 ordinary shares of the Company, or approximately 43.2% of the outstanding ordinary shares of the Company, giving the affiliates of Spring Fortune the ability to substantially control our operations.

For example, such a block of securities effectively insures that the affiliates of Spring Fortune have the ability to elect our directors. Of the additional 4,210,000 shares issuable upon the filing by the Company of its Annual Report on Form 20-F for 2010, it is currently anticipated that Spring Fortune will be issued 3,957,400 of such ordinary shares, which it will distribute to its shareholder and its shareholder’s designees, and non-affiliate consultants of Spring Fortune will be issued an aggregate of 252,600 of such ordinary shares. After this issuance, affiliates of Spring Fortune would be the holders of approximately 51.6% of the outstanding ordinary shares of the Company. If all of the 18,786,000 additional incentive shares are issued, Spring Fortune and its affiliates will be the holders of approximately 71.7% of the outstanding ordinary shares of the Company (assuming no other ordinary shares are issued).

The financial information of AGRL and AGRL’s VIP gaming promoters included in this registration statement is not necessarily indicative of our future performance.

The financial information of AGRL and AGRL’s VIP gaming promoters included in this registration statement is not indicative of future financial results. The results of future periods are likely to be materially different as a result of:

•	the additional costs associated with being a public company; and
•	the pace of growth of AGRL’s and AGRL’s VIP gaming promoters’ business in the future, which is likely to differ from the historical growth reflected in their financial information.

We may be classified as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries and our current plans of operation, we do not expect to be treated as a PFIC for our current taxable year or in the near future. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance in respect to our status as a PFIC for our current taxable year or any future taxable year. U.S. Holders of our ordinary shares are urged to consult their own tax advisors regarding the possible application of the PFIC rules. See the discussion in the section entitled “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

THE OFFERING

This prospectus relates to 38,644,500 of our ordinary shares and 3,608,000 of our warrants that may be sold from time to time by the Selling Securityholders set forth in this prospectus in the section entitled “Selling Securityholders” beginning on page 89. This includes (i) 10,660,500 ordinary shares held by certain of the Selling Securityholders that were issued in connection with our acquisition of AGRL, (ii) the 1,380,000 Founders’ Shares, (iii) the 3,608,000 Founders’ Warrants and 3,608,000 ordinary shares underlying the Founders’ Warrants, (iv) 4,210,000 ordinary shares issuable to certain of the Selling Securityholders upon our filing of our Annual Report on Form 20-F for our 2010 fiscal year and (v) 18,786,000 ordinary shares issuable to certain of the Selling Securityholders upon achievement of incentive targets for the years 2010 through 2012.

This prospectus also relates to (i) 11,040,000 ordinary shares that are issuable upon the exercise of outstanding warrants issued in our IPO pursuant to a prospectus dated August 11, 2008, (ii) 480,000 ordinary shares and 960,000 warrants issuable upon exercise of the unit purchase option issued to the underwriters in our IPO and 960,000 ordinary shares underlying such warrants, and (iii) 3,608,000 ordinary shares upon exercise of the Founders’ Warrants to the extent the Founders’ Warrants are transferred prior to exercise, so that such warrants and unit purchase option may be exercised by their holders.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $3,168,000 upon the exercise of the unit purchase option issued to the representative of the underwriters of our IPO and up to $4,800,000 upon the exercise of the warrants issuable upon exercise of such unit purchase option. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

The securities are being registered to permit the Selling Securityholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. Information regarding the Selling Securityholders, the amounts of ordinary shares and warrants that may be sold by them and the times and manner in which they may offer and sell the ordinary shares and warrants under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution” in this prospectus. We do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

Ordinary Shares

We are authorized to issue 200,000,000 ordinary shares, par value $.0001. As of February 2, 2011, 22,544,064 ordinary shares are outstanding. The holders of the ordinary shares have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Unit Purchase Option

We issued a unit purchase option, for $100, to the representative of the underwriters of our initial public officering, EarlyBirdCapital, Inc., to purchase 480,000 units at an exercise price of $6.60 per unit. Each unit consists of one ordinary share and two warrants. The units issuable upon exercise of the unit purchase option are identical to those sold in the IPO.

The unit purchase option may be exercised for cash or on a “cashless'' basis, at the holder’s option, such that the holder may use the appreciated value of the unitpurchase option (the difference between the exercise prices of the unit purchase option and the underlying warrants and the market price of the units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. We have no obligation to net cash settle the exercise of the unit purchase option or the warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying warrants, the unit purchase option or warrants, as applicable, will expire worthless.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our ordinary shares have traded on the Nasdaq Global Market under the symbol AERL since July 3, 2010. Our warrants traded on the NASDAQ Market under the symbol AERLW from July 3, 2010 until October 28, 2010, when they ceased trading. From February 22, 2010 until July 2, 2010, the ordinary shares and warrants traded on the OTC Bulletin Board under the symbols AERCF and AERLF, respectively. Prior to February 22, 2010, the ordinary shares and the warrants traded under the symbols CSAQF and CSAXF, respectively. The warrants ceased trading on October 29, 2010.

The following table sets forth the range of high and low closing bid prices for the ordinary shares and warrants for the periods indicated since the ordinary shares and warrants commenced separate public trading on September 5, 2008. It also sets forth the range of high and low closing bid prices for our units (each consisting of one ordinary share and two warrants; symbol: CSACF) for such periods until the units were separated into their component shares and warrants and ceased trading separately on February 19, 2010. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Ordinary Shares		Warrants		Units
	High	Low	High	Low	High	Low
Annual Highs and Lows
2011*	12.41	9.42	—	—	—	—
2010	11.55	4.96	1.90	0.25	10.01	6.50
2009	6.00	4.70	0.63	0.03	6.70	4.85
2008	5.275	4.25	0.45	0.04	6.14	4.55
Quarterly Highs and Lows
2011
First Quarter*	12.18	9.42	—	—	—	—
2010
Fourth Quarter	11.55	5.00	0.58	0.29	—	—
Third Quarter	6.70	4.96	0.84	0.25	—	—
Second Quarter	9.75	5.50	1.65	0.40	—	—
First Quarter	10.10	5.65	1.75	0.38	10.01	6.50
2009
Fourth Quarter	5.80	5.51	0.63	0.23	6.70	5.70
Third Quarter	5.60	5.43	0.35	0.101	6.15	5.50
Second Quarter	6.00	5.08	0.51	0.05	6.25	5.00
First Quarter	5.25	4.70	0.05	0.03	5.35	4.85
2008
Fourth Quarter	5.275	4.25	0.45	0.04	6.14	4.55
Monthly Highs and Lows
January 2011	12.41	9.42	—	—	—	—
December 2010	10.52	9.00	—	—	—	—
November 2010	11.55	5.33	—	—	—	—
October 2010	5.59	5.00	0.58	0.25	—	—
September 2010	5.71	5.20	0.66	0.43	—	—
August 2010	5.69	5.00	0.55	0.25	—	—
July 2010	6.70	4.96	0.84	0.25	—	—

*	Through January 31, 2011

The closing bid prices for our ordinary shares on February 3, 2011 was 11.22.

Holders of ordinary shares and warrants should obtain current market quotations for their securities. The market price of the ordinary shares and warrants could vary at any time.

Holders

As of February 2, 2011, there were 231 holders of record of ordinary shares. We believe that the aggregate number of beneficial holders of our ordinary shares is in excess of 400 persons. To our knowledge, 9 holders of record of approximately 49.51% of the outstanding ordinary shares reside in the United States.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends in the foreseeable future. The payment of any cash dividends will be within the discretion of our board of directors, subject to the relevant provision of Cayman Islands law. The payment of dividends will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition, as well as contractual restrictions and other considerations deemed relevant by our board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate their expectations to their respective securityholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the potential liquidity and trading of our public securities;
•	general economic, market and business conditions of China and the Republic of Korea (and to a certain extent, of the world);
•	the commercial performance of our gaming operations;
•	changes or volatility in foreign exchange rates, equity prices or other rates or prices;
•	the effects of competition in the gaming industry on the demand for and net-win of our table games;
•	various business opportunities that the management may pursue;
•	changes in the regulatory policies in relation to the gaming industry in Macau;
•	certain statements in the financial statements and other financial information included in this prospectus are forward-looking statements;
•	our projected operating results;
•	our understanding of our competition; and
•	market trends in our industry or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Before investing in any of our securities, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The securities being offered by means of this prospectus are being offered and sold for the respective accounts of the Selling Securityholders. We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $3,168,000 upon the exercise of the unit purchase option issued to the representative of the underwriters in our IPO and up to $4,800,000 upon the exercise of the warrants issuable upon exercise of such unit purchase option. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the estimated total expenses that we expect to incur in connection with this offering.

SEC registration fee	$25,808
Legal fees and expenses	$150,000
Accounting fees and expenses	$67,500
Printing	$35,000
Miscellaneous	$15,000
Total	$293,308

CAPITALIZATION

The following table sets forth our pro forma capitalization at December 31, 2009 assuming the effects of the acquisition of AGRL by AERL and is derived from the “Unaudited Consolidating Pro Forma Financial Information” elsewhere in this prospectus:

Cash	$948,240
Debt	—
Capital	$(2,417,021)
Total Capitalization	$(2,417,021)

OUR HISTORY AND BUSINESS

We are a Cayman Islands exempted company that was incorporated on September 24, 2007 to acquire one or more operating businesses that had principal operations located in the People’s Republic of China (including Hong Kong and Macau) through a share capital exchange, asset or share acquisition, plan of arrangement, recapitalization or other similar type of transaction. On February 2, 2010, we acquired all of the outstanding capital stock of AGRL, a Hong Kong company that, through “profit interest agreements” between its subsidiaries and affiliated companies known as VIP gaming promoters, receive the profit streams from gaming operations conducted by the VIP gaming promoters. In connection with the acquisition, we changed our name from “CS China Acquisition Corp.” to “Asia Entertainment & Resources Ltd.” Prior to our acquisition of AGRL, we had no operating business.

Although we were considering expanding our operations to the island of Jeju in the Republic of Korea, we are delaying our expansion in Jeju because the continued strength of the Macau VIP gaming market makes it desirable to continue to increase our efforts there. Also, the favorable risk/reward of the commission model in Macau offers more stability than the capital risk of the win/loss split model used in Jeju due to the fluctuation surrounding gaming wins and losses. Fixed commission revenues are based only on the amount of chips turnover, rather than the win/loss of the gaming operations.

Initial Public Offering

On August 15, 2008, we consummated our IPO of 4,800,000 units at $6.00 per unit. On August 21, 2008, we consummated the closing of an additional 720,000 units that were subject to the underwriters’ over-allotment option. Each unit consisted of one ordinary share and two warrants, each entitling the holder to purchase one ordinary share at an exercise price of $5.00 until August 10, 2013. Simultaneously with the consummation of IPO, we sold an aggregate of the 3,608,000 Founders’ Warrants at $0.50 per Founders’ Warrant (for an aggregate purchase price of $1,804,000) in a private placement to the same persons and entity that then held all of the Founders’ Shares. Gross proceeds from the IPO (including from the private placement of Founders’ Warrants and exercise of the underwriters’ over-allotment option) were $34,924,000. We paid a total of $1,324,800 in underwriting discounts and commissions (after deferring $993,600 that was paid to the underwriters upon the consummation of our acquisition of AGRL) and for costs and expenses related to the IPO. After deducting the underwriting discounts and commissions and offering expenses, the total net proceeds to us from the IPO (including the over-allotment option and the private sale) were $33,280,880, of which $32,899,200 was deposited into the trust account and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

In connection with the IPO, the holders of the Founders’ Shares placed all of the Founders’ Shares into an escrow account pursuant to which such shares would not be sold or otherwise transferred (except in certain limited circumstances) prior to one year after the consummation of our initial business combination. See the section entitled “Selling Securityholders — Shares Placed in Escrow” for further information regarding the escrow arrangement.

The Acquisition

On October 6, 2009, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with AGRL and Spring Fortune Investment Ltd (“Spring Fortune”), a British Virgin Islands company, that provided for the purchase by us from Spring Fortune of all of the outstanding capital stock of AGRL. The Purchase Agreement was subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010.

AGRL is an investment holding company incorporated in Hong Kong on May 2, 2007. The principal business activities of its wholly owned subsidiaries are to hold profit interest agreements with AGRL’s VIP gaming promoters and to receive 100% of the profit streams from AGRL’s VIP gaming promoters. AGRL’s VIP gaming promoters currently participate in the promotion of three major luxury VIP gaming facilities in Macau, China, the largest gaming market in the world. One of the Macau VIP rooms is located at the MGM Grand Hotel and Casino in downtown Macau and is operated by the MGM Grand Paradise Limited. The second Macau VIP gaming facility is operated by Galaxy Casino, S.A. and is located at the Star World

Hotel and Casino in downtown Macau. The third Macau VIP gaming facility is operated by the Venetian Macau, S.A. and is located at the Venetian-Resort-Hotel on Cotai Strip.

Our principal executive office and those of AGRL are currently located at Unit 1004, 10/F, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong, telephone number 852-2110-9133.

Consideration

Pursuant to the Purchase Agreement, as amended, the aggregate consideration paid by us to Spring Fortune for the shares of AGRL stock was (a) 10,350,000 ordinary shares that were issued upon the closing of the acquisition to Spring Fortune, Kenworth Capital, Inc., a consultant of Spring Fortune, and Blum & Co., Inc. and Nuero International Company Limited, each a designee of Kenworth Capital, Inc. and (b) 4,210,000 ordinary shares that will be issued upon the filing of our Annual Report on Form 20-F for the 2010 fiscal year. Of the upfront shares, 9,729,000 shares were issued to Spring Fortune and subsequently distributed to its shareholder and its shareholder’s designees and an aggregate of 621,000 shares were issued to Kenworth Capital, Inc., Blum & Co., Inc. and Nuero International Limited. It is currently anticipated that the 4,210,000 ordinary shares issuable under the purchase agreement upon the filing of a Current Report on Form 20-F for the 2010 fiscal year will be issued to Spring Fortune (and to be subsequently distributed to its shareholder) and Kenworth Capital, Inc., Blum & Co., Inc. and Neuro International Company Limited in substantially the same ratios as the initial issuance, and that any additional ordinary shares issued as consideration under the purchase agreement will be issued solely to Spring Fortune (and to be subsequently distributed to its shareholder).

In addition to the ordinary shares described above, Spring Fortune shall be entitled to receive ordinary shares for each of the years 2009, 2010, 2011, and 2012 in which AGRL has net after tax income that equals or exceeds the target specified for such year in the Purchase Agreement (the “Incentive Target”), as follows:

Year	Incentive Target	Incentive Shares
2009	$16,000,000 to $16,999,999	1,150,000
	$17,000,000 to $17,999,999	2,464,000
	$18,000,000 to $18,999,999	3,981,000
	$19,000,000 to $19,999,999	5,750,000
	$20,000,000 and above	7,841,000
2010	$36,800,000 to $37,799,999	4,210,000
	$37,800,000 to $38,799,999	6,300,000
	$38,800,000 to $39,799,999	8,069,000
	$39,800,000 to $40,799,999	9,586,000
	$40,800,000 to $41,799,999	10,900,000
	$41,800,000 and above	12,050,000
2011	$49,500,000 and above	2,573,000
2012	$58,000,000 and above	2,573,000

The total number of incentive shares that Spring Fortune may receive for achieving Incentive Targets is 17,196,000. Also, for each of the years 2010, 2011 and 2012, we will issue 530,000 ordinary shares if AGRL has adjusted net income equal to or greater than $60 million, $75 million, and $82.5 million, respectively, which would amount to an additional 1,590,000 ordinary shares if all of such targets are achieved. However, if for any fiscal year through the fiscal year ending December 31, 2012, (i) at the end of any fiscal quarter during such fiscal year, AGRL does not have at least $10,000,000 in cash and cash equivalents (including redeemable chips and receivables from casinos with respect to operations during such fiscal quarter that are received within five (5) days after the end of such fiscal quarter) and (ii) based on the audited financial statements for such fiscal year, positive cash flow from operations, as determined in accordance with United States generally accepted accounting principles (“U.S. GAAP”), Spring Fortune shall not be entitled to receive one-half of the incentive shares it would otherwise be entitled to receive with respect to such fiscal year. The Incentive Targets for 2009 were not met and no additional shares will be issued with respect to that year. However, because the amounts of shares set forth above for the years 2009 and 2010 are not cumulative and the maximum number of shares that Spring Fortune may receive for meeting the Incentive Targets for those years is 12,050,000, Spring Fortune may still receive up to 12,050,000 shares for those two years, all of which would be earned in 2010. A target of $29 million for 2009 to receive 530,000 shares was also not achieved.

Incentive shares will be issued within 30 days after the filing of our Annual Report on Form 20-F for the year with respect to which they are issued but any such issuance is subject to the fulfillment as of such time of the following conditions:

•	Our ordinary shares shall be quoted on the OTC BB or listed for quotation or trading on the Nasdaq Stock Market or other national securities exchange.
•	We shall have filed all reports required to be filed with the SEC in a timely manner except for delays that have been approved or ratified by at least of six of our nine directors (a “Board Super-Majority”). (Prior to the expansion of our board to nine members in April 2010, a Board Super-Majority consisted of five of the seven board members.)
•	We shall be in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and, if deemed necessary by our board of directors, we shall have engaged a consulting firm recommended by the board of directors to assist with such compliance.
•	Our chief financial officer shall have been a person fluent in spoken and written English who has been approved by a Board Super-Majority.
•	All related party transactions shall have been approved by a Board Super-Majority.
•	Our investor relations efforts shall be satisfactory to the board of directors.
•	Prior to December 31, 2010, we shall have engaged as our auditor a firm recommended by the board of directors and thereafter our auditor shall continue to be a firm recommended by the board of directors or, if then in existence, our audit committee.
•	Prior to December 31, 2010, we shall have engaged as our United States legal counsel a firm selected by the board of directors and thereafter our United States legal counsel shall continue to be a firm selected by the board of directors.
•	Prior to December 31, 2010, we shall be in compliance with corporate governance requirements established by the Nasdaq Stock Market whether or not our securities are listed for quotation on the Nasdaq Stock Market.
•	We and AGRL shall be in compliance with the requirements of the Purchase Agreement requiring that regular quarterly meetings shall be held by our board of directors that address matters specified in a schedule to the Purchase Agreement.

Sale Restriction

The Purchase Agreement as originally executed provided that 90% of the ordinary shares that were to be issued to Spring Fortune at the closing of the acquisition, which would represent 54% of the total number of shares then outstanding if there had been no redemptions or repurchases by us, would be restricted from sale during the one year period following the closing of the acquisition. Because of the possibility that significant numbers of the ordinary shares sold in our IPO might be redeemed or purchased by us in connection with the acquisition, which would reduce the trading market for the ordinary shares as well as the working capital available to AGRL, we agreed to change this so that such restriction applies only to shares in excess of that number of ordinary shares equal to 47% of the number of ordinary shares outstanding immediately after the closing, taking into account all shares that have been redeemed or purchased by us, less the number of ordinary shares owned by all shareholders other than Spring Fortune immediately after the closing, provided that no less than 53% of the total number of outstanding shares be subject to sale restrictions during such period. The 4,210,000 shares that are to be issued upon the filing of our Annual Report on Form 20-F for the 2010 fiscal year will be restricted from sale until the later of the date such Annual Report is filed or February 2, 2011 (one year after the closing of the acquisition of AERL).

As a result of the purchase and redemptions of a total of 5,015,276 ordinary shares in connection with the acquisition (see “— Redemption and Repurchase of Public Shares,” below), there were 12,545,224 ordinary shares outstanding upon consummation of the acquisition after giving effect to the 10,660,500 shares issued in connection with the acquisition. Accordingly, in accordance with the Purchase Agreement as amended as described above, 6,648,969 of the 10,350,000 ordinary shares issued to Spring Fortune and its designees at the closing of the acquisition are subject to such restrictions. Of the remaining 3,701,031 ordinary shares that may be sold in the public market free of such restrictions, 888,677 shares must be sold at a price equal to or greater than $9.50 per share, an additional shares 888,677 must be sold at a price equal to or greater than $8.50 per share, an additional 888,677 shares must be sold at a price equal to or greater than $7.50 per share and 1,035,000 shares are not subject to any sale price requirements.

No sales of shares issued as incentive consideration may be made in the public market until the later of one year from the closing date or three months after the date of their issuance in excess of 10% of the number of shares so issued in each instance. No private sales of any shares issued pursuant to the Purchase Agreement may be made during the periods during which the sale restrictions referred to above apply unless the buyer acknowledges and agrees in writing to such restrictions. The allowable amount of shares that may be sold during such periods may be increased only with the consent of a Board Super-Majority. The proceeds of all such sales, up to $29,891,044.96 (the amount expended from the trust account for redemptions and purchases), are to be loaned to AGRL, without interest, until such time as the working capital of AGRL is at least $100,000,000. All sales of shares issued pursuant to the Purchase Agreement shall be made in accordance with all U.S. securities laws. Certificates representing our ordinary shares issued pursuant to the Purchase Agreement bear a legend to the effect of these provisions.

Indemnification

To provide a fund for payment to us with respect to our post-closing rights to indemnification under the Purchase Agreement for breaches of covenants, representations, warranties, agreements, undertakings or obligations contained in the Purchase Agreement, Spring Fortune and its designees placed in escrow 6,648,969 of the ordinary shares issued to them at the closing of the acquisition (the “Escrow Fund”). Such shares shall be held in the Escrow Fund until thirty days after we have filed our Annual Report on Form 20-F for the 2010 fiscal year. Notwithstanding the foregoing, one year after the closing date, all of such shares shall be released from the Escrow Fund except 15% of the ordinary shares issued at the closing and such additional shares as are then held in the Pending Claims Reserve (as defined in the Escrow Agreement among us, Spring Fortune, and Continental Stock Transfer & Trust Company that was entered into at the closing of the acquisition). The number of shares initially placed in the Escrow Fund is equal to the number of shares subject to the sales restriction described above.

Redemption and Repurchase of Public Shares

Prior to the extraordinary general meeting of our shareholders at which the proposal regarding the Purchase Agreement and the acquisition of AGRL and the other transactions contemplated thereby (the “Acquisition Proposal”) was approved and authorized, our Amended and Restated Memorandum and Articles of Association provided that holders of the ordinary shares issued in our IPO (“Public Shares”) could vote against the Acquisition Proposal and elect to have their shares redeemed for their pro rata share of the cash in the trust fund that was established in connection with the IPO and also that we could not proceed with the acquisition if the holders of 40% or more of the Public Shares voted against the Acquisition Proposal and elected to have their Public Shares so redeemed. To provide the holders of Public Shares the opportunity to have their Public Shares redeemed even if they voted in favor of the Acquisition Proposal, and thus increase the likelihood of our being authorized to proceed with the acquisition, a proposal to amend the Restated Memorandum and Articles of Association to allow such redemption was also presented to the shareholders at the extraordinary general meeting and was approved. Accordingly, at the extraordinary general meeting, the holders of a total of 4,394,523 Public Shares voted either for or against the Acquisition Proposal and elected to have their shares redeemed at a redemption price of $5.96 per share, or a total of $26,191,357.08. As the number of Public Shares voted against the Acquisition Proposal was less than 40% of the number of Public Shares, we were authorized to proceed with the acquisition.

Also, to facilitate approval of the Acquisition Proposal, we entered into an agreement with the record holder of 620,753 Public Shares, who had indicated its intention to vote against the Acquisition Proposal and seek redemption, to purchase such shares from the holder upon the closing of the acquisition of AGRL at the redemption price in consideration for such holder agreeing to vote in favor of the Acquisition Proposal. The proposal to amend our Amended and Restated Memorandum and Articles of Association that authorized the redemption of Public Shares from holders who voted in favor of the Acquisition Proposal also authorized such purchase. Upon the closing of the acquisition, we purchased the Public Shares held by such holder for $5.96 per share or an aggregate purchase price of $3,699,687.88. After giving effect to the redemptions and such purchase, a total of 504,724 Public Shares remain outstanding.

Accounting Treatment

The acquisition of AGRL has been accounted for as a “reverse merger” and recapitalization since Spring Fortune, the former shareholder of AGRL, became the owner of a majority of the outstanding ordinary shares immediately following the completion of the transaction and has significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity, in accordance with the provision of

Financial Accounting Standards Board Accounting Standards Codification topic 805 Business Combinations. Accordingly, AGRL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. Our assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of AGRL after consummation of the acquisition. For periods subsequent to the consummation of the acquisition, the assets and liabilities and the historical operations that will be reflected in our financial statements will be those of AGRL and will be recorded at the historical cost basis of AGRL.

Acquisition of King’s Gaming Promotion Limited

On November 15, 2010, we consummated the transactions contemplated by that certain Profit Interest Purchase Agreement dated as of November 10, 2010 (the “Kings Gaming Purchase Agreement”) among us, King’s Gaming Promotion Limited, a Macau company (“King’s Gaming”), Mr. Mok Chi Hung and Mr. Wong Hon Meng (collectively, the “Seller”), whom collectively own 100% of the equity interests of King’s Gaming, pursuant to which the Company acquired 100% of the profit interest in King’s Gaming (the “Kings Gaming Acquisition”).

Pursuant to the Kings Gaming Purchase Agreement, King’s Gaming sold to us the Profit Interest (as defined below) pursuant to a separate Profit Interest Agreement entered into between King’s Gaming and Billion Boom International Ltd., a company incorporated in the British Virgin Islands and our wholly owned subsidiary. The Profit Interest was assigned to us at the closing as of November 1, 2010. Following the closing, we have the right to restructure the management and organizational structure of King’s Gaming. For purposes of the Kings Gaming Purchase Agreement, “Profit Interest” means the right, title, interest and benefits in and to 100% of the net operating profit generated by King’s Gaming at the VIP gaming room located at the Venetian Macao-Resort-Hotel located in Taipa, Macao.

We purchased the Profit Interest for an aggregate amount of (i) US$36,000,000, of which US$9,000,000 was paid at the closing, and (ii) 1,500,000 ordinary shares (the “Purchase Price”). The balance of US$27,000,000 of the Purchase Price will be maintained as working capital at the cage of King’s Gaming (and shall be the sole property of us until paid to the Seller in accordance with the terms of the Kings Gaming Purchase Agreement) and shall be paid to the Seller in installments of US$9,000,000 (each, an “Installment Payment”), subject to meeting a minimum Gross Profit (as defined below) requirement equal to US$6,150,000 (the “Minimum Gross Profit Requirement”) for each of the three fiscal years following the closing date commencing with fiscal year 2011, which shall be evidenced by the management prepared financial statements of King’s Gaming approved by our audit committee. In the event King’s Gaming fails to achieve the Minimum Gross Profit Requirement in any of the three fiscal years following the closing date, the Installment Payment shall be reduced by an amount equal to the product of (x) US$9,000,000 and (y) the quotient obtained by dividing (A) the actual Gross Profit for such year, by (B) the Minimum Gross Profit Requirement.

For purposes of the Kings Gaming Purchase Agreement, “Gross Profit” means 1.25% of the rolling chip turnover (which means the amount of non-redeemable chips that the Seller’s network of agents purchase from

King’s Gaming’s and our VIP rooms) attributable to the Seller and his network of gaming agents and collaborators at both King’s Gaming’s existing VIP room and our existing and future VIP rooms, after deducting commissions and fees paid to the Seller’s network of gaming agents and collaborators and a fixed management fee of HK$600,000 per month unless otherwise agreed by the parties. Revenues from VIP gaming rooms not employing a flat percentage of rolling chip turnover may not account for more than 30% of the rolling chip turnover and to the extent that revenues from such VIP gaming rooms account for more than 30% of the rolling chip turnover, such excess amount shall not be deemed Gross Profit for purposes of the King’s Gaming Purchase Agreement.

In addition, as more fully set forth below, we shall issue to the Seller (i) up to an aggregate of 1,500,000 ordinary shares in the event certain Gross Profit targets are achieved for each of the three years following the closing date (the “Earnout Shares”), (ii) up to an aggregate of 700,000 ordinary shares in the event certain Gross Profit targets are achieved for each of the seven years following the third anniversary of the closing date (the “Incentive Shares”), and (iii) additional ordinary shares in the event the Gross Profit targets for each of the ten years following the closing date are exceeded by at least US$1,000,000 (the “Additional Incentive Shares”). The Seller is not entitled to any Additional Incentive Shares on a pro rata basis for multiples of less or greater than US$1,000,000.

The Company intends to account for the acquisition of King’s Gaming using FASB ASC Topic 805.

The Earnout Shares, the Incentive Shares and the Additional Incentive Shares shall be released and issued to the Seller as follows:

a)	In the event the Minimum Gross Profit Requirement for fiscal year 2011 is achieved, the Seller shall receive 500,000 Earnout Shares and for each US$1,000,000 in which the Minimum Gross Profit Requirement for such year is exceeded, 10,000 Additional Incentive Shares.
b)	In the event the Gross Profit of US$7,380,000 for fiscal year 2012 is achieved, the Seller shall receive 500,000 Earnout Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
c)	In the event the Gross Profit of US$8,860,000 for fiscal year 2013 is achieved, the Seller shall receive 500,000 Earnout Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
d)	In the event the Gross Profit of US$9,740,000 for the fiscal year 2014 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
e)	In the event the Gross Profit of US$10,720,000 for fiscal year 2015 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
f)	In the event the Gross Profit of US$11,790,000 for fiscal year 2016 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
g)	In the event the Gross Profit of US$12,970,000 for fiscal year 2017 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
h)	In the event the Gross Profit of US$14,260,000 for fiscal year 2018 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
i)	In the event the Gross Profit of US$15,690,000 for fiscal year 2019 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.
j)	In the event the Gross Profit of US$17,260,000 for fiscal year 2020 is achieved, the Seller shall receive 100,000 Incentive Shares and for each US$1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 Additional Incentive Shares.

Mr. Mok Chi Hung has provided a personal guaranty, for so long as Mr. Mok is employed by us or King’s Gaming, providing for the guaranty of all obligations of King’s Gaming and the Seller pursuant to the

King’s Gaming Purchase Agreement, including, but not limited to, any bad debts the Seller or his network of agents may have incurred or may incur in the future.

The Macau Gaming Industry

Macau is a part of the territory of the People’s Republic of China, located on China’s southeast coast to the west of the Pearl River delta. The Macau Special Administrative Region (the “MSAR”) was established on December 20, 1999, after Macau was administered by Portugal for more than 400 years. Macau consists of the Macau peninsula and the islands of Taipa and Coloane. Three bridges link the peninsula to Taipa while the two islands are connected by the land reclamation area known as Cotai.

Macau has been one of the most rapidly growing economies in Asia since the liberalization of the gaming industry in 2002 and it is also the only territory within China where casino operations have been legalized. Macau is one of the most popular destinations for gaming in Asia and has more casinos than any other region in Asia. In 2009, total revenues generated by casinos in Macau were approximately $14.93 billion, more than double the $5.55 billion generated by the Las Vegas Strip during the same period (source: Macau Gaming Inspection and Coordination Bureau (“DICJ”)).

The gaming industry and tourism comprise the largest components, and are the major growth drivers, of Macau’s economy. The gaming industry is the most important contributor to the economy, with approximately 65.0% of Macau’s gross domestic product and 72.6% of Macau’s public revenues in 2009 being derived from gaming and gaming-related industries. The sector contributed $5.24 billion in direct tax to the MSAR in 2009, up 5.8% when compared to the same period in 2008.

Although Macau was affected by the 1997 Asian financial crisis, the global financial downturn in 2001 and the impact of SARS in 2003, the economy rebounded and the Gross Domestic Product (GDP) grew at an annual growth rate of 27.3% in 2004, 6.9% in 2005, 16.5% in 2006, 26.0% in 2007 and 12.9% in 2008. For 2009, Macau’s GDP recorded negative growth for the first two quarters but returned to positive growth in the third quarter and ended up 1.3% year- on-year. AGRL and AGRL’s VIP gaming promoters believe that this growth was largely driven by the liberalization of Macau’s gaming industry, the significant investments associated with the expansion and development of the gaming industry, a rapid rise in the number of visitors from mainland China and an increase in Macau’s spending on public infrastructure projects.

Due in part to the global financial downturn, gaming revenues in Macau decreased from $7.29 billion in the first half of 2008 to $6.22 billion in the second half of that year. Macau gaming revenues increased to $6.43 billion in the first half of 2009 and then increased to $8.5 billion in the second half of 2009, resulting in a total of $14.93 billion for the year, a 10.5% year-on-year increase over 2008.

In 2007, Macau’s gaming revenue increased more than 45% compared to 2006, surpassing the Las Vegas Strip as the world’s biggest casino market, followed by Atlantic City. The following table shows the gaming revenue of Macau compared to that of the Las Vegas Strip and Atlantic City between 2005 and 2009 (sources: DICJ, Las Vegas Convention and Visitors Authority and Poker News Daily of Atlantic City).

Gaming Revenue (Selected Locations)

	2005	2006	2007	2008	2009
	(U.S. $ Billions)
Macau	5.72	7.06	10.34	13.51	14.93
Las Vegas	6.04	6.69	6.83	6.12	5.55
Atlantic City	4.87	5.06	4.92	4.50	3.90

Macau VIP Gaming Market

VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming has historically been the major component of Macau’s gaming industry. VIP gaming patrons are typically high-stakes gaming patrons who play VIP baccarat almost exclusively in dedicated VIP gaming rooms or designated casino areas. VIP gaming operations are generally less subject to seasonal variations than, and face limited competition from, mass market gaming operations and non-casino gaming activities.

VIP gaming patrons are usually brought to VIP gaming rooms by VIP gaming promoters. Marketing and promotion of VIP gaming rooms through this business model is implemented between concessionaires that are granted licenses to operate casinos and casino games in Macau (or sub-concessionaires that operate casinos and casino games under an administrative contract with a concessionaire) and their gaming promoters. Gaming promoters, particularly VIP gaming promoters, are incentivized to bring VIP gaming patrons to designated VIP gaming rooms by compensation systems based on the net-win of the VIP gaming rooms and/or the amount of non-redeemable chips sold in the VIP gaming rooms pursuant to contracts with a concessionaire or sub-concessionaire.

Macau Mass Gaming Market

Since the granting of new concessions in 2002 and the Chinese government’s implementation of the Facilitated Individual Travel Scheme (“FITS”) by the Macau government, Macau’s gaming industry has witnessed significant growth in mass market casino gaming operations. However, most mass market gaming patrons are not high-stakes gaming patrons. Mass market gaming patrons’ desire to visit casinos may be influenced by a number of factors, such as the variety and quality of services and amenities offered, the ambience, promotions and diversity of games in the casinos, the location of and ease of transportation to the casinos, and the presence of other attractions and gaming-related facilities. Visits to casinos by mass market gaming patrons may also be negatively affected by a worsening economic environment while those by high-tier gaming patrons historically have been much less affected.

Revenue generated by table games in Macau has historically exceeded revenue generated by slot machines by a wide margin. Baccarat has been the most popular table game in Macau since the 1970s, followed by various other traditional western and Asian casino games, such as blackjack and fish-prawn-crab. According to the DICJ, in 2008 approximately 67.8% of gross revenue from casino games was derived from VIP baccarat and approximately 19.6% of gross revenue from casino games was derived from baccarat played in the mass market sections in casinos.

The following table shows a breakdown of the gross revenue from different casino games in Macau for the years 2005 to 2009 (source: Macau Statistics and Census Bureau (“DSEC”)):

	2005	2006	2007	2008	2009
	($ Billions, Except for Percentages)
VIP baccarat	3.59	4.58	6.94	9.19	9.98
% change (year-on-year)	-3%	28%	52%	32%	8.6%
Mass market baccarat and mini-baccarat	1.29	1.49	2.05	2.65	3.19
% change (year-on-year)	74%	15%	38%	29%	20%
Other mass market table games	0.69	0.73	0.90	1.10	0.95
% change (year-on-year)	10%	6%	23%	22%	14%
Slot machines	0.15	0.26	0.45	0.57	0.81
% change (year-on-year)	100%	67%	75%	27%	42%
Total	5.72	7.06	10.34	13.51	14.93

Demand for Gaming and Gaming-Related Services

According to the DSEC, approximately 21.76 million visitors arrived in Macau in 2009, down by 5.1% over 2008, of which approximately 10.99 million, or 50.5%, were from mainland China, as compared to 50.6% in 2008. Gaming patrons can reach Macau in a relatively short period of time using various means of transportation, including by car or bus from Guangdong province, by high-speed ferry or helicopter from Hong Kong and Shenzhen and by air from elsewhere in China and other Asian countries.

AGRL believes that the increase in the number of gaming and gaming-related facilities is likely to continue Macau’s transformation into a premier integrated gaming and tourism centre. The completion of new world-class gaming and gaming-related facilities in Macau could attract a greater number of gaming patrons and potentially result in an increase in total gaming revenue in Macau.

The following public policies implemented by the Chinese government are expected to continue to have a positive influence on the development of the gaming industry of Macau:

FITS.  Since July 2003, residents of selected areas of mainland China have been allowed to visit Macau and Hong Kong under FITS, whereby approval requirements are significantly reduced and the application process is expedited. Since the introduction of FITS, visitors to Macau from mainland China have outnumbered visitors from Hong Kong. FITS has been extended to additional areas of mainland China and, at December 31, 2009, encompassed more than 49 municipalities, including Beijing, Chongqing, Guangzhou, Shanghai and Tianjin.

Chinese Government Policy With Respect to Gaming.  Macau is the only region in China offering legal casino gaming and the Chinese government has strictly enforced its regulations prohibiting domestic gaming operations and discouraging unlicensed gaming operations along China’s borders.

Chinese Government’s Relaxation of Foreign Exchange Controls.  The Chinese government has recently undertaken a number of measures to relax its controls on the national currency, renminbi. Currently, each PRC resident is allowed to carry a maximum $5,000 in a single trip abroad, but mainland China visitors to Macau may now charge spending on their credit cards or bank charge cards.

The growth of Macau’s gaming industry has correlated positively with the continued economic growth and development of mainland China. AGRL believes that the emergence of the middle class in China represents a significant long-term growth opportunity for Macau’s gaming industry. However, there is no guarantee that the economic growth in China will continue at its historic pace.

Macau also draws a significant number of visitors from Hong Kong. The principal means of transportation to Macau from Hong Kong is the one hour high-speed ferry service.

In addition to visitors from mainland China and Hong Kong, a substantial number of visitors to Macau are from nearby countries and territories in Southeast Asia, including Taiwan. The following table illustrates the number of visitors by region with respect to the periods indicated (source: DSEC):

	2005		2006		2007		2008		2009
	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%
	(In Thousands, Except For Percentages)
Mainland China	10,463.0	55.9	11,985.6	54.5	14,866.4	55.1	11,613.1	50.6	10,989.5	50.5
Hong Kong	5,614.9	30.0	6,940.7	31.6	8,174.1	30.3	7,016.4	30.6	6,727.8	30.9
Taiwan	1,482.5	7.9	1,437.8	6.5	1,444.1	5.3	1,315.8	5.7	1,292.5	5.9
Others	1,150.8	6.2	1,634.0	7.4	2,508.4	9.3	2,987.8	13.1	2,743.3	12.7
Total	18,711.2	100.0	21,998.1	100.0	26,993.0	100.0	22,933.1	100.0	21,753.1	100.0

Both VIP and mass-market gaming have benefited from the increasing number of visitors to Macau. We expect the strong growth rate will continue because of the following factors:

Opening of New Casinos and Resorts.  The opening of new mixed-use developments, together with the entertainment business, sports events, conventions, exhibitions and trade shows that they will bring to Macau, will attract more regional visitors and visitors from outside the Asia-Pacific region.

UNESCO World Heritage List.  The MSAR government has devoted substantial resources to marketing campaigns that promote Macau’s history, cultural heritage and hotel and convention facilities, aiming to turn Macau into a premier integrated gaming and tourism centre. On July 15, 2005, the United Nations Educational, Scientific and Cultural Organization (UNESCO) identified and inscribed the “Historic Centre of Macau,” comprising eight squares and twenty-two monuments, on its prestigious World Heritage List, pursuant to the terms of the Convention Concerning the Protection of the World Culture and Natural Heritage.

In addition, we believe that improved transportation to and within Macau will also contribute to continued growth in visitation. A number of infrastructure projects to facilitate travel have been recently completed or are in various stages of planning and development:

Hong Kong-Zhuhai-Macau Bridge.  The project linking the three areas would include a bridge with a total length of around 30 km, boundary crossing facilities, access roads and associated works. In January 2007, the three local governments established the HZMB Task Force to implement the project, which is expected to open around 2015.

Inner Harbour Ferry Terminal.  In February 2008, the Macau Maritime Administration opened the new Inner Harbour Ferry Terminal, providing increased berths and customs counters for transfer to and from neighboring mainland China cities.

Lotus Flower Bridge and Boundary Crossing.  Renovations have been completed for the bridge linking Cotai and Hengqin Island in mainland China, and the associated boundary crossing, which reopened to traffic in May 2007.

Macau International Airport Expansion.  The Macau International Airport has begun an expansion project to double its capacity from the current six million passengers. This additional capacity is expected to increase the number of routes flown to and from the Macau international Airport, increasing the number of persons who could potentially easily reach this market.

Macau Light Railway System.  The MSAR government has conducted public consultations concerning the proposed elevated light rail system and reviewed proposals for consultancy. It was announced in October 2006 that the railway could be in operation four years after acceptance of tender. The first phase would extend approximately twenty kilometers, with twenty-three stations starting at the border gate and serving the Macau peninsula including the Macau Maritime Terminal, as well as Cotai, Macau International Airport and the new ferry terminal at Pac On. The Macau Light Railway System is currently expected to commence construction in the second half of 2010 and is due to be in operation four to five years after construction begins, according to an announcement from the Bureau for Transport Infrastructure (GIT) published in the local press.

Pac on Ferry Terminal.  A temporary ferry terminal on Taipa near Macau International Airport opened in October 2007. It aims to handle increasing visitor traffic between Hong Kong and Macau and facilitate sea linkage service for air transfer.

Guangzhou-Zhuhai High Speed Railway.  The railway, which is expected to be completed in 2010, will result in travel time from Guangzhou to Macau of 40 to 50 minutes.

Travel Restrictions on Chinese Citizens

However, since May 2008, the Chinese government has imposed restrictions on travel to Macau and may impose further restrictions in the future. In May and July 2008, the Chinese government readjusted its visa policy toward Macau and limited the number of visits that some mainland Chinese citizens may make to Macau in a given time period. In September 2008, it was publicly announced that mainland Chinese citizens with only a Hong Kong visa and not a Macau visa could no longer enter Macau from Hong Kong. In addition, in May 2009, China also began to restrict the operation of “below-cost” tour groups involving low up-front payments and compulsory shopping. Due to the popularity of these tours with mainland Chinese citizens, the number of visitors to Macau declined. Further restrictions on travel from China or other countries to Macau or any increase in prices of tours to Macau as a result of new regulations on travel agencies or otherwise may reduce the number of visitors to Macau.

Concessionaires and Sub-Concessionaires

Six entities are currently authorized to operate casinos in Macau as either concessionaires or sub-concessionaires:

Concessionaires:

•	Sociedade de Jogos de Macau, S.A. (“SJM”);
•	Galaxy Casino, S.A. (“Galaxy”); and
•	Wynn Resorts (Macau), S.A. (“Wynn Macau”).

Sub-Concessionaires:

•	Venetian Macau, S.A. (“Venetian Macau”);
•	Melco PBL Gaming (Macau) Limited (“Melco PBL”); and
•	MGM Grand Paradise Limited (“MGM Grand Paradise”).

These concessionaires and sub-concessionaires have committed to invest in Macau pursuant to their respective concession and sub-concession contracts in order to develop projects such as casinos, hotels, convention facilities and facilities for retailing, dining, entertainment and recreation. AGRL believes that the substantial financial commitment by the concessionaires and sub-concessionaires will stimulate further revenue growth in Macau’s gaming and tourism industries.

As at December 31, 2009, SJM operated 20 of the 33 casinos in Macau, Galaxy operated five casinos, Venetian Macau operated three casinos, Melco PBL operated three casinos and Wynn Macau and MGM Grand Paradise each operated one casino (Source: DICJ).

Galaxy was awarded a gaming concession in 2002 and opened its five casinos between 2004 and 2006. Galaxy is reported to be opening additional casinos by 2011. Galaxy entered into a sub-concession with Venetian Macau in December 2002. Venetian Macau currently operates three casinos in Macau, which opened in 2004, 2007 and 2008.

Wynn Macau was also awarded a concession in 2002 and opened its casino in September 2006. Wynn Macau entered into a sub-concession with Melco PBL in 2006. Melco PBL operates three casinos, of which its latest, the $2.1 billion City of Dreams project located on the Cotai Strip, opened on June 1, 2009, and the others opened in 2007 and 2008.

SJM was awarded its concession in March 2002 and currently operates 20 casinos. SJM entered into a sub-concession with MGM Grand Paradise on April 19, 2005. MGM Grand Paradise opened its first casino in December 2007.

With the adverse effect of the recent financial crisis, some of the concessionaires and sub-concessionaires have slowed their investments in gaming and gaming-related facilities. AGRL believes that investments will increase as the financial crisis subsides.

VIP Gaming Promoters

The gaming promoter system began in Las Vegas in the mid-1950s. In Las Vegas, gaming promoters are also known as casino junkets. In those days, casino operators would hire representatives to fill a plane with qualified patrons. Typically, the patrons might receive free airfare, free hotel accommodations, free meals and free shows in exchange for their commitment to gamble a specific number of hours per day at an explicit average bet size. The casinos believed that the patrons would lose more than their out of pocket expenses for bringing, housing and feeding them. Today, junkets function in a very similar way in Las Vegas, with the number of free items a patron receives based on the number of chips that patron turns over.

VIP Gaming Promotion in Macau

Unlike in Las Vegas, the gaming promoter system in Macau developed to promote VIP gaming operations. A VIP gaming room is an individual room within a casino specifically designed and designated for VIP room gaming patrons’ usage only. A VIP gaming room has its own cage, which functions as a financial vehicle between the casino and the VIP gaming promoter. All properties of the VIP gaming room belong to the casino, the dealers and the gaming managers are employees of the casino, and the gaming operations of a VIP gaming room are run by the casino. In effect, only the marketing efforts have been contracted out to the VIP gaming promoters, which efforts include the making of loans to agents and collaborators. Unlike in Las Vegas, in Macau, it is this VIP room gaming segment, not the mass market, that is driving the growth of its gaming industry. For 2009, VIP gaming operations in Macau amounted to $9.98 billion, or 66.84% of the gross revenue from casino games.

Initially, U.S. companies operating in Macau did not emphasize the importance of VIP gaming rooms. However, these U.S. companies quickly realized the importance of VIP gaming rooms, as demonstrated by disclosures contained in the prospectuses of a number of companies operating casinos in Macau, including Melco Crown Entertainment Limited, SJM Holdings Limited, Wynn Macau, Limited, and Sands China Ltd. Such disclosures indicate that the various casino operators rely on VIP gaming promoters to generate revenue. Because VIP gaming promoters play such an important role in the Macau gaming industry, they are heavily regulated by the government.

The gaming promoter system in Macau was developed to promote VIP gaming operations. A VIP gaming promoter enters into a gaming promoter agreement (sometimes referred to as junket representative agreements) with the concessionaire or sub-concessionaire pursuant to which the VIP gaming promoter agrees to provide promotional services to the concessionaire or sub-concessionaire in consideration for a commission or other forms of remuneration, including, for example, a share of net-win from the VIP gaming room, fees and allowances. The VIP gaming promoters then enter into arrangements with the junket agents (also known as collaborators) who have the direct relationship with the gaming patrons and are relied upon by the VIP gaming promoters to direct gaming patrons to their VIP gaming rooms. It should be noted that a concessionaire or sub-concessionaire may enter into gaming promoter agreements with multiple VIP gaming promoters for operating at a single casino, all in competition with each other.

Under the gaming promoter agreements, VIP gaming promoters are required to purchase non-negotiable chips from the concessionaires/sub-concessionaires and provide them to VIP gaming patrons either directly or indirectly through their junket agents. The gaming promoter agreement may be terminated by (i) mutual agreement, or (ii) if any party to the agreement cannot carry out its obligations under the agreement and this results in a material breach of the terms of the agreement. In addition, the agreement is voidable upon the death or deregistration of the VIP gaming promoter or the bankruptcy of any party to the agreement. Unless an agreement is terminated or notice is served by a party thirty days prior to the date on which the agreement expires, the agreement will be automatically renewed for a period of one to five years until the end of the term of the concessionaires or sub-concessionaires’ concessions.

Rolling Chip Turnover

Rolling chip turnover is used by casinos to measure the volume of VIP gaming room business transacted and represents the aggregate amount of bets gaming patrons make. Bets are wagered with “non-negotiable chips” and winning bets are paid out by casinos in so-called “cash” chips. “Non-negotiable chips” are specifically designed for VIP gaming patrons to allow casinos to calculate the commission payable to VIP gaming promoters. Commissions are paid based on the total amount of “non-negotiable chips” purchased by each gaming patron. VIP gaming promoters therefore require the gaming patrons to “roll,” from time to time, their “cash chips” into “non-negotiable” chips for further betting so that they may receive their commissions (hence the term “rolling chip turnover”). Through the VIP gaming promoters “non-negotiable chips” can be converted back into cash at any time. Betting using rolling chips, as opposed to using cash chips, is also used by the DICJ to distinguish between VIP table revenue and mass market table revenue.

Compensation Schemes

Commissions paid to VIP gaming promoters are calculated on a monthly basis. Generally, the different commission schemes provide VIP gaming promoters with the ability to diversify their commission base to balance short-term volatility. The AGRL VIP gaming promoters may receive their commissions mainly based on two different commission schemes:

•	Chip commission calculated by reference to monthly rolling chip turnover. In this arrangement, the casino bears the risk of losses from the gaming operations.
•	Percentage of gaming wins before expenses. In this arrangement, the casino and the VIP gaming promoter share the risk of losses from gaming operations under the terms of the gaming promoter agreement.

Gaming wins are generally expressed in terms of “net-win,” which is the difference between wins and losses from gaming to the casino operator. Win rates for VIP gaming promoters are generally expressed as the net-win as a percentage of rolling trip turnover and depend upon a number of factors, some beyond their control. In addition to the element of chance inherent in gaming, win rates are also affected by factors such as the skill, experience and financial resources of the gaming patrons, the mix of games played and the amount of time spent at the gaming tables and the volume of bets placed by the gaming patrons. Win rates may differ greatly over short time periods, such as from quarter to quarter, resulting in volatility in periodic results of VIP game promoters.

In July 2009, all concessionaires and sub-concessionaires in Macau entered into an agreement among themselves to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters based on rolling chip turnover cannot exceed 1.25% of rolling chip volumes. The cap became effective on December 1, 2009. The agreement sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or otherwise, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters, concessionaires and sub-concessionaires to report regularly to the DICJ and permits the imposition of fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters.

Credit Arrangements

The parties involved in VIP gaming frequently enter into various credit arrangements, the ultimate goal of which is to provide credit to the gaming patrons for their gaming activities. Thus, casino concessionaires and sub-concessionaires may grant credit to VIP gaming promoters who, in turn, may extend credit to the agents or collaborators who have the direct relationships with the gaming patrons. The agents then may extend credit to the gaming patrons. Such credit facilities may or may not be secured, depending upon the creditworthiness of the borrowers and the relationship between the lender and borrower. In relatively rare circumstances, the VIP gaming promoters may extend credit directly to the gaming patrons.

AGRL’s Gaming Operations

AGRL operates through 5 wholly owned subsidiaries that were incorporated in the British Virgin Islands in 2007, listed in the table below. The principal business activities of the subsidiaries are to hold profit interest agreements with the VIP gaming promoters that assign the profit streams from the gaming related businesses of the VIP gaming promoters to the subsidiaries.

Subsidiary	Date of Incorporation
Foxhill Group Limited (“Foxhill”)	February 15, 2007
Kasino Fortune Investments Limited (“Kasino Fortune”)	February 16, 2007
Well Mount International Limited (“Well Mount”)	November 1, 2007
Link Bond International Limited (“Link Bond”)	November 1, 2007
Billion Boom International Limited (“Billion Boom”)	November 1, 2007

Foxhill, Kasino Fortune and Billion Boom are each a party to a profit interest agreement with a VIP gaming promoter, as described below. Well Mount and Link Bond are each a party to a profit interest agreement with a VIP gaming promoter that is inactive.

The major shareholders and management of AGRL’s VIP gaming promoters are members of AGRL’s management team who operate the VIP gaming promoters for the benefit of AGRL. These individuals, Messrs. Lam Man Pou, Vong Hon Kun and Leong Siak Hung, have extensive experience in the gaming business and long personal and business relationships among each other, some beginning as early as 1990. See the section entitled “Management — Information About the Directors and Executive Officers.” Mr. Zheng An Ting, the major shareholder of one of AGRL’s VIP gaming promoters, also has extensive experience in the gaming business, as do others associated with AGRL’s VIP gaming promoters.

The following companies are AGRL’s VIP gaming promoters:

VIP Gaming Promoter	Date Formed (Jurisdiction)	Location	Major Shareholder(s)	AGRL Profit Interest Agreement Party
Sang Heng Gaming Promotion Company Limited (“Sang Heng”)	March 28, 2007 (Macau)	Star World Hotel and Casino — Downtown Macau	Lam Man Pou	Kasino Fortune
Iao Pou Gaming Promotion Limited (“Iao Pou”)	May 27, 2009 (Macau)	MGM Grand Hotel and Casino — Macau	Zheng An Ting	Foxhill
Champion Lion Limited (“Champion Lion”)	November 14, 2009 (British Virgin Islands)	Unicorn Hyatt Regency Casino — Jeju — Not currently operating	Leong Siak Hong and Vong Hon Kun	Link Bond
Spring Gaming Promotion Limited (“Spring”)	March 28, 2007 (Macau)	Not currently operating	Lam Man Pou
Doowell Limited (“Doowell”)	November 20, 2007 (British Virgin Islands)	T.H.E. Hotel and Casino — Jeju — Not currently operating	Lam Man Pou	Well Mount
Jinark Limited (“Jinark”)	November 20, 2007 (British Virgin Islands)	Not currently operating	Lam Man Pou
King’s Gaming Promotion Ltd. (“King’s”)	April 15, 2008 (Macau)	Venetian Resort Hotel — Cotai, Macau	Mok Chi Hung	Billion Boom

Sang Heng’s gaming promoter agreement for the operation of the VIP gaming room at the Star World Hotel and Casino in Macau was entered into with Galaxy on September 4, 2009. Iao Pou’s gaming promoter agreement for the operation of the VIP gaming room at the MGM Grand Hotel and Casino was entered into with MGM Grand Paradise on November 9, 2009. MGM Grand Paradise is the holder of a sub-concession granted by SJM. King’s gaming promoter agreement for the operation of the VIP gaming room at the Venetian-Resort-Hotel on the Cotai Strip, Macau was entered into with Venetian Macau on June 21, 2010. Venetian Macau is the holder of a sub-concession granted by Galaxy.

The following diagram illustrates AGRL’s corporate structure and the relationships with its VIP gaming promoters that are currently active:

To carry out their promotional activities, AGRL’s VIP gaming promoters have a team of over 1,000 gaming collaborators and junket agents who have direct relationships with VIP gaming patrons, a significant percentage of whom are mainland Chinese nationals. Junket agents compete among themselves for VIP gaming patrons primarily through personal service. The VIP gaming promoter pays commissions to its collaborators and junket agents based on the rolling chip turnover of each individual collaborator or junket agent.

Day-to-day management and operation of the VIP gaming rooms is contracted by the VIP gaming promoter to management companies that are responsible for hiring and managing all staff needed for the operation. This includes local managers and executives to provide supervision, finance and cage personnel, public relations, drivers and other service staff (waiters, cleaners, etc.). The VIP gaming promoters for the three Macau operations have entered into agreements to provide such services with Pak Si Management and Consultancy Limited of Macau, pursuant to which each of Sang Heng Gaming and Iao Pou Gaming pays the manager HK $1,200,000 per month (approximately US $155,000 per month) for the VIP room at Star World Hotel and MGM Grand Hotel, respectively; and King’s Gaming pays HK $600,000 (approximately US $77,000) per month for the VIP room at the Venetian-Resort-Hotel, from which the management company is responsible to pay all salaries, benefits and other expenses of operation. Total staff at each operation, including executives, is approximately 100 persons. The principal of Pak Si Management and Consultancy Limited is the sister-in-law of Mr. Vong but has no position or other relationship with AGRL or any of its VIP gaming promoters.

AGRL’s VIP gaming rooms are primarily focused on high-stakes baccarat. In 2009, baccarat accounted for approximately 88% of total Macau casino winnings. The AGRL VIP gaming promoter at the Galaxy Star World Hotel and Casino in Macau is paid on the basis of 1.25% of rolling chip turnover. The AGRL VIP gaming promoter at the MGM Grand Hotel and Casino in Macau is paid on the basis of 40.25% of gaming wins before expenses; if there are losses during the relevant period, the VIP gaming promoter will reimburse the concessionaire or sub-concessionaire in accordance with the gaming promoter agreement. AGRL’s VIP gaming promoters’ gross win rate as a percentage of rolling chips turnover has historically ranged between approximately 1.1% and 4.5%. Their average historical gross win rate was 2.87% for the period from May 2006 to December 31, 2009. Based on an average of 2.87%, AERL’s net profit before general and administrative expenses has typically averaged 0.45% of rolling chip turnover.

Profit Interest Agreements

Current Macau laws do not allow non-Macau companies such as AGRL to directly operate a gaming promotion business in Macau. Consequently, AGRL’s gaming promotion business is operated through a series of contractual arrangements, including profits interest agreements, that enable AGRL to receive substantially all of the economic benefits of AGRL’s VIP gaming promoters and exercise effective control over those VIP gaming promoters.

Pursuant to these arrangements, each VIP gaming promoter enters into an agreement with the casino operator to operate a VIP gaming room in the casino. These agreements provide that the VIP gaming promoter receives a commission of the type described above. The VIP gaming promoter then enters into a profit interest agreement with an AGRL subsidiary, providing for the assignment to the subsidiary of 100% of the profits derived by the VIP gaming promoter from its operation of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which the AGRL subsidiaries are party provided that such assignments were effective on February 2, 2010, the date of the consummation of our acquisition of AGRL.

In addition to the assignment of the profit interest, each profit interest agreement provides that the VIP gaming promoter will not terminate its underlying agreement with the casino without our consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement. In connection with the profit interest agreements, Messrs. Lam and Vong have agreed to make loans to AGRL for use by AGRL for working capital and to make loans to AGRL’s VIP gaming promoters. Pursuant to the agreement relating to such loans, such loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL) and not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. At February 2, 2010, the amount of the funding advanced to AGRL by Messrs. Lam and Vong was HK $157,000,000. This funding commitment terminates at the end of the fiscal quarter that AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000), exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of all loans made by AGRL to the VIP gaming promoters. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

AGRL’s VIP gaming promoters were the first VIP room gaming promoters to introduce the VIP gaming model of Macau into Jeju and conducted a trial run from May 1, 2008 through July 31, 2008 at the Lvegas Casino in the T.H.E. Hotel and Casino operated by TLC Leisure Co. Ltd. During the trial run, Doowell, AGRL’s VIP gaming promoter, promoted the VIP gaming rooms with rules largely identical to those of Macau in a less competitive environment. AGRL received positive feedback from the collaborators and junket agents and gaming patrons but, because of the financial turmoil that erupted just around the time of the trial run, it was unable to get funding commitments for a more permanent operation and terminated the trial.

Although we were considering expanding our operations to the island of Jeju in the Republic of Korea, we are delaying our expansion in Jeju because the continued strength of the Macau VIP gaming market makes it desirable to continue to increase our efforts there. Also, the favorable risk/reward of the commission model in Macau offers more stability than the capital risk of the win/loss split model used in Jeju due to the fluctuation surrounding gaming wins and losses. Fixed commission revenues are based only on the amount of chips turnover, rather than the win/loss of the gaming operations. There have been no operations at Hyatt Regency Casino, Jeju, and we do not foresee any operations there in the near future.

Competition

There is a large number of VIP gaming promoters in Macau and competition among them is intense. They first compete at the level of obtaining gaming promoter agreements with concessionaires and sub-concessionaires. Then, because concessionaires and sub-concessionaires frequently enter into gaming promoter agreements with a number of VIP gaming promoters to operate VIP gaming rooms in the same hotel, they compete against each other in efforts to attract gaming patrons to their own VIP gaming rooms through their arrangements with junket agents and collaborators. Finally, they compete with VIP gaming promoters who operate in other hotels in which they don’t have a presence.

One of the most critical factors in competing successfully in this environment is the experience of management. In this regard, AGRL believes that it is favorably positioned as the owners and managers of its VIP gaming promoters have been engaged in the specialized market of VIP gaming for over 20 years and have developed an agent marketing program of over 1,000 agents with a client referral base throughout Asia. Another critical factor is the level of services that are provided to the agents and collaborators and their gaming patrons. AGRL believes that the level of such services that it provides is very high and quite competitive. A third competitive factor is the relationships that exist between the VIP gaming promoters and the agents and collaborators, on the one hand, and between the agents and collaborators and their VIP gaming patrons, on the other hand. AGRL makes great efforts to select agents and collaborators that have excellent patron relationships and to maintain strong personal relationships with them once they are selected.

Because VIP gaming promoters are almost all privately held companies, no public financial information is available as to their operations.

Business Strategy

AGRL plans to expand its operations in Macau.

AGRL believes that gaming revenue growth and visitation to Macau have been, and will continue to be, driven by a combination of factors, including: (i) Macau’s proximity to major Asian population centers; (ii) the liberalization of currency restrictions to permit Chinese travelers to take larger sums of currency out of mainland China; (iii) the increase in regional wealth, leading to a large and growing middle- and upper middle-class in China with more disposable income; (iv) infrastructure improvements that are expected to facilitate more convenient travel to and within Macau; and (v) an increasing supply of casino, hotel and entertainment offerings in Macau, including large mixed-use developments. AGRL believes that its management’s knowledge of the Macau gaming industry and expertise in VIP gaming provide it with a platform to capitalize on the opportunities in the overall growth of the Macau gaming industry.

In view of the increasing number of casinos in Macau, AGRL’s VIP gaming promoters are applying a number of strategies, including:

•	Seeking to grow AGRL’s VIP gaming promoters’ business through the development of strategically located gaming clusters in Macau to target different segments of the VIP gaming patrons. For example, we have acquired a VIP room at the Venetian Resort Hotel that targets higher middle-tier gaming patrons.
•	Having AGRL’s VIP gaming promoters continue to actively manage their portfolios by expanding and upgrading their existing services and marketing efforts in line with the AGRL’s development strategy to improve overall yield. For example, we have acquired King’s Gaming, whose VIP room in Cotai provides an alternative gaming location to downtown Macau for our patrons.
•	Increasing the number of collaborators and junket agents to promote the VIP gaming rooms. For example, we have increased our network of agents through our acquisition of King’s Gaming and through referrals from our existing agents.
•	Marketing the Star World Hotel, the MGM Grand Macau Casino Resort and the Venetian-Resort-Hotel & Casino as 5-star hotels with comprehensive attractions and facilities for top tier gaming patrons to collaborators and promoters.
•	Providing an even more comfortable and relaxing atmosphere in the VIP gaming rooms. For example, we have increased the number of service staff in our VIP gaming rooms at Starworld and MGM.
•	Expanding our presence in the Macau VIP gaming market into the Cotai Strip. Our acquisition of 100% profit interest of King’s Gaming Promotion Limited will enable us to have a presence on the Cotai Strip.

Governmental Regulation — Macau

The operation of casino games or other games authorized by the Macau government is subject to general administrative, civil and criminal laws and to the specific gaming laws. Law No. 16/2001 (the “Macau

Gaming Law”) introduced and established the legal framework and the principal rules for the operation of casino games and sets out the governing framework for regulation of casinos in Macau.

The concession regime restricts the operation of casino games to private companies incorporated in Macau that have concessions granted by the MSAR pursuant to the concession contracts and applicable gaming laws and regulations. Pursuant to the Macau Gaming Law, the MSAR granted concessions to SJM, Wynn Macau and Galaxy under an international public tender. The Macau government also authorized three sub-concessions, one by Galaxy to Venetian Macau, one by SJM to MGM Grand Paradise and one by Wynn Macau to Melco PBL. It is provided under SJM’s concession, as well as in Galaxy’s and Wynn Macau’s concession contracts, that the concessionaires cannot enter into sub-concessions without the authorization of the Macau government. The Macau government has stated in public announcements that only three sub-concessions will be permitted.

The DICJ’s Role and Authority

The DICJ is the primary regulator and supervisory institution of the MSAR’s gaming industry. The DICJ plays an active role in fulfilling the objectives set forth in the Macau Gaming Law. The main objectives of the Macau Gaming Law are (i) that concessionaires and sub-concessionaires carry on adequate operation of casino games or other forms of gaming, (ii) that parties involved in the operation, management and supervision of casino games or other forms of gaming are eligible to perform their functions and undertake respective responsibilities, (iii) that operation of casino games or other forms of gaming is performed in a just, honest manner and free from criminal influences and (iv) that MSAR’s public interests relating to special gaming tax and other contributions are well protected by maintaining effective controls and procedures.

Among other requirements, concessionaires and sub-concessionaires are required to submit to the DICJ for record or inspection all significant documentation and periodic reports regarding their business and operation, as well as to submit to the DICJ all matters requiring the Macau government’s approval or authorization as required by laws, the concession or sub-concession contracts, as applicable (such as changes in shareholding structure, changes in control, directorship and key employees, gaming equipment and other matters related to operation of casino games).

In addition, the DICJ is responsible for assessing the taxes and other amounts payable by concessionaires and sub-concessionaires to the MSAR. The DICJ continuously monitors concessionaires’ and sub- concessionaires’ daily operations and tabulation of net-win generated from casino games including casino table games and slot machines through various control procedures conducted in the casinos.

Gaming Commission

The Macau Gaming Commission was created by the MSAR Chief Executive’s Dispatch No. 120/2000, of 4 July 2000, further amended by Dispatch No. 194/2003. The Gaming Commission is a specialized commission directly reporting to and presided over by the MSAR Chief Executive, with the responsibility to formulate policies and facilitate the development of Macau’s gaming operations and relevant regulatory framework.

Regulations Relating to Macau’s Gaming Industry

The following are the pertinent laws and regulations relating to us and the gaming industry in Macau:

The Macau Gaming Law.  The Macau Gaming Law established the legal framework and the principal rules for the operation of casino games or other forms of gaming in the MSAR. It sets forth the objectives of the legal system governing the operation of casino games and it defines the permitted types of casino games, places, locations and periods for operation. It further sets forth principal rules for the concession regime and provides for obligations of the concessionaires including submitting their accounts and records to the Macau government, and special gaming tax to the MSAR.

Administrative Regulation No. 26/2001 (“Gaming Tender Regulation”).  The Gaming Tender Regulation, as amended, sets forth the terms of the public tender procedures for the granting of concessions for the operation of casino games and the eligibility and financial capacity requirements of bidders (also applicable to the sub-concessions).

The Rules of Casino Games.  The Macau government has promulgated additional rules to supplement the rules of casino games set forth in Section 55 of the Macau Gaming Law. These supplemental rules were approved by the External Dispatches of the Secretary for Economy and Finance, which set out or renewed the detailed procedures and rules of certain casino games, namely football poker, wheel of fortune, baccarat, soccer poker, black jack, fish-prawn-crab, roulette, Q poker, fan-tan and stud poker.

Law No. 5/2004, Enacted on June 14, 2004 (“Gaming Credit Law”).  The Gaming Credit Law governs the granting of gaming credit in the MSAR and authorizes the (i) concessionaires, (ii) sub-concessionaires and (iii) VIP gaming promoters who enter into a contract with a concessionaire or sub-concessionaire to grant gaming credits. Pursuant to the Gaming Credit Law, the granting of gaming credit is limited to the following three circumstances: (i) a concessionaire or a sub-concessionaire as a creditor may grant gaming credits to a gaming patron as a borrower; (ii) an authorized gaming promoter as a creditor may grant gaming credits to a gaming patron as a borrower; or (iii) a concessionaire or a sub-concessionaire as a creditor may grant gaming credits to an authorized gaming promoter as a borrower. It also forbids the assignment or transfer in any form of the power to grant gaming credits. The Gaming Credit Law provides for the obligations of the credit grantors towards the DICJ and scope of the DICJ’s supervision. Specifically, the granting of gaming credits is enforceable as a civil debt pursuant to Article 4 of the Gaming Credit Law.

Law No. 8/96/M, Enacted on July 22, 2002 (“Law on Illicit Gaming”).  The Law on Illicit Gaming prohibits all forms of operation, promotion or assistance to gaming outside the authorized areas, as well as any fraudulent gaming in authorized areas, or any unlicensed granting of loans or gaming credits to gaming patrons.

Administrative Regulation No. 27/2009, Enacted on August 10, 2009.  As a result of the amendments made to Administrative Regulation No. 6/2002 by the recently enacted Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau government now has the authority to issue a dispatch implementing the 1.25% Gaming Promoter commission cap, as agreed between all concessionaires and sub-concessionaires.

The commission cap became effective on December 1, 2009. The amendment sets forth standards for what constitutes a commission to VIP gaming promoters, including all types of payments, either monetary or otherwise, that are made to Gaming VIP gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on VIP gaming promoters, concessionaires and sub-concessionaires to report regularly to the DICJ and imposes fines or other sanctions for non-compliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to VIP gaming promoters.

Compulsory Licensing and Registration Requirements for VIP Gaming Promoters.  The DICJ initiated the first licensing process in Macau for gaming promoters, under the transition arrangements introduced by the Gaming Promoters Regulation. Gaming promoters must also be registered with one or more than one concessionaire or sub-concessionaire, unless otherwise restricted by contract. The gaming promoters must also execute a contract with the concessionaire or sub-concessionaire after obtaining gaming promoter licenses.

The Gaming Promoters Regulation restricts the operation of gaming promotion to licensed corporate entities, commercial partnerships or individuals that are registered as entrepreneurs with the MSAR Finance Department and meet the relevant requirements promulgated by the DICJ. In order to obtain a license for gaming promotion, the applicant must submit its application for suitability assessment by the DICJ, which includes assessment of the suitability of the gaming promoters’ key employees. When the gaming promoter is a commercial partnership or a company, the suitability of the gaming promoter’s directors and shareholders holding 5% or more of the share capital is also assessed. A gaming promoter license is valid until December 31st in the year it is granted and can be renewed each year upon submission of an application to the DICJ. The renewal application must include a signed declaration by the legal representative of the relevant concessionaire that it is the intention of the concessionaire to operate with such gaming promoter in the following year. Gaming promoters that are sole proprietors are subject to compulsory assessment of their suitability every three years, and gaming promoters that are commercial partnerships or companies are subject to compulsory assessment every six years. Extraordinary suitability assessment may be conducted also by the DICJ.

Concessionaires and sub-concessionaires are jointly liable to the Macau government for the activities conducted by the gaming promoters, gaming promoters’ employees, collaborators and junket agents within their respective casino premises. Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and for their compliance with applicable laws and regulations. Failure by the gaming promoters or the concessionaires or sub-concessionaires to fulfill their major obligations under the Gaming Promoters Regulation may result in the following consequences:

•	the issue of a non-suitability report;
•	refusal to grant a new gaming promotion license or to renew an existing license;
•	upon notice by the concessionaire or sub-concessionaire to the DICJ, suspension of the gaming promotion activities of gaming promoters; and
•	administrative liability arising out of violation of the Gaming Promoters Regulation without prejudice of contractual liability of the gaming promoter towards the concessionaire.

Major Obligations Imposed Upon Gaming Promoters.  VIP gaming promoters in Macau are required to comply with the following obligations:

•	to register with concessionaires or sub-concessionaires and operate under the terms agreed in a written contract submitted to the DICJ (including, in particular, the amount and payment method of commissions or other agreed remunerations, the nature of their activities in the casinos, including the designation of any gaming rooms or other premises within the casinos, the amounts and forms of required securities and guarantees and the waiver indicating that concessionaires or sub-concessionaires and gaming promoters agree to submit to the exclusive jurisdiction of the MSAR courts and defer to Macau Laws);
•	to execute written contracts with their collaborators and submit copies of such contracts to the DICJ;
•	to submit annually, through concessionaires or sub-concessionaires, a list containing the identification of their chosen collaborators for the following year, and copies of their identification documents and no criminal record certificates or equivalent documents to the DICJ for approval;
•	to comply with laws and regulations relating to gaming promoters and gaming promoter related announcements and instructions issued by the DICJ;
•	to accept auditing carried out by the DICJ and the MSAR Finance Department;
•	to make all books and records available for the inspection and review by the DICJ and the MSAR Finance Department and provide any additional information and materials upon their request;
•	to perform all contractual obligations, especially obligations to gaming patrons;
•	to comply with the reasonable instructions issued by the concessionaires or sub-concessionaires to the extent that such instructions do not interfere with the gaming promoters’ autonomy;
•	to perform all contractual obligations stipulated in the written contracts with concessionaires or sub-concessionaires; and
•	to comply with all legal and regulatory requirements required by the laws and regulations of the MSAR.

Major Obligations Imposed Upon Concessionaires and Sub-Concessionaires.  Concessionaires and sub-concessionaires in Macau are required to comply with the following obligations with respect to their gaming promoters:

•	to submit to the DICJ annually a list of gaming promoters with whom they intend to operate in the following year (the Macau government, through the DICJ, determines annually the maximum number of gaming promoters and issues licenses to the gaming promoters identified in lists provided to it by the concessionaires and sub-concessionaires);

•	to submit to the DICJ, prior to the 10th of each month, a detailed list of the amounts of commissions or other remunerations paid to each gaming promoter in the previous month, as well as the amounts of taxes withheld;
•	to prepare and maintain an updated list of the names of registered gaming promoters, their directors, key employees and collaborators for submission to the DICJ quarterly;
•	to inform the DICJ or proper authorities of any fact that may affect the solvency of their gaming promoters;
•	to maintain and update the book records with their gaming promoters;
•	to supervise the activities of their gaming promoters, in particular their compliance with legal and contractual obligations;
•	to inform the authorities of any potential criminal activity by their gaming promoters, in particular potential money laundering activities;
•	to promote a healthy relationship with registered gaming promoters;
•	to settle commissions or other remunerations agreed upon with their gaming promoters in a timely manner; and
•	to pay withholding taxes for their gaming promoters in a timely manner.

Anti-Money Laundering Regulations

The MSAR has been a member of the Asia/Pacific Group on Money Laundering (“APG”) since 2000. As a member of APG, the MSAR undertook, between 1990 and 2004, to implement the 40 recommendations and nine special recommendations of the Financial Action Task Force on Money Laundering (“FATF”), an inter-governmental body created in 1989 to develop and promote policies to combat money laundering and terrorist financing. As at July 24, 2007, the APG and Offshore Group of Banking Supervisors (“OGBS”), in their “Mutual Evaluation Report on Macau, China Against the FATF 40 Recommendations (2003) and 9 Special Recommendations,” determined that, despite non-compliance with Special Recommendation 9 relating to cross-border declaration and disclosure, Macau had demonstrated a strong commitment towards implementing laws and institutional bodies to enhance its compliance with international anti-money laundering standards. The MSAR Legislative Assembly approved a new anti-money laundering law on March 23, 2006 to combat money laundering by further strengthening the record-keeping and reporting requirements relating to suspicious activities.

The following are the pertinent laws and regulations relating to the anti-money laundering regulations in Macau that have recently been enacted:

Law No. 2/2006, Published in Macau Official Gazette No. 14 of 3 April 2006.  This law requires casino operators, concessionaires, sub-concessionaires, gaming promoters, and other entities such as financial institutions, insurance companies, exchange houses, money remittance companies and professionals to assist the Macau government in its efforts to combat money laundering activities. Corporate entities and associations are responsible and liable for money laundering when the crime is committed in their name and corporate interest be either (i) their corporate bodies or representatives, or (ii) a person under their authority, when the crime became possible by virtue of an unlawful breach of the vigilance or control duties pending on such entity.

Section 34 of the Gaming Law.  This section imposes a duty on the external auditors of the concessionaires, sub-concessionaires and managing companies of gaming operations to inform the DICJ and the Finance Department about any facts that may give rise to a suspicion of that entity, the members of that relevant corporate bodies or their employees of being involved in money laundering.

Section 30 of the Gaming Promoters Regulation.  This section provides that the concessionaires and sub-concessionaires must inform the relevant authorities about any fact indicating gaming promoters and their collaborators involved in acts of money laundering.

Legislative Developments

In order to better address the needs of the existing concession regime and to facilitate the modernization of the gaming industry in the MSAR, the Macau government and its Legislative Assembly have been revising the existing gaming regulations and are expected to enact new legislation or amend existing legislation to strengthen the legal framework on gaming activities. The MSAR Legislative Assembly enacted legislation in 2004 allowing concessionaires or sub-concessionaires to extend gaming credits to gaming patrons and to enforce gaming debts. Future legislation may cover operation of gaming areas, gaming chips and tokens, slot machines and offenses related to gaming and may change or update existing legislation.

Environmental Regulations

All organizations in Macau have to comply with the environmental principles of the environmental protection policy according to the Macau Ordinance, namely in respect of noise, pollution and construction nuisance. AGRL does not believe that it is in violation of any environmental laws.

Labor and Safety Regulations

Pursuant to Macau laws and regulations, Macau employers must register their employees under the mandatory Social Security Fund, make social security contributions for each of its employees and contract insurance to protect the rights and interests of their employees in the event of working accident and/or professional disease. AGRL believes that it is in compliance with all such regulations.

Seasonality

Typically, holiday periods in China, such as the New Year, the National Day, the Labour Day and the Mid-Autumn Festival, when many people in China take vacations, show peaks in gambling activity. Because AGRL has operated for only a few years and has experienced large growth from its inception, its results to date do not reflect any such peaks. However, as its business matures, it expects that it will experience peaks of activity at the times of holidays.

Legal Proceedings

AGRL is not involved in any legal proceedings that are anticipated to have a material effect on its business, financial position, results of operations or liquidity, nor is AGRL aware of any proceedings that are pending or threatened that may have a material effect on its business, financial position, results of operations or liquidity. From time to time, AGRL is subject to legal proceedings and claims in the ordinary course of business, certain of which would be covered by insurance. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis contains forward-looking statements about our plans and expectations of what may happen in the future. Forward-looking statements are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, and our results could differ materially from the results anticipated by our forward-looking statements as a result of many known and unknown factors.

You should read the following management discussion and analysis (“MD&A”) in conjunction with the financial statements and related footnotes thereto included in this prospectus.

Overview

We are a holding company that conducts our primary business operations through our wholly owned subsidiary, Asia Gaming & Resort Limited (“AGRL”), and its subsidiaries.

We were incorporated in the Cayman Islands on September 24, 2007 under the name “CS China Acquisition Corp.” for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in the People’s Republic of China (including Hong Kong and Macau).

Prior to the business combination with AGRL, we had no operating business.

On February 2, 2010, we acquired all of the outstanding securities of AGRL from Spring Fortune Investment Ltd (“Spring Fortune”), resulting in AGRL becoming our wholly owned subsidiary. Upon the business combination with AGRL, we changed our name to “Asia Entertainment & Resources Ltd.”

AGRL was incorporated on May 2, 2007 in Hong Kong. It is an investment holding company of subsidiaries that, through profit interest agreements with affiliated companies known as VIP gaming promoters, are entitled to receive all of the profits of the VIP gaming promoters from VIP gaming rooms promoted by the VIP gaming promoters in casinos at major hotels in Macau.

The acquisition of AGRL has been accounted for as a “reverse merger” and recapitalization since Spring Fortune, the former shareholder of AGRL, became the owner of a majority of the outstanding ordinary shares immediately following the completion of the transaction and has significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity, in accordance with the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB-ASC”) topic 805 Business Combinations. Accordingly, AGRL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of AGRL and are recorded at the historical cost basis of AGRL. Our assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of AGRL after consummation of the acquisition.

Foxhill Group Limited (“Foxhill”) and Kasino Fortune Investments Limited (“Kasino Fortune”) are the major subsidiaries of AGRL, which have relationship with AGRL’s VIP gaming promoters (effective February 2, 2010).

Upon the closing of the acquisition of AGRL by AERL, the Promoter Companies became variable interest entities (“VIEs”) of the subsidiaries of AGRL, which are the primary beneficiaries of the operations of the Promoter Companies.

Management’s determination of the appropriate accounting method with respect to the AGRL variable interest entities is based on Financial Accounting Standards Board-Accounting Standards Codification (“FASB ASC”) Topic 810, “Consolidation of Variable Interest Entities”. AGRL consolidates the VIEs in which it is the primary beneficiary and will disclose significant variable interests in VIEs of which it is not the primary beneficiary, if any.

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies will be combined with those of AGRL for all periods subsequent to the closing of the acquisition of AGRL by AERL.

Sang Heng Gaming Promotion Company Limited (“Sang Heng”) and Iao Pou Gaming Promotion Limited (“Iao Pou”) are promoters of VIP gaming rooms, which are private room gaming facilities in casinos, in Macau, Special Administrative Region (“Macau” or “Macau SAR”), China.

Highlights

When compared to that of the period ended June 30, 2009, we performed substantially better in the period ended June 30, 2010. The following factors contributed to our improved performance:

•	Gaming in Macau has had revenue growth of 67% year-over-year in the first half of 2010;
•	The relocation of the Spring VIP Room at Grand Waldo to the Iao Kun VIP Room at the MGM Grand Hotel and Casino, which has resulted in a market shift from lower tier patrons to middle and high tier patrons;
•	The increase in the number of tables from four at Grand Waldo to eleven at the MGM Grand Hotel and Casino;
•	The increase in the number of tables from six at the Iao Kun VIP Room to eleven at the Star World Hotel and Casino;
•	The rapidly emerging “rich” class of Chinese year over year;
•	The resurgence of the Chinese economy after the slowdown in the second half of 2008 and the first half of 2009; and
•	The Iao Kun VIP Room at Star World changing its commission structure from win/loss split to a fixed percentage commission on rolling chip turnover, and with this change the Company can concentrate its marketing efforts to increase the number of patrons and the amount of play at the Iao Kun VIP Room. This would result in higher fixed commission income.

AGRL’s Financial Condition and Results of Operations

The discussion and financial information for the two years ended December 31, 2009 relates to periods prior to our business combination with AGRL on February 2, 2010. It should be read in conjunction with AGRL’s consolidated financial statements and the combined financial statements of the Promoter Companies appearing elsewhere in this registration statement.

Current Macau laws do not allow non-Macau companies such as AGRL to directly operate a gaming promotion business in Macau. Consequently, AGRL’s gaming promotion business is operated through a series of contractual arrangements, including profits interest agreements, that enable the AGRL subsidiaries to receive substantially all of the economic benefits of its VIP gaming promoters and for AGRL to exercise effective control over its VIP gaming promoters.

Pursuant to these arrangements, each VIP gaming promoter enters into an agreement with the casino operator and license holder to promote a VIP gaming room in the casino. These agreements provide that the VIP gaming promoter receives a commission or shares in the net win/loss of the VIP gaming room. The VIP gaming promoter then enters into a profit interest agreement with a subsidiary of AGRL, providing for the assignment to the subsidiary of 100% of the profits derived by the VIP gaming promoter from its promotion of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which AGRL’s subsidiaries are party provide that such assignments were effective on February 2, 2010, the date of the consummation of AGRL’s acquisition by AERL. The profit agreements do not have expiration dates and continue in effect until termination of the operation of the respective VIP gaming rooms.

In addition to the assignment of the profit interest, the profit interest agreements provide that the VIP gaming promoter will not terminate its underlying agreement with the casino without AERL’s consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement. In connection with the profit interest agreements, Messrs. Lam and Vong have agreed to make non-interest bearing loans to AGRL for use by AGRL to make loans to AGRL’s VIP gaming promoters and for working capital. Pursuant to the agreement relating to such loans, such loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL) and not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. This funding commitment terminates at the end of any fiscal quarter in which AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000) on the last day of the fiscal quarter, exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of all loans made by AGRL to the VIP gaming promoters with their approval. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

The following are the subsidiaries of AGRL, which have relationships with AGRL’s VIP gaming promoters (effective February 2, 2010):

Foxhill was incorporated in the British Virgin Islands on February 15, 2007. The main asset of Foxhill is the right to 100% of the profit derived by Iao Pou Gaming Promotion Limited (“Iao Pou”) from the promotion of the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Foxhill and Iao Pou. Prior to the commencement of operations of the Iao Kun VIP gaming room in the MGM Grand Macau, Foxhill acquired the right for the profit generated by Spring Gaming Promotion Company Limited (“Spring”) in the Spring VIP Room at the Grand Waldo Hotel in Macau, which was terminated in May 2009 upon the closing of the Spring VIP Room.

Kasino Fortune was incorporated on February 16, 2007. The main asset of Kasino Fortune is the right to 100% of the profit derived by Sang Heng Gaming Promotion Company Limited (“Sang Heng”) from the promotion of the VIP gaming room at the Star World Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Kasino Fortune and Sang Heng.

Billion Boom International Limited (“Billion Boom”) was incorporated on November 1, 2007. The main asset of Billion Boom is the right to 100% of the profit derived by King’s Gaming from the promotion of the VIP gaming room at the Venetian Macau-Resort-Hotel in Taipa, Macau pursuant to the profit interest agreement between King’s Gaming and Billion Boom.

Well Mount International Limited (“Well Mount”) was incorporated on November 1, 2007. The main asset of Well Mount is the right to 100% of the profit derived by Doowell Limited (“Doowell”) from the promotion of the VIP gaming room at T.H.E. Hotel and Casino in Jeju Island, Republic of Korea, pursuant to the profit interest agreement between Well Mount and Doowell. The VIP gaming room at T.H.E. Hotel and Casino is currently not operating and both Well Mount and Doowell are presently inactive.

AGRL has established one additional holding company subsidiary: Link Bond International Limited (“Link Bond”). On November 14, 2009, Link Bond entered into a profit interest agreement with Champion Lion Limited (“Champion Lion”) relating to 100% of the profit derived by Champion Lion from the promotion of the VIP gaming room at the Unicorn Hyatt Regency Casino in Jeju Island, however, management has decided to delay opening this facility to focus on its operations in Macau.

Upon the closing of the acquisition of AGRL by AERL, the Promoter Companies became variable interest entities (“VIEs”) of the subsidiaries of AGRL, which are the primary beneficiaries of the operations of the Promoter Companies.

Management’s determination of the appropriate accounting method with respect to the AGRL variable interest entities is based on Financial Accounting Standards Board-Accounting Standards Codification (“FASB ASC”) Topic 810, “Consolidation of Variable Interest Entities”. AGRL consolidates the VIEs in which it is the primary beneficiary and will disclose significant variable interests in VIEs of which it is not the primary beneficiary, if any.

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies will be combined with those of AGRL for all periods subsequent to the closing of the acquisition of AGRL by AERL.

AGRL’s VIP Gaming Promoters

The following are AGRL’s VIP gaming promoters and the predecessors of certain of them:

Entity Name	Periods Included in Combination
Current Entities:
Sang Heng Gaming Promotion Company Limited (“Sang Heng”)	August 8, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009
Spring Gaming Promotion Company Limited (“Spring”)	August 8, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009 (Ceased operation on May 30, 2009)
Doowell Limited (“Doowell”)	November 20, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009
Iao Pou Gaming Promotion Limited (“Iao Pou”)	June 22, 2009 – December 31, 2009
Champion Lion Limited (“Champion Lion”)	Not included in combination
Predecessors:
Sang Heng VIP Room (Lam Man Pou) (“Sang Heng VIP Room”)	Years ended December 31, 2007, 2008 and 2009
Spring VIP Room (Lam Man Pou) (“Spring VIP Room”)	Years ended December 31, 2007, 2008 and 2009

Sang Heng, Spring, Iao Pou, Doowell, and Champion Lion are promoters of VIP gaming rooms, which are private room gaming facilities in casinos, in Macau, Special Administrative Region (“Macau” or “Macau SAR”), China, and Jeju Island, in the Republic of Korea.

VIP gaming rooms are well appointed suites generally located within a large casino and serve the purpose of providing luxury accommodations and privacy exclusively for the high-tier gaming patrons to gamble in.

Macau, the only city in China that allows legalized gaming, is located 60 kilometers west of Hong Kong and is connected to mainland China by two bridge systems, a 24 hour ferry service from Hong Kong and direct world flights into its international airport. Jeju Island is a highly developed resort area located off the Southern Coast of the Republic of Korea that allows legalized gaming to non-Korean visitors and tourists. There are no visa requirements for mainland Chinese to go to Jeju Island.

Sang Heng VIP Room was a sole proprietorship, owned by Mr. Lam Man Pou (current chairman and a director of AERL and principal stockholder of Spring Fortune). The operations of Sang Heng VIP Room were to promote a VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau, China. Sang Heng VIP Room was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room and commenced operation on May 22, 2006. It operated until August 8 2007, at which point the operations were transferred to Sang Heng, which continued to promote the Sang Heng VIP Room. In December 2007, Sang Heng relocated the operations of the VIP gaming room at the Grand Waldo Hotel and Casino to the Iao Kun VIP gaming room at the Star World Hotel and Casino, located in downtown Macau.

Spring VIP Room was a sole proprietorship, owned by Mr. Lam Man Pou, and was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. Spring VIP Room commenced operation on May 25, 2006 and operated until August 8, 2007, at which point the operations were transferred to Spring, which continued to promote the VIP gaming room until May 30, 2009. In June 2009, Spring relocated the operations of the VIP gaming room at the Grand Waldo and Casino to the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino.

In order to meet the requirement of Galaxy S.A., the primary concessionaire for Star World Hotel and Casino, Mr. Lam requested Mr. Zheng An Ting to incorporate Iao Pou in Macau SAR, with Mr. Zheng as the major shareholder, to promote the MGM Grand Hotel and Casino Iao Kun VIP gaming room located in downtown Macau. Iao Pou is licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room.

Doowell is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Lam Man Pou. Doowell promoted the Iao Kun VIP gaming room at T.H.E. Hotel and Casino (formerly Nam Seoul Plaza Hotel and Casino), a luxury hotel located in Jeju City on Jeju Island. T.H.E. Hotel and Casino had a trial opening in May 2008. Doowell had limited activity during 2009.

Champion Lion is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Vong Hon Kun (currently chief operating officer and a director of AERL) and Leong Siak Hung (currently chief executive officer and a director of AERL). Champion Lion was formed to promote the Iao Kun VIP Room at the Unicorn Hyatt Regency Casino, a luxury hotel located on Jeju Island, but management has decided to postpone opening this facility to focus on its operations in Macau.

Company Operations and Critical Accounting Policies

Profit Interest Agreements

Each Promoter Company has entered into an agreement with the casino operators and license holders to promote a VIP gaming room in the casino. These agreements provide that the Promoter Company receives a commission or share in the net win/loss of the VIP gaming room. The Promoter Company then enters into a profit interest agreement with a subsidiary of AGRL, providing for the assignment to the subsidiary of 100% of the profits derived by the Promoter Company from its promotion of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which AGRL’s subsidiaries are party provide that such assignments were effective on February 2, 2010, the date of the consummation of AGRL’s acquisition by us. The profit agreements do not have expiration dates and continue conterminously with the operation of the respective VIP gaming rooms.

In addition to the assignment of the profit interest, each profit interest agreement provides that the VIP gaming promoter will not terminate its underlying agreement with the casino without our consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement.

In connection with the profit interest agreements, Messrs Lam (Chairman of the Board of Directors of AERL and Chief Marketing Officer) and Vong (Chief Operating Officer and Director of AERL) have agreed to make non-interest bearing loans to AGRL for use by AGRL for working capital and to make loans to AGRL’s VIP gaming promoters, such loans will be in an amount not less than HK$ 350,000,000 (approximately US$ 45,000,000). This funding commitment terminates at the end of the fiscal quarter that AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000), exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of the loans made by AGRL to the VIP gaming promoters. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

Revenue Recognition

Revenue from VIP gaming room operations is recorded monthly based upon the Promoter Companies’ share of the net gaming win/loss or as a percentage of chips wagered in VIP gaming rooms promoted by us, through the Promoter Companies, as calculated and reported by the concessionaires and subconcessionaires when the information is provided. Concessionaire and subconcessionaire reports are typically received within ten business days of month-end.

In accordance with long standing industry practice in Macau, the Promoter Company’, operations in Grand Waldo Hotel and Casino, StarWorld Hotel and Casino and MGM Grand Hotel and Casino had similar revenue and loss sharing arrangements. Under these arrangements, Sang Heng, Spring and Iao Pou shared in the casino’s VIP gaming room wins or losses from the gaming patrons recruited by the Promoter Companies. Typically, wins and losses are allocated 40.25% or 45% of net gaming wins. The promoter or the casino operators may adjust these arrangements with adequate notice and agreement by both parties to the arrangement.

Additionally, the Promoter Companies earn revenues based upon percentages of chips wagered in the VIP gaming rooms (typically 0.05%), which is available to offset costs incurred for accommodations, food and beverage and other services furnished to VIP gaming room patrons without charge and is included in gross revenues and then deducted as promotional allowances as incurred. These revenues are recorded as fees and incentive revenues in the accompanying consolidated statements of income.

In July 2009, all concessionaires and sub-concessionaires entered into an agreement to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters cannot exceed 1.25% of rolling chip volumes regardless of the commission structure adopted. As a result of the amendments made to Administrative Regulation No. 6/2002 by Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau Government now has the authority to issue a dispatch implementing the 1.25% gaming promoter commission cap, as agreed between all concessionaires and sub-concessionaires. The amendment sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or in specie, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters, concessionaires and sub-concessionaires to report regularly to the Gaming Inspection and Coordination Bureau of the Macau government and imposes fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters.

Beginning in October 2009, StarWorld Hotel and Casino agreed to revise the Sang Heng gaming promotion agreement and removed the win/loss sharing component and replaced it with a commission payable to Sang Heng at a rate of 1.25% of chips turnover. Management has requested that the MGM Grand Macau revise the Iao Pou agreement to remove the win/loss sharing component and replace it with a commission payable to Iao Pou at a rate of 1.25% of chips turnover. MGM Grand Macau has deferred its decision to allow for fixed commissions, rather than win/loss sharing, until later in 2010. Management believes that this change in the revenue structure will reduce the inherent risk in operating a VIP gaming room, due to the fluctuation surrounding gaming wins and losses. With the fixed commission scheme, the Promoter Companies can concentrate their efforts on gaming promotion, when they bring in more gaming patrons, there won’t be an exposure of the possibility of losses which will certainly result in higher revenue derived from higher chips turnover. The fixed commission revenues will be based only on the amount of chips turnover, rather than the win/loss of the gaming operations.

VIP Gaming Room Cage and Marker Accounting

As of December 31, 2009 and through the period prior to the acquisition, the Promoter Companies did not extend credit to junket agents. The operations of the cage, which is where cash, non-negotiable and cash chips transactions and extension of credit occur, were owned by the individual owners of the Promoter Companies. Subsequent to the acquisition of AGRL by AERL, the operations and extension of credit by the cage became controlled by us through the Promoter Companies and two of our directors assigned the assets of the cage to us as a loan in the amount of HK $157,000,000 (approximately US $20,220,000) to enable us to extend credit to the VIP gaming promoters. At June 30, 2010, the loan amounted to HK $381,000,000 (approximately US $49,000,000).

In the VIP gaming rooms, junket agents primarily purchase non-negotiable rolling chips from the cage either with cash, cash chips, cashier’s order, or markers (short term, non-interest bearing loans). Non-negotiable chips can only be used to make wagers. Winning wagers are paid in cash chips. The wager of the non-negotiable rolling chips by the gaming patrons in the VIP gaming room is recorded as rolling chip turnover and provides a basis for measuring VIP gaming room win percentage. It is customary in Macau to measure VIP gaming room play using this rolling chip method.

The law in Macau permits VIP gaming promoters to extend credit to junket agents.

With the completion of our acquisition of AGRL, we, through the Promoter Companies, extend credit to junket agents. A majority of our consolidated markers receivable are owed by junket agents from foreign countries, primarily in Asia. In addition to enforceability issues, the collectability of markers from foreign junket agents is affected by a number of factors including but not limited to changes in economic conditions in the agents’ home countries.

We may not be able to collect all of their gaming receivables from the junket agents. Management expects that we will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent that our junket agents, through the Promoter Companies, are visitors from other jurisdictions, we may not have access to a forum in which they will be able to collect all of our gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and we may encounter forums that will refuse to enforce such debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

We regularly evaluate the reserve for bad debts based on a specific review of junket agent accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. Upon the completion of the acquisition, Mr. Lam and Mr. Vong guaranteed all marker receivables. In addition, Mr. Mok, the majority shareholder of King’s Gaming, guarantees all markers (or loans) advanced to agents within his existing or future network therefore, as of June 30, 2010, management believes that a reserve for bad debts is not necessary.

Six months ended June 30, 2010 Compared to the Six Months Ended June 30, 2009

The following table sets forth certain information regarding AERL’s results for the first half of 2010, the first half of 2009 and the full year for 2009 (All figures are in $ thousands except ratios and percentages).

	2Q 2009	2Q 2010	2Q 2010/ 2Q 2009
Rolling Chip Turnover	1,672,284	4,340,388	160%
Revenue from VIP gaming operations	25,235	55,408	120%
Commission to agents	13,487	31,018	130%
Selling, general and administrative expenses	2,147	4,656	117%
Income including pre-acquisition income	9,438	19,160	103%
Revenue from VIP gaming operations/Rolling Chip Turnover	1.51%	1.28%
Commission to agents/Rolling Chip Turnover	0.81%	0.71%
Selling, general and administrative expenses/Rolling Chip Turnover	0.13%	0.11%

Revenue from VIP gaming promotion was $55,407,972 for the six months period ended June 30, 2010, as compared to $25,235,332 for the six months ended June 30, 2009, a 120% increase. Rolling chip turnover increased by $2 ,668,104,222, or 160%, in the six months ended June 30, 2010, as compared to that of the same period in 2009, principally as a result of (i) AERL successfully transitioning of the Iao Kun VIP room in the Galaxy Star World Hotel and Casino in Downtown Macau to a fixed 1.25% commission on rolling chip turnover effective October 2009, thereby eliminating unnecessary volatility during a particular quarter and allowing the possibility that an increase in rolling chip turnover will result in a higher net income (the Company has requested this change for the Iao Kun VIP room at the MGM Hotel and Casino); (ii) the increase in the number of tables from four at the Grand Waldo to eleven at the MGM Hotel and Casino after the relocation of the VIP room; and (iii) the Macau gaming markets continued the recovery, which started in July 2009, from the impact of the global economic crisis. Revenue for the six months period ended June 30, 2010 from VIP gaming promotion did not increase in proportion to the increase in rolling chip turnover because of the fixed commission of 1.25% is effectively equivalent to only 2.78% of gross win as a percentage of rolling chip turnover based on 45% win share (2.78% × 0.45 = 1.25%). Overall gross win rates for the six months periods ended June 30, 2010 and 2009 were 2.69% and 3.21%, respectively.

Revenue from VIP gaming promotion, as a percentage of rolling chip turnover, decreased 15.4% to 1.28% during the six months ended June 30, 2010 as compared to 1.51% during the six months ended June 30, 2009 due to the transition of the VIP room in the Galaxy Star World in Downtown Macau to a fixed commission of 1.25%. The VIP room in the Galaxy Star World constitutes over 80% of the company’s revenue. The gross win rate for the Iao Kun VIP room in MGM Hotel and Casino was 2.60% for the six months period ended June 30, 2010.

The special rolling tax increased by $269,456, or 163.6%, during the six months ended June 30, 2010 as compared to that of the same period in 2009 as a result of an increase in rolling chip turnover.

The commission paid to agents increased by $17,531,534, or 130%, during the six months ended June 30, 2010 as compared to the same period in 2009 as a result of an increase in rolling chip turnover. The commission paid to agents did not increase in proportion to the increase in rolling chip turnover because the amounts paid to junket agents decline as a result of the Macau government policy to cap the commission that the casinos offer to the promoters. The commission paid to agents/ Chip Turnover were 0.81% and 0.71% for the first half of 2009 and 2010 respectively.

Sales, general and administrative expenses increased by $2,509,276, or 117%, during the six month period ended June 30, 2010 as compared to that of the same period in 2009 mainly due to an increase in administrative overhead related to the establishment of an office in Macau of $20,665, management salaries of $572,543, overseas traveling of $122,170, VIP gaming room management fees of $643,359, merger expenses of $75,356 and additional reporting requirements as a public company of $717,858.

Nasdaq initial listing expenses amounted to $140,000, which are a one-time expense.

Net income, including pre-acquisition profit, was $19,159,938 for the six months ended June 30, 2010 as compared to $9,437,564 for the six months ended June, 2009, an increase of approximately 103%, for the reasons stated. Net income for the six months ended June 30, 2010, after adjusting for prior owners’ interest in pre-acquisition profit of $4,329,385, was $14,830,553.

EPS derived from income (including pre-acquisition income) for the six-months was $1.22 based on a basic weighted average share count of 12,158,912 and $0.65 based on a fully diluted weighted average share count of 22,730,652.

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Revenue from VIP gaming promotion was $60,479,937 for the year ended December 31, 2009, as compared to $51,021,223 for the year ended December 31, 2008, an 18.5% increase. Rolling chip turnover has increased by the amount $2,000,684,600, or 62.6%, in the year ended December 31, 2009 as compared to that of the same period in 2008, principally as a result of (i) one of the Promoter Companies having relocated its lower-tier VIP gaming room from the Grand Waldo Hotel & Casino in the Cotai Strip area of Macau to the MGM Hotel and Casino in downtown Macau and (ii) the Promoter Companies having almost tripled the number of gaming tables from four at Grand Waldo to eleven at the MGM Hotel and Casino. Revenue from VIP gaming promotions did not increase in proportion to the increase in rolling chip turnover because of the lower gross win rate.

Gross win, as a percentage of rolling chip turnover, decreased 25.2% to 2.5% during the year ended December 31, 2009 as compared to 3.3% during the year ended December 31, 2008. While gross win rates decreased during the year ended December 31, 2009, management believes that, over time, industry average gross win rates (approximately 2.80% – 3.00%) will be realized.

The Promoter Companies share of net gaming wins increased $11,740,255 or 27.6% in the year ended December 31, 2009 as compared to the same period in 2008, the increase is not in proportion to the increase in rolling chip turnover during the year ended December 31, 2009, principally as a result of gross win rates decreasing substantially in five calendar months during the year 2009, and the Iao Kun VIP Room at Star World changing its commission structure to a fixed percentage commission rate on rolling chip turnover. The fixed commission of 1.25% is effectively equivalent to 2.78% of gross win as a percentage of rolling chip turnover based on 45% win share (2.78% × 0.45 = 1.25%). These factors outweighed the favorable contribution from the relocation of the Spring VIP Room to the MGM Hotel and Casino and the increase in the number of tables from four at Grand Waldo to eleven at the MGM Hotel and Casino. In order to eliminate this unnecessary volatility during a particular interim period, the Promoter Companies intend to change their commission income from sharing in net win and losses in the VIP gaming rooms to a fixed percentage commission rate on rolling chip turnover. With this system change, the increase in rolling chip turnover would result in a higher net income. This has started with the Iao Kun VIP Room at the Star World Hotel and Casino effective in October 2009 and a request for such change has also been lodged for the Iao Kun VIP Room at the MGM Hotel and Casino.

Fees and incentives decreased by the amount of $2,235,365 or 26.6% in the year ended December 31, 2009 as compared to that of the same period in 2008, principally as a result of (i) a decrease in fees and incentives from T.H.E Hotel and Casino in Jeju because of the absence of gaming operations in Jeju after completion of the trial period in 2008, (ii) an increase in the win / loss allocation basis from 40.25% to 45%, which commenced in May 2008 for the Star World Iao Kun VIP Room, resulted in lower allowance fees for the Promoter Companies and therefore their incentives and (iii) Iao Kun VIP Room is no longer entitled to receive fees and incentives after the change to receive their commission income to a fixed percentage commission rate of 1.25% based on rolling chip turnover effective in October 2009 and thereafter.

The special rolling tax increased by an amount of $220,767 or 74.5% during the year ended December 31, 2009 as compared to that of the same period in 2008 as a result of an increase in rolling chip turnover.

The commission paid to agents increased by an amount of $14,095,521 or 56.3% during the year ended December 31, 2009 as compared to the same period in 2008 as a result of an increase in rolling chip turnover.

We expect this expense will decline in the future since the amounts paid to junket agents should likely decline following the government’s announcement of its intention to cap the commission rate offered to the gaming promoters.

Selling, general and administrative expenses decreased by an amount of $226,442 or 4.1% during the year ended December 31, 2009 as compared to that of the same period in 2008 as a result of the absence of gaming operations in Jeju.

Total comprehensive income, which includes a foreign currency translation adjustment, was $15,559,569 for the year ended December 31, 2009 as compared to $20,289,487 for the year ended December 31, 2008, a decline of approximately 23.3%, for the reasons stated.

2008 Compared to 2007

Revenue from VIP gaming promotion was $51,021,223 for fiscal year 2008, as compared to $36,247,972 for fiscal year 2007, a 40.8% increase. Revenue increased because (i) rolling chip turnover increased by an amount of $384,185,906 or 13.7%, in fiscal year of 2008 as compared to that of the fiscal year of 2007, principally as a result of (x) the Iao Kun VIP Room in Jeju commencing trial operations in Lvegas Casino at T.H.E Hotel and Casino and (y) the upgrading of the Star World Iao Kun VIP Room to high tier VIP gaming patrons, and (ii) gross win, as a percentage of rolling chip turnover, increased 19.9% to 3.3% in the fiscal year of 2008 as compared to 2.7% in the fiscal year of 2007.

The share of net gaming wins increased by an amount of $12,123,856, or 39.8%, in the fiscal year of 2008 as compared to the fiscal year of 2007, principally as a result of (i) an increase in rolling chip turnover, (ii) a change in the win/loss allocation basis from 40.25% to 45% in May 2008 for Star World and (iii) the gross win rate increased 19.9%.

Fees and incentives increased by an amount of $2,632,737, or 45.7%, in the fiscal year of 2008 as compared to that of the fiscal year of 2007, principally as a result of (i) an increase in rolling chip turnover and (ii) an increase in fees and incentives offered by T.H.E. Hotel and Casino in Jeju.

The special rolling tax was unchanged in the fiscal year of 2008 as compared to that of the fiscal year of 2007 despite the increase in rolling chip turnover, because there is no special rolling tax in Jeju, the Republic of Korea.

The commission paid to agents increased by an amount of $6,741,696 or 36.8%, in the fiscal year of 2008 as compared to that of the fiscal year of 2007 as a result of (i) an increase in rolling chip turnover and (ii) an increase of 19.69% in the average commission rate.

Selling, general and administrative expenses increased by an amount of $1,096,263 or 25%, in the fiscal year of 2008 as compared to that of the fiscal year of 2007 as a result of (i) the Iao Kun VIP Room, Jeju, commenced trial operation in T.H.E Hotel and Casino and (ii) the payment of audit fees for the 3 years of 2006, 2007 and 2008.

Total comprehensive income, which includes a foreign currency translation adjustment, was $20,289,487 for fiscal year 2008 as compared to $13,265,668 for fiscal year 2007, an increase of 52.9%, for the reasons stated.

Liquidity and Capital Resources — Promoter Companies

As of December 31, 2009, the Promoter Companies had a total cash balance of $313,413. Their cash flow from operating activities for the year ended December 31, 2009 was $19,426,597 compared with $20,745,444 in the same period of the prior year. This decrease in cash from operating activities of approximately $1,318,847 was a result of a decrease in net income and an increase in accounts receivable, offset by a decrease in prepaid expenses and other assets, a decrease in accounts payable and an increase in accrued expenses. The Promoter Companies’ cash flow used in financing activities for the year ended December 31, 2009 was $19,868,463, which is solely attributable to the net distribution to owner, when compared to cash used of $20,503,155 for the same period of the prior year, which was also solely attributable to the net distribution to owner. Overall, the Promoter Companies’ cash decreased by $446,265 during the year ended December 31, 2009.

Liquidity and Capital Resources — AGRL

AGRL’s liquidity and capital resources are derived through the profit interest agreements between its subsidiaries and the VIP gaming promoters. AGRL and its subsidiaries are not otherwise material contributors to the liquidity and capital resources of AERL on a consolidated basis. Management believes that the liquidity and cash flow provided through the profit interest agreements will be adequate for anticipated capital requirements for the remainder of the current fiscal year, including those that may be required for expansion.

Liquidity and Capital Resources — Historical Cash Flows

As of June 30, 2010, AERL had a total cash balance of $12,644,479. Cash used in operations was $34,695,795 for the six months ended June 30, 2010, which includes the cash used for markers of $62,429,285. As of June 30, 2010, total available cage capital was approximately $73,337,811. The total available cage capital is comprised of markers receivable of $62,429,285 and cash, cash chips and non-negotiable chips of $10,908,526 million. AERL’s related parties have provided financing of $48,842,795. See the description of the loans below under “Profit Interest Agreements.”

Liquidity and Capital Resources — Future Sources and Uses of Cash

We expect that our future liquidity and capital requirements will be affected by:

•	Capital requirements related to future acquisitions;
•	Cash flow from acquisitions;
•	Working capital requirements;
•	Obtaining funds via as a result of the exercise of our warrants by warrantholders;
•	Raising funds through the private placement of our securities; and
•	Accumulation of earnings

AERL’s Financial Condition and Results of Operations

The following discussion and financial information for AERL relates to periods prior to AERL’s business combination with AGRL.

Critical Accounting Policies

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Results of Operations for the Transition Period from August 1, 2009 to December 31, 2009

For the transition period from August 1, 2009 to December 31, 2009, we had a net loss of $305,468 derived from interest income of $23,603 offset by $329,071 for expenses.

For the period from September 24, 2007 (inception) to December 31, 2009, we had a net loss of $263,547 derived from interest income of $379,202 offset by $642,749 for expenses.

Results of Operations for the Fiscal Year Ended July 31, 2009

For the fiscal year ended July 31, 2009, we had net income of $68,876 derived from interest income of $355,599, offset by $286,722 of total expenses.

Results of Operations for the Period September 24, 2007 (Inception) to July 31, 2008

For the period from September 24, 2007 (inception) to July 31, 2008, we had a net loss of $26,955 derived from $26,955 for travel and other expenses.

Liquidity and Capital Resources — AERL

As of December 31, 2009, our efforts were limited to organizational activities, activities relating to the initial public offering and the search for an acquisition candidate; we neither engaged in any operations nor generated any revenues through such date.

In connection with our acquisition of AGRL, we redeemed or purchased from a total of 5,015,276 Public Shares from the holders thereof for a total of $29,891,045, utilizing funds that were in the trust account established in connection with our IPO for that purpose. After giving effect to the payment of such amount, there remained approximately $3,000,000 in the trust account, which was transferred to our general funds and used to pay expenses incurred in connection with the acquisition and other corporate expenses.

Since the acquisition of AGRL on February 2, 2010, our cash flow has been positive and working capital has been provided from the operations of AGRL.

Off-Balance Sheet Arrangements

Warrants issued in conjunction with our IPO are equity linked derivatives and accordingly represent off-balance sheet arrangements. The warrants meet the scope exception in Financial Accounting Standard Board Accounting Standards Codification 815-10-15 and are accordingly not accounted for as derivatives but instead are accounted for as equity. See Notes 3 and 5 to our financial statements for more information.

Contractual Obligations

We do not have any long term debt, capital lease obligations, operating lease obligations, purchase obligations or other long term liabilities except for the management agreements between two of AGRL’s VIP gaming promoters and Pak Si Management and Consultancy Limited of Macau, pursuant to which that company is responsible for the hiring and management of staff at the VIP gaming rooms promoted by the VIP gaming promoters in Macau. Each of the management agreements is for a one-year term, subject to renewal. The total obligations of the VIP gaming promoters during each one-year period are HK $28,800,000 (approximately US $3,720,000). See the section entitled “Our History and Business — AGRL’s Gaming Operations.” King’s Gaming and Pak Si Management and Consultancy Limited of Macau have entered into a similar management agreement for the VIP gaming room at the Venetian Macau-Resort-Hotel with obligations of the VIP gaming room promoters of HK $600,000 (approximately US $77,000) a month.

MANAGEMENT

Our board of directors consists of nine (9) directors divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. All of the current directors other than Michael Zhang, Joao Manuel Santos Ferreira, Chui Vai Hou, George, and Yeung Lun, Allan, were elected by the shareholders at the time of the acquisition of AGRL. Messrs. Ferreira, Chui and Yeung were appointed by the existing directors on April 7, 2010. The directors serve as follows:

•	in the class to stand for reelection in 2011: Michael Zhang, Li Chun Ming, Raymond and Yeung Lun, Allan;
•	in the class to stand for reelection in 2012: Leong Siak Hung, James R. Preissler and Joao Manuel Santos Ferreira; and
•	in the class to stand for reelection in 2013: Lam Man Pou, Vong Hon Kun and Chui Vai Hou, George.

Our executive officers are:

Name	Position
Lam Man Pou	Chairman and Chief Marketing Officer
Leong Siak Hung	Chief Executive Officer
Li Chun Ming, Raymond	Chief Financial Officer
Vong Hon Kun	Chief Operating Officer
Sylvia Lee	Executive Vice President

Our executive officers other than Ms. Lee also hold the same positions with AGRL and are paid in accordance with their employment agreements with AGRL that are described below.

Information About the Directors and Executive Officers

Lam Man Pou, age 48, is the founder, and has been the chairman, chief marketing officer and a director of AGRL since its inception in May 2007. He is responsible for the overall direction and development of AGRL, its subsidiaries and VIP gaming promoters. He is also responsible for developing AGRL’s and its VIP gaming promoters’ marketing programs. Mr. Lam is a citizen of Macau, China and has been involved in the gaming industry in Macau for over 20 years. He had served as junket agent for various VIP gaming rooms in SJM casinos and Waldo Casino before setting up his own gaming promotion business in May 2006. From May 2006 to early July 2007, he was the sole proprietor of Sang Heng and Spring. From March 1990 to May 2002, Mr. Lam was a junket agent for the Casinos of Sociedade de Turismo e Diversoes de Macau, S.A. From June 2002 through May 2005, Mr. Lam was a junket agent for Casino New Century. From July 2004 through May 2006 Mr. Lam was a junket agent for Waldo Casino. He is a member of the Macau Gaming Industry General Association of Administrators and VIP Gaming Promoters. Mr. Lam’s business address is Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

Leong Siak Hung, age 40, has served as the chief executive officer and a director of AGRL since its formation and is responsible for the direct general administration of AGRL and AGRL’s strategic planning and expansion. Mr. Leong is a citizen of Macau, China and has over 17 years of active management with various industrial and real property companies in Macau, Hong Kong and China. From November 2001 through June 2003, he was chief executive officer of National Craft Industrial Co. Ltd, a toys manufacturing company in China. From July 2003 to June 2006, he was chief executive officer of Idea Kids Toy Co. Ltd. and Genesis Industrial Co. Ltd. Since July 2006, he has been chairman of Idea Kids Toy Co., Ltd, a toy manufacturing company in China, and also has been chairman of Genesis Industrial Co., Ltd, a toy manufacturing company in Macau. From July 2006 to December 31, 2009, he was chairman of Zhuhai Zhongzhu Real Estate Development Company Ltd, a real property developer. He has acted as management advisor for Mr. Lam in respect of general administration and human resources management for VIP gaming rooms since May 2006. Mr. Leong’s business address is Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

Li Chun Ming, Raymond, age 52, has served as the chief financial officer and a director of AGRL since its formation and is responsible for the accounting and finance of AGRL. Mr. Li is a citizen of Hong Kong,

China and is a practicing Certified Public Accountant and a member of the Hong Kong Institute of Certified Public Accountants. He is also an associate of the Hong Kong Taxation Institute and the Association of International Accountants. He is a graduate of Hong Kong Polytechnic University, Department of Accounting. From July 1984 through July 2005 he worked as senior manager for Tony C. M. Yau & Company, Certified Public Accountant, in Hong Kong, where he was engaged in auditing, accounting and corporate services. From August 2005 through July 2006 he worked as a consultant for K Li Business Consultancy Limited, where he was engaged in the provision of corporate and financial advisory services. Since August 2006 he has been an executive director of Klis & Associates CPA Limited, Certified Public Accountants, in Hong Kong. In September 2004, he was appointed as an independent non-executive director of Benefun International Holding Limited, a Hong Kong publicly listed company engaged in the sales of plantation products, property development, garment manufacturing and retailing, and held such position until May 2009. He has acted as an advisor to Mr. Lam in respect of the financial management of the VIP gaming rooms since May 2006. Mr. Li’s business address is Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

Vong Hon Kun, 45, has served as the chief operating officer and a director of AGRL since its formation and is responsible for the day-to-day operation of AGRL and developing the VIP gaming patron market in mainland China and the junket agent network throughout that country. Mr. Vong is a citizen of Macau, China. Mr. Vong has spent over 18 years in the gaming industry and had served as junket agent for various VIP gaming rooms in SJM casinos and Waldo Casino before joining Lam Man Pou for promoting gaming business in May 2006. From July 1990 to May 2002, Mr. Vong was a junket agent for the Casinos of Sociedade de Turismo e Diversoes de Macau, S.A. From June 2002 through May 2005, Mr. Vong was a junket agent for Casino New Century. From July 2004 through May 2005 Mr. Vong was a junket agent for Waldo Casino. Before he joined the gaming industry, Mr. Vong had worked as a civil servant for six years. He is a member of the Macau Gaming Industry General Association of Administrators and VIP Gaming Promoters. Mr. Vong’s business address is Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

Michael Zhang, age 50 years, has served as our director since June 17, 2010. Mt. Zhang served as the Company’s executive vice president and a member of its board of directors prior to the business combination with Asia Gaming & Resort Limited, from 2007 until February 2010. Since February 2010, Mr. Zhang has been an independent consultant providing advice in the area of business and financing. From April 2002 to December 2008, Mr. Zhang served as vice president of China Hailiang Group, a privately-held Fortune 500 company in China and one of the world’s largest producers of copper and copper alloy products. From October 2001 to March 2002, Mr. Zhang served as general counsel to the International Data Group (IDG), an international IT media, research and exposition company in China providing legal expertise in corporate and venture capital matters. From January 2000 to September 2001, Mr. Zhang served as vice president of Shenzhen New Industries Investment Company, an investment banking firm in China focusing on mergers and acquisition. From January 1993 to December 1999, Mr. Zhang was an attorney at the law firm of Becker & Poliakoff, PA, and later was named managing partner of the firm’s Guangzhou and Beijing Office. Mr. Zhang represented many U.S. companies doing business in China in strategic business negotiations, joint ventures, and mergers and acquisitions. Among many of his clients, he represented several gaming companies from the United States (including Casino America, a U.S.-listed gaming company, and Greater Atlantic Casino, cruise line casino operators) in verifying different casino projects and was involved in various business negotiations for such entities. He was the author of three published books and numerous articles in newspapers and magazines in China. Mr. Zhang was also a frequent lecturer on U.S. laws and on doing business in China. Mr. Zhang founded his own law firm in January 1990 and provided advice mainly focusing on immigration and corporate law and mergers and acquisitions until December 1992. Mr. Zhang received a J.D. from Nova Southeastern University, graduated from The Graduate School of the Chinese Academy of Social Sciences in Beijing, China, and received a B.A. from Shandong University in Jinan, China.

James R. Preissler, age 38, served as our chief financial officer and secretary from June 2008 until our acquisition of AGRL on February 2, 2010. Since November 2006, Mr. Preissler has served as a managing partner of Panthera Capital Group, an advisory firm for Chinese companies. From November 2004 until November 2006, Mr. Preissler served as the chief financial officer and secretary for China Unistone Acquisition Corp., a blank check company that subsequently merged with a target in China to form Yucheng Technologies (Nasdaq: YTEC), a provider of financial technologies and solutions to banks in China.

Mr. Preissler has served as an investment advisor to Yucheng Technologies since its merger in November 2006. From March 2003 until September 2005, Mr. Preissler served as the associate director of research for Majestic Research, a New York-based independent research boutique firm focused on proprietary research for hedge funds and institutional investors. From March 2002 to February 2003, he served as a head of the digital media research group of Investec, an investment bank specializing on mid-cap growth companies in the United States and Europe. Mr. Preissler received a Bachelor of Arts degree from Yale University and currently holds Series 7, 24, 63, and 79 securities licenses. Mr. Preissler’s business address is 50 Old Route 25A, Fort Salonga, New York 11768.

Joao Manuel Santos Ferreira, age 57, is an attorney at law in Macau. From 1996 to July 2008, he was a practicing solicitor at the Macau Jurisdiction Court. From 1975 to 1996, he served in various positions with Macau public departments, including the Macau Inspection Gaming Bureau (DICJ), where he was a Gaming Inspector from 1989 to 1996. He holds a Bachelor’s degree in law from the University of Macau. Mr. Ferreira’s business address is Suite G, 2/F, 26 Rua Dr. Pedro Jose Lobo, Macau.

Yeung Lun, Allan, age 54, has, since 1982, had extensive experience in the manufacturing industry in China. Since June 2008, he has been the operation manager of Yen Hing Leather Works Factory, which operates a manufacturing plant of 3,500 employees in Dongguang, China. From 1982 to 1985, he was with Sun Chung Precision Metal Industry Limited, where he was General Manager at the time he left that company. From 1995 to March 2007, as general manager or deputy general manager, he managed 5 other manufacturing plants in China having thousands of employees. From April 2007 to March 2009, he was an assistant operations manager for High-Tech Industrial (HK) Ltd. Mr. Yeung holds a Bachelor’s degree in Electrical Engineering from Aichi Institute of Technology in Japan. Mr Yeung’s business address is 27/F, Yen Sheng Centre, 64 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Chui Vai Hou, George, age 43, has been Executive Director of Wai Luen Import & Export Company Limited in Macau since 1998. Since December 2008, he has also been Executive Director of Ieng Tat Investment & Development Company Limited, a Macau company engaged in investment activities. From December 2000 to June 2006, he was also Executive Director of Tai Chong Ip (Group) Company Limited, a real estate trading company in Macau. Mr. Chui has also been invited and serves as a Member of the 9th, 10th and 11th Guangzhou Committees of the Chinese People’s Political Consultative Conference of China, which are consultative committees for the Conference. He received a Bachelor’s degree in Social Sciences with First Class Honours, majoring in accounting and statistics, from the University of Southampton in the United Kingdom and also holds a Master of Science degree in International Banking and Financial Studies from the same university. Mr. Chui’s business address is 13A Seng Vo Kok, 405 Rua De Amizade, Macau.

Sylvia Lee, age 46, became our executive vice president in April 2010. She served as our president, chief financial officer and secretary from our inception until June 2008 and as a director from February to April 2010. Ms. Lee is a founding member, and has served as the vice chairman and chief financial officer of CS Capital USA since August 2004. She has also been a director of SK Development since May 2006. Ms. Lee is a founding member and has been the executive vice president of Lee Holdings Company, Inc. since August 1989. From November 1994 to January 2001, Ms. Lee served as the president and was a co-founder of Unique Domain, Inc., an interior design firm and furniture trade showroom chain store in Florida. From June 1993 to September 1997, Ms. Lee was a member and also served as the treasurer of the Arts and Design Village Development Council of Buena Vista, Inc., a non-profit organization which had helped revitalize the mid-town Miami area and the Miami Design District. From August 1989 to August 1995, Ms. Lee served as the vice president of City Homes, Inc. Ms. Lee received a Master of Science degree. from Florida International University and a Bachelor of Arts degree from the University of Hawaii. Ms. Lee’s business address is 4100 N.E. Second Avenue, Suite 318, Miami, Florida 33137.

Independence of Directors

Messrs. Preissler, Ferreira, Yeung, Zhang and Chui, who constitute a majority of our board of directors, meet the standards for independence that are required by the Nasdaq Stock Market and other exchanges. At such time as we meet the requirement to have our securities listed on the Nasdaq Stock Market or other stock exchange and apply for such listing, we will be required to adhere to the rules of that exchange in determining whether a director is independent. The Nasdaq Stock Market’s listing standards define an

“independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Our board of directors will consult with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. There can be no assurance that any application made by us to the Nasdaq Stock Market or another stock exchange will be approved.

Code of Ethics

In August 2008, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries and is described in the section of this prospectus entitled “Certain Relationships and Related Transactions — Code of Ethics and Related Person Policy.” Copies of the code of ethics are available free of charge upon request. Requests for copies of the code of ethics should be sent in writing to Asia Entertainment & Resources Ltd., Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

Board Meeting Attendance

During the year ended December 31, 2009, there were four meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of the board on which he served during 2009. There were no committees of the board of directors in place during 2009.

Independent Auditors

The firm of UHY LLP has acted since our inception as our principal independent registered public accounting firm. UHY LLP leases all its personnel, who work under the control of UHY LLP partners, from wholly-owned subsidiaries of UHY Advisors, Inc. (“UHY”) in an alternative practice structure. UHY LLP is a registered firm with the Public Company Accounting Oversight Board and is a member of the American Institute of Certified Public Accountants.

AJ. Robbins, PC acted as AGRL’s and AGRL’s VIP gaming promoters’ principal independent registered public accounting firm prior to our acquisition of AGRL and is continuing to act in such capacity. AJ. Robbins, PC is a registered firm with the Public Company Accounting Oversight Board and is a member of the American Institute of Certified Public Accountants, the Colorado Society of Certified Public Accountants and the Center for Audit Quality.

A.J. Robbins, PC’s reports on the financial statements of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Doowell Limited, and predecessors, and Asia Gaming & Resort Limited for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. Since the change in independent accountants occurred in connection with the business combination and UHY LLP was the independent accountant of Asia Entertainment & Resources Ltd., the legal acquirer, prior to the business combination, A.J. Robbin, PC’s dismissal was not recommended or approved by our audit committee or board of directors. During our two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with A.J. Robbins, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of A.J. Robbins, PC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The business address of UHY LLP is 19 West 44th Street, New York, New York 10036 and the business address of AJ. Robbins, PC is Columbine Place, 216 16th Street, Suite 600, Denver Colorado 80202.

The following is a summary of fees paid or to be paid by us to UHY LLP and by AGRL to AJ. Robbins, PC for services rendered.

Audit Fees

During the period from August 1, 2009 to December 31, 2009 and the fiscal years ended July 31, 2009 and July 31, 2008, UHY LLP billed us $75,000, $79,250 and $104,850, respectively, for fees for the professional services rendered in connection with the audits of our annual financial statements included in our

Annual Reports on Form 10-K and 20-F for those three fiscal periods, the review of our financial statements included in our Quarterly Reports on Form 10-Q during the two fiscal years ended July 31, 2009 and July 31, 2008, and our registration statement and proxy statement filings.

For the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, AJ. Robbins, PC billed AGRL an aggregate of $323,000 for fees for professional services rendered in connection with the audits of the annual financial statements of AGRL and AGRL’s VIP gaming promoters for such fiscal years. AJ. Robbins, PC also billed AGRL an aggregate of $80,000 for fees for professional services in connection with its review of quarterly financial information for the quarters ended September 30, 2009, September 30, 2008, June 30, 2009 and June 30, 2008. AJ. Robbins, PC did not bill AGRL for any fees of the types described below under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” with respect to any of such periods.

Audit-Related Fees

During the period from August 1, 2009 to December 31, 2009 and the fiscal years ended July 31, 2009 and July 31, 2008, we were not billed by UHY LLP or UHY for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the period from August 1, 2009 to December 31, 2009 and the fiscal years ended July 31, 2009 and July 31, 2008, UHY billed us an aggregate of $0, $0 and $1,550, respectively, for fees for professional services rendered for tax compliance, tax advice and tax planning services. These professional services consisted of general consultation from time to time regarding compliance with and planning for federal, state, local and international tax matters.

All Other Fees

During the period from August 1, 2009 to December 31, 2009 and the fiscal years ended July 31, 2009 and July 31, 2008, we were not billed by UHY LLP or UHY for any fees for services, other than those described above, rendered to us for those two fiscal years.

Audit Committee Approval

Since we did not have an audit committee until March 2010, there was no audit committee approval of the foregoing services although any services rendered were approved by our board of directors. In accordance with Section 10A(i) of the Exchange Act, before we engage our independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by the audit committee.

Committee Information

Audit Committee

In March 2010, we established an audit committee consisting of Mr. Preissler, as chairman, and Mr. Li and Sylvia Lee, who was a director at the time but resigned in April 2010. In April 2010, Messrs. Yeung and Chui were elected to the committee. So that we meet the Nasdaq Stock Exchange and other stock exchange listing requirements, the audit committee will now at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq Stock Exchange listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Messrs. Preissler, Yeung and Chui meet the standards for independence and financial literacy that are required by the Nasdaq Stock Market and other exchanges and Mr. Preissler also meets the standards for an “Audit Committee Financial Expert” required by SEC rules and current stock exchange listing standards. Upon the election of Messrs. Yeung and Chui, Mr. Li resigned from the committee because, as our chief financial officer, he is not deemed to be independent, and Ms. Lee resigned from the committee as she ceased to be a director.

The audit committee’s duties, which are specified in our audit committee charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual report on Form 20-F;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	reviewing and approving any related party transactions we may enter into. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Nominating Committee

In April 2010, we established a nominating committee consisting of Messrs. Ferreira, as chairman, and Messrs. Zhang and Chui, all of whom meet the standards for independence that are required by the Nasdaq Stock Market and other exchanges. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons. The procedures by which security holders may recommend nominees to our board of directors have not been changed by the formation of the nominating committee.

Compensation Committee

In April 2010, we also established a compensation committee consisting of Mr. Zhang, as chairman, and Messrs. Ferreira and Yeung, all of whom meet the standards for independence that are required by the Nasdaq Stock Market and other exchanges. The principal functions of the compensation committee will be to:

•	evaluate the performance of our officers,
•	review any compensation payable to our directors and officers,
•	prepare compensation committee reports, and
•	administer the issuance of any common stock or other equity awards issued to our officers and directors.

Benchmarking of Cash and Equity Compensation

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies. We expect to stay apprised of the cash and equity compensation practices of publicly held companies in the gaming industry through the review of such companies’ public reports and other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to us, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information will be an important part of our compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, we set executive base salaries for our executives and those of AGRL at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Base salaries will generally be reviewed annually, subject to terms of employment agreements, and we will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Incentive Bonuses.  We may design and utilize cash incentive bonuses for our executives and those of AGRL to focus them on achieving key operational and financial objectives within a yearly time horizon. It is expected that such bonuses will be based on the standards include objective standards for job specific matters and subjective standards based on diligence, improvement of skills and company loyalty, decisiveness and an appropriate service mind-set. Improvement over the prior year is considered highly important. No cash bonuses have been granted to date.

Equity-Based Awards.  We may also use equity-based awards, such as stock options and stock grants, as part of our compensation packages. As of the date of this prospectus, we have not adopted any plans or policies regarding such awards. As part of her annual compensation, Sylvia Lee, our executive vice president, receives $20,000 of our ordinary shares, as further described under “ — Officer Compensation; Employment Agreements” below.

Director Compensation

All of our directors presently receive annual compensation of $30,000 in cash and $20,000 in our ordinary shares, valued at the average of the closing prices of the ordinary shares over the three-month period preceding the end of each fiscal year. The chairman of the audit committee will receive additional annual cash compensation of $10,000 and the other members of the audit committee will each receive additional annual cash compensation of $5,000. The chairman of the compensation and nominating committees each receive additional annual cash compensation of $5,000 and the other members of these committees each receive additional annual cash compensation of $3,000. Each director receives $1,000 for each board or committee meeting that he or she attends (whether in person or telephonically) that is at least an hour in duration and $500 for each board or committee meeting he or she attends that is less than an hour in duration.

Officer Compensation; Employment Agreements

Sylvia Lee, our executive vice president, receives annual compensation of $30,000 in cash and $20,000 in our ordinary shares, valued at the average of the closing prices of the ordinary shares over the three-month period preceding the end of each fiscal year.

AGRL has entered into employment agreements with its four executive officers that became effective upon the closing of our acquisition of AGRL. The following table sets forth certain information about these employment agreements.

Officer	Position	Term	Annual Salary
Leong Siak Hung	Chief Executive Officer	Three Years	$240,000
Li Chun Ming, Raymond	Chief Financial Officer	Three Years	$156,000
Lam Man Pou	Chief Marketing Officer	Five Years	$96,000
Vong Hon Kun	Chief Operating Officer	Five Years	$96,000

Each officer is entitled to paid vacation in accordance with AGRL’s policies. Each officer is also entitled to reasonable use of company-provided automobiles, with the officer to be reimbursed for all reasonable expenses related to the use and operation of such automobiles. However, no automobiles are currently being provided and we currently have no plan in place to provide automobiles.

The employment agreements provide that the executive, during the period of five years following the termination of his employment (three years in the case of Messrs. Leong and Li), shall not compete with AGRL or solicit any of its employees.

The agreements contain provisions prohibiting the executives, during their respective terms of employment, from selling, hypothecating or otherwise transferring more than 20% of any ordinary shares that may be transferred to them by Spring Fortune from shares it received or receives as a result of the acquisition. If an executive’s employment is terminated for any reason prior to the expiration of the employment term, or if the executive breaches the confidentiality and non-competition and non-solicitation provisions of his employment agreement, the executive is obligated to transfer and assign to us all securities then held by him and all rights to receive securities in the future, which securities will be canceled.

Messrs. Leong, Li, Lam and Vong serve in similar positions as our officers, for which they receive no additional compensation.

Indemnification

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, and amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. Our Second Amended and Restated Memorandum and Articles of Association provide that each member of our board of directors, officer and agent shall be indemnified out of our assets against any liability incurred by him or her as a result of any act or failure to act in carrying out his or her functions other than such liability (if any) that he or her may incur by his or her own fraud or willful default and that no such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless that liability arises through the fraud or willful default of such director, officer or agent. Our Second Amended and Restated Memorandum and Articles of Association do not eliminate any of our director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision, however, will not eliminate or limit liability arising under United States federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable. It should be noted, however, that the opinion of the SEC is not binding on courts and courts, particularly those of jurisdictions other than the United States, may determine otherwise.

We have entered into indemnification agreements separately with each of our current directors and officers that provide, in consideration of the director or officer continuing to serve us in his current capacity, for us to indemnify, and advance expenses to, him or her to the fullest extent permitted by law in effect on the date of execution of the agreements or to such greater extent as applicable law may thereafter permit. The rights of indemnification apply if, by reason of such person’s position as an officer or director of us or any of our subsidiaries, he or she was or is threatened to be made, a party to any threatened, pending or completed legal proceeding. With respect to proceedings other than one brought by or in our right (i.e., a shareholders’ derivative proceeding), the indemnification covers expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with any such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to proceedings brought by or in our right, the indemnification covers expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by him or her or on his or her behalf in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification against such expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such proceeding as to which indemnified person has been adjudged to be liable to us if applicable law prohibits such indemnification unless the court in which such proceeding shall have been brought, was brought or is pending, shall determine that indemnification against expenses or amounts paid in settlement may nevertheless be made by us. We will advance an indemnified person reasonable and substantiated expenses, judgments, penalties and fines and amounts paid in settlement in advance of a final determination of liability upon such person agreeing to repay amounts advanced in the event of an ultimate determination that he or she is not entitled to be indemnified with respect to the amounts advanced. The rights of the indemnitees under the agreements are not deemed exclusive of any other rights they may be entitled to under applicable law, our memorandum and articles of association, any agreement, vote of shareholders or resolution of directors or otherwise. Each agreement will remain in effect until the later of ten years after the date the indemnitee shall have ceased to serve as a director or officer or the final determination of all pending proceedings.

Legal Advisors

Loeb & Loeb LLP, 345 Park Ave., New York NY 10154, acts as our United States counsel. Maples and Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, acts as our Cayman Islands counsel. Ip Shing Hing, J.P., Room 601, 6/F, Tower 1, Admiralty Centre, 18 Harcourt Road, Hong Kong, acts as our Hong Kong counsel.

TAXATION

The following summary sets forth the material Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares covered by this prospectus, based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. As used in this discussion, references to “we,” “our,” “us,” or “the company” refer only to Asia Entertainment & Resources Ltd.

Cayman Islands Taxation

The government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties that are applicable to payments made to or by us.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part on a payment of a dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our ordinary shares that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our ordinary shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass- through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase ordinary shares pursuant to this offering and own and hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code, and does not discuss the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5% or more of our voting shares;
•	persons that acquired our ordinary shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our ordinary shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) in respect of our ordinary shares and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of such ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR IN RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), although we do not intend to calculate such earnings and profits. Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our ordinary shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, any such dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “ — Taxation on the Disposition of Ordinary Shares” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which such dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under published IRS authority, ordinary shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the Nasdaq Global Market. Although our ordinary shares are currently listed on the Nasdaq Global Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability of the lower rate for any dividends paid in respect to our ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries and our current plans of operation, we do not expect to be treated as a PFIC for our current taxable year or in the near future. However, our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance in respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, and such U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our ordinary shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules in respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election in respect to our ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the

PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale or other taxable disposition of such ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s ordinary shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning ordinary shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder who held our ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such ordinary shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime in respect to such ordinary shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a “purging election” in respect to such ordinary shares. A purging election generally creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by the purging election generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder generally will increase the adjusted tax basis in its ordinary shares by the gain recognized and also will have a new holding period in its ordinary shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election in respect to such ordinary shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although our ordinary shares are currently listed on the Nasdaq Global Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder otherwise were deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election in respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier

PFIC to provide the required information. A mark-to-market election generally would not be available in respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) and any other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, cash dividends on, and capital gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

Non-U.S. Holders

Cash dividends paid to a Non-U.S. Holder in respect to our ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to cash distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its ordinary shares and adjustments to that tax basis and whether any gain or loss with respect to such ordinary shares is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to cash dividends paid on our ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of February 2, 2011 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our current executive officers and directors; and
•	all of our current executive officers and directors as a group.

Information in the table does not reflect the issuance to Spring Fortune or its designees of 4,210,000 Ordinary Shares issuable upon the filing of the Company’s Annual Report on Form 20-F for 2010 and up to 18,786,000 Ordinary Shares issuable upon achievement of incentive targets for years 2010 through 2012. It is currently anticipated that, of the 4,210,000 ordinary shares issuable under the purchase agreement upon the filing of a Current Report on Form 20-F for the 2010 fiscal year, 3,957,400 will be issued to Spring Fortune (and to be subsequently distributed to its shareholder and its shareholder’s designees) and an aggregate of 252,600 ordinary shares will be issued to Kenworth Capital, Inc., a consultant of Spring Fortune, and Blum & Co., Inc., and Neuro International Company Limited, each a designee of Kenworth Capital, Inc., and that any additional ordinary shares issued as consideration under the purchase agreement will be issued solely to Spring Fortune (and to be subsequently distributed to its shareholder and its shareholder’s designees).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Percentages of ownership are based on 22,544,064 Ordinary Shares outstanding as of February 2, 2011. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chien Lee(1)	1,931,592	(2)	8.57
Sylvia Lee(1)	1,931,592	(2)	8.57
Vong Hon Kun(3)	2,044,452		9.07
Lam Chou In(3)	1,808,135		8.02
Lam Man Pou(3)	1,491,455		6.62
Chui Vai Hou, George(3)	0		—
James R. Preissler(4)	289,767		1.29
Leong Siak Hung(5)	851,288		3.78
Li Chun Ming, Raymond(3)	0		—
Joao Manuel Santos Ferreira(3)	0		—
Yeung Lun, Allan(3)	0		—
Michael Zhang(3)	134,200		*
All of our directors and executive officers as a group (10 individuals)	6,747,149		29.93

*	Less than 1%.
(1)	The business address of Mr. and Mrs. Lee is 4100 N.E. Second Avenue, Suite 318, Miami, Florida 33137.
(2)	Represents 83,700 Ordinary Shares owned jointly by Mr. and Mrs. Lee and 1,847,892 Ordinary Shares held by CS Capital USA, LLC, an affiliate of Mr. and Mrs. Lee.
(3)	Each of these persons maintains a business address at 1004 East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.
(4)	The business address of James R. Preissler is 50 Old Route 25A, Fort Salonga, NY 11768.
(5)	Shares are held by Legend Global International Limited, of which Leong Siak Hung, director, has sole voting and dispositive power over the shares owned by it, which shares constitute all of the shares beneficially owned by Mr. Leong. The business address of Legend Global International Limited is Flat G, 37/F, Block 3, Island Harbourview, Tai Kok Tsui, Kowloon, Hong Kong.

In connection with our IPO, all of the ordinary shares held by CS Capital and Mr. Preissler and their transferees that were issued prior to our IPO (an aggregate of 796,950 ordinary shares) were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until February 2, 2011 (one year after the closing of the acquisition of AGRL), to assure that such shares are not sold in the public market prior to such date. Also, certain of the shares held by Vong Hon Kun, Lam Chou In, Lam Man Pou and Legend Global International Limited are subject to escrow conditions. Please refer to the section entitled “Selling Securityholders—Shares Placed in Escrow” for further information regarding the terms of these escrows.

SHARES ELIGIBLE FOR FUTURE SALE

We have 22,544,064 ordinary shares outstanding as of February 2, 2011. Of these shares, the 1,380,000 Founders’ Shares held by CS Capital USA, LLC, an affiliate of Chien Lee and Sylvia Lee, William R. Preissler, Bill Haus, William B. Heyn and Michael Zhang (collectively, our “Pre-IPO Shareholders”) and their transferees, the 1,343,050 ordinary shares issued to William B. Heyn, CS Capital USA, LLC, Bill Haus, James Preissler and certain transferees upon the cashless exercise of the Founders’ Warrants, the 10,660,500 shares issued in connection with our acquisition of AGRL and 60,000 shares sold in May 2010 in a private offering to persons who are not “U.S. persons” pursuant to Regulation S under the Securities Act were not registered pursuant to the Securities Act. In addition, 93,200 of the shares issued in our IPO were subsequently purchased by certain of our Pre-IPO Shareholders and are subject to certain restrictions on sale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”).

Also, in connection with our IPO, we issued EarlyBirdCapital, Inc., the representative of the underwriters, a unit purchase option to purchase 480,000 units, each unit consisting of one ordinary share and two warrants, each to purchase one ordinary share.

Therefore, as of the date of this prospectus, there are eligible for future public sale as a result of being included in the registration statement of which this prospectus is a part, the 1,380,000 Founders’ Shares, the 1,343,050 ordinary shares issued upon the cashless exercise of the Founders’ Warrants, the 10,660,500 ordinary shares issued in connection with our acquisition of AGRL and an aggregate of 1,440,000 ordinary shares that may be issued in the future upon exercise of the unit purchase option and the warrants issuable upon exercise of the unit purchase option. Also, an additional 4,210,000 shares will become eligible for future sale upon their issuance when we file our Annual Report on Form 20-F for our 2010 fiscal year and up to a further 18,786,000 ordinary shares will become eligible for future sale to the extent they are issued upon achievement of certain incentive targets for the years 2010 through 2012. In addition, in connection with our acquisition of the profit interest of Kings Gaming on November 15, 2010, up to 2,200,000 ordinary shares, plus any ordinary shares issued upon the achievement of gross profit targets, will become eligible for future resale to the extent they are issued, as described more fully in the section titled “Our History and Business.” The 60,000 ordinary shares sold in the Regulation S offering will become eligible for sale to persons within the United States six months after their issuance.

All of the 1,380,000 Founders’ Shares have been placed in escrow. These shares will not be released from escrow until February 2, 2011 (one year after our consummation of our business combination with AGRL). The Founders’ Shares may be released from escrow earlier than this date if we consummate a liquidation, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Please refer to the section entitled “Selling Securityholders—Shares Placed in Escrow” for further information regarding the terms of the escrow.

Also, of the 10,350,000 ordinary shares issued to Spring Fortune, AGRL’s prior shareholder, and to Kenworth Capital, Inc., Blum & Co., Inc., and Neuro International Company Limited, a total of 6,648,969 ordinary shares (subsequently distributed to Spring Fortune’s shareholder and its designees) were held back and placed in escrow to secure Spring Fortune’s indemnification obligations under the stock purchase agreement relating to the acquisition. The shares shall be held in escrow until thirty days after we have filed our Annual Report on Form 20-F for the 2010 fiscal year. Notwithstanding the foregoing, on February 2, 2011, all shares shall be released from escrow except 15% of the ordinary shares issued to Spring Fortune and its designees at the closing of the acquisition (1,552,500 shares) and such additional shares as are then held with respect to pending indemnification claims, which shall be released upon resolution of such claims. Because of such escrow restrictions, although the shares held in escrow will be registered for resale under the Securities Act, they will not be able to sold until the escrow restrictions expire, at which time it will be necessary for the registration statement covering such shares be current and in effect. The shares placed in escrow are also subject to lock-up restrictions as described in the section entitled “Our History and Business — The Acquisition — Sale Restriction.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants (shares or warrants that not have been registered for sale pursuant to the Securities Act) for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. We are currently subject to such reporting requirements. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares (including shares that have been registered for sale pursuant to the Securities Act) that does not exceed the greatest of:

•	1% of the number of ordinary shares then outstanding, which, as of February 2, 2011, is 225,441 shares, or
•	the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required under Rule 144, or, if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or
•	the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan (as those terms are defined in the rules promulgated under the Securities Act) during the four-week period specified above.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Also, shares purchased in the public market by our affiliates are subject to certain of the restrictions under Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, such as we were, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company that:

•	has ceased to qualify as a blank-check or shell company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and
•	has filed certain information with the SEC (Form 10 information) reflecting that it is no longer a blank-check or shell company,

may, after one year has elapsed from the filing of the Form 10 information, sell securities pursuant to Rule 144, subject to the conditions therein. We filed our Form 10 information on February 8, 2010, and meet the other requirements set forth above. Accordingly, the Pre-IPO Shareholders will be able to sell their Founders’ Shares pursuant to Rule 144 on and after February 8, 2011.

Registration Rights

The holders of the Founders’ Shares and the Founders’ Warrants are entitled to certain registration rights pursuant to an agreement executed in connection with our IPO. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Founders’ Warrants (or underlying ordinary shares) can currently elect to exercise these registration rights as a result of the completion of the acquisition of AGRL. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by us subsequent to our consummation of a business combination, which “piggy-back” rights are now in effect. The registration statement of which this prospectus is a part includes securities registered in accordance with a demand pursuant to such agreement. We will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of the ordinary shares issued in connection with our acquisition of the profit interest of King’s Gaming on November 15, 2010 are entitled to certain registration rights pursuant to the King’s Gaming Purchase Agreement. Within six months of the closing date, we are obligated to file a registration statement relating to the resale of such securities. In addition, the holders have certain piggy-back registration rights prior to the three and a half year anniversary of the closing date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

Our Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee, if one exists at the time). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. We are not prohibited from entering into related-party transactions with our directors and officers.

Our board of directors is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the board of directors with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions of the Company

Founders’ Shares Purchase

In September 2007, we issued 1,150,000 ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.02 per share, as follows:

Name	Number of Shares	Relationship to the Company at Time of Transaction
Chien Lee	517,500	Chairman of the Board
Sylvia Lee	517,500	President, Chief Financial Officer, Secretary and Director
Michael Zhang	115,000	Executive Vice President and Director

In June 2008, Chien Lee transferred 517,500 shares to CS Capital USA, LLC, an affiliate of Chien Lee and Sylvia Lee, and Sylvia Lee transferred 172,500 shares to Bill Haus, 146,625 shares to James R. Preissler and Peter Li and 51,750 shares to William B. Heyn, all at the same price they originally paid for such shares. On August 11, 2008, our board of directors authorized a dividend of 0.2 ordinary shares for each outstanding ordinary share. Such shares, after giving effect to such dividend, are the Founders’ Shares referred to in this prospectus.

All of the Founders’ Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until February 2, 2011 (one year after the consummation of our acquisition of AGRL). Please refer to the section entitled “Selling Securityholders—Shares Placed in Escrow” for information regarding the terms of the escrow. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow.

The holders of the majority of these ordinary shares will be entitled to make up to two demands that we register these shares pursuant to an agreement signed at the time of our IPO. The holders of the majority of these ordinary shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Founders’ Warrant Purchase

Simultaneously with the consummation of our IPO, CS Capital USA, Bill Haus, James R. Preissler, Peter Li and William B. Heyn purchased 3,608,000 Founders’ Warrants (for a total purchase price of $1,804,000) from us. These purchases took place on a private placement basis. The Founders’ Warrants were identical to the warrants underlying the units offered in our IPO except that, if we called the warrants for redemption, the Founders’ Warrants were exercisable on a cashless basis so long as such warrants are held by these purchasers or their affiliates. The holders of the majority of these Founders’ Warrants (or underlying shares) are entitled to demand that we register these securities pursuant to an agreement signed at the time of our IPO. The holders of the majority of these securities may now elect to exercise these registration rights with respect to such securities at any time. In addition, these holders now have certain “piggy-back” registration rights with respect to registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements. Of the initial 3,608,000 Founders’ Warrants, 3,505,771 warrants were cashlessly exercised and 1,343,050 ordinary shares were issued. 102,229 Founders’ Warrants were redeemed.

Other Company Related Party Transactions

Chien Lee and Sylvia Lee advanced to us $138,000 to cover expenses related to our IPO. The loans were repaid without interest from the proceeds of our IPO not placed in trust.

In August 2009 and subsequently, Chien Lee and James Preissler loaned to us, in the aggregate, $162,000 for working capital. Such amounts were represented by unsecured non-interest bearing promissory notes that were paid upon the closing of the acquisition of AGRL.

We reimbursed our officers and directors a total of $151,169 for their reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

AGRL Related Party Transactions

Because AGRL and its subsidiaries are not able to directly operate as VIP gaming promoters, AGRL’s management has technical ownership of AGRL’s VIP gaming promoters, but each such VIP gaming promoter has entered into an agreement with a subsidiary of AGRL providing that 100% of the profits of each VIP gaming promoter be paid to a subsidiary of AGRL. None of the members of AGRL’s management team receive compensation for being the owners of AGRL’s VIP gaming promoters. The following table shows the relationships of AGRL’s management team to its VIP gaming promoters:

Entity Name	Management Team Member Owning Entity
Sang Heng Gaming Promotion Company Limited	Lam Man Pou, Vong Hon Kun and Leong Siak Hung
Doowell Limited	Lam Man Pou, Vong Hon Kun and Leong Siak Hung
Iao Pou Gaming Promotion Limited	Zheng An Ting

Star World Hotel and Casino has extended a credit line of $11.9 million to Sang Heng, of which $5.42 million is guaranteed by Mr. Lam and the balance is guaranteed by Mr. Vong. The credit line is used to advance funds to junket agents so that the junket agents can provide gaming patrons with credit at the Iao Kun VIP gaming room operated by Sang Heng at the Star World Hotel and Casino. The credit line is non-interest bearing, and Mr. Lam and Mr. Vong are not compensated by AGRL for the guarantee.

Mr. Lam and Mr. Vong have in the past made interest free loans to junket agents who then extend credit to gaming patrons. Neither Mr. Lam nor Mr. Vong is compensated by AGRL for making these loans. As of December 31, 2009, such loans amounted to approximately $46.1 million.

From time to time, Mr. Lam makes small loans to AGRL for operational purposes. Such loans do not bear interest and Mr. Lam is not otherwise compensated for making such loans.

Sang Heng and Iao Pou have each entered into VIP gaming promoter management agreements with Pak Si Management and Consultancy Limited, owned by Ms. Tam Lai Ching, Mr. Vong’s sister-in-law, pursuant to which Ms. Tam provides certain management services to Iao Pou and Sang Heng for the operation of their VIP gaming rooms. Ms. Tam is paid approximately $90,000 each month for each VIP gaming room managed. Such agreements are for one-year terms effective January 1, 2010. Similar agreements were made with Ms. Tam for each of the two preceding years.

Sang Heng paid approximately $80,752, $92,472 and $131,578 to KLi Business Consultancy Limited, a company controlled by Ms. Ip Ching Wah, spouse of Mr. Li Chun Ming, for the years ended December 31, 2007, 2008 and 2009. The amounts paid to this company were for the services provided by Mr. Li to AGRL and AGRL’s VIP gaming promoters.

Messrs. Lam and Vong have agreed to extend credit to AGRL to lend funds to its VIP gaming promoters so that they in turn can extend credit to their agents and collaborators. Such loans by Messrs. Lam and Vong are non-interest bearing. See the section entitled “Our History and Business — AGRL’s Gaming Operations  — Profit Interest Agreements” for further information regarding these arrangements.

Section 16(a) Beneficial Ownership Reporting Compliance

As we are a foreign private issuer, our officers and directors are not required to comply with Section 16(a) of the Exchange Act, which requires our directors and officers and persons owning more than 10% of our ordinary shares to file reports of ownership and changes of ownership with the SEC.

DESCRIPTION OF SECURITIES

Our shares are quoted on the Nasdaq Global Market under the symbol AERL. The closing bid price for our ordinary shares on February 3, 2011 was $11.22. The units issued in our IPO have been separated into their component ordinary shares and warrants and ceased trading on February 19, 2010.

Our amended and restated memorandum and articles of association authorizes the issuance of 200,000,000 ordinary shares, of a par value of $0.0001 each, and 1,150,000 preferred shares, of a par value of $0.0001 each. As of February 2, 2011, 22,544,064 ordinary shares and no preferred shares are outstanding. Accordingly, 177,455,936 ordinary shares and 1,150,000 preferred shares remain unissued.

Ordinary Shares

Our shareholders of record of ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. No shareholder’s ordinary shares have different rights than the ordinary shares of any other shareholder. All ordinary shares are issued in registered form, either directly in the name of the beneficial owner or in “street” name if held by a broker or other financial institution on behalf of the beneficial owner.

Our shareholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares have been issued. Our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares.

The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Purchase Option

We sold to EarlyBirdCapital, the representative of the underwriters in our IPO, in connection with the IPO, an option to purchase up to a total of 480,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those sold in the IPO.

Transfer Agent and Warrant Agent

The transfer agent for our securities and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Memorandum and Articles of Association

The following represents a summary of certain key provisions of our Second Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles”). The summary does not purport to be a summary of all of the provisions of our the Memorandum and Articles and of all relevant provisions of Cayman Islands law governing the management and regulation of Cayman Islands exempted companies.

Incorporation

We were incorporated in the Cayman Islands on September 24, 2007 under the Cayman Islands Companies Law (as amended) (the “Companies Law”) with company registration number MC-195758.

Share Capital

Our authorized share capital is $20,115.00 divided into 200,000,000 ordinary shares of a par value of US$0.0001 each and 1,150,000 preferred shares of a par value of US$0.0001 each.

Objects and Purposes

Our Memorandum and Articles grants us full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Directors may engage in transactions with us and vote on such transactions, provided the nature of the interest is disclosed. Directors also may exercise all our powers to borrow money and to mortgage or charge our undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of ours or of any third party.

Rights and Obligations of Shareholders

Dividends.  Subject to the Companies Law of the Cayman Islands, directors may declare dividends and distributions on our ordinary shares in issue and authorize payment on the dividends or distributions out of lawfully available funds. No dividend or distribution may be paid except out of our realized or unrealized profits or out of the share premium account or as otherwise permitted by the Companies Law.

Voting Rights.  Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorized representative or proxy, has one vote and on a poll every member has one vote for every share of which he is the holder.

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, is accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the Register of Members.

A member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

No person is entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of shares have been paid.

On a poll or on a show of hands votes may be cast either personally or by proxy. A member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

A member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

Any person in consequence of the death or bankruptcy or liquidation or dissolution of a member (or in any other way than by transfer) who becomes the holder of a share may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such Shares, provided that forty-eight hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he satisfies the directors of his entitlement to such shares, or the directors have previously admitted his right to vote at such meeting in respect thereof.

Change to Rights of Shareholders.  Shareholders may change the rights of their class of shares by:

•	getting the written consent of three-quarters of the shareholders of that class; or
•	passing a special resolution at a general meeting of the shareholders of that class.

There are no general limitations on the rights to own shares specified by the Memorandum and Articles.

General Meetings

A general meeting may be convened by:

•	a majority of directors at any time;
•	our chief executive officer; or
•	our chairman of the board.

They shall on a members requisition forthwith proceed to convene an extraordinary general meeting.

A members requisition is a requisition of our members holding at the date of deposit of the requisition not less than ten percent. in par value of our capital which as at that date carries the right of voting at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

If the directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

Notice of a general meeting is given to all shareholders. All business transacted at an extraordinary general meeting or an annual general meeting is considered special business except:

•	the declaration and sanctioning of dividends;
•	consideration and adoption of the accounts and balance sheet and the reports of directors and auditors and other documents required to be annexed to the balance sheet;
•	the election of directors;
•	appointment of auditors (where special notice of the intention for such appointment is not required by applicable law) and other officers;
•	the fixing or remuneration of the auditors, and the voting of remuneration or extra remuneration to the directors;
•	the granting of any mandate or authority to the directors to offer, allot, grant options over or otherwise dispose of the unissued shares in our capital representing not more than twenty percent. in nominal value of our existing share capital; and
•	the granting of any mandate or authority to the directors to repurchase our securities.

A quorum of shareholders is required to be present at any meeting in order to carry out business. A quorum consists of the holder or holders present in person or by proxy entitled to exercise more than 33.33% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon unless we have only one member entitled to vote at such general meeting in which case the quorum consists of that one member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative.

The directors are permitted to designate any general meeting of shareholders as an annual general meeting provided that only one annual general meeting may be held each year.

Changes in Capital

We may increase our ordinary and preferred share capital by ordinary resolution. The new issued and outstanding shares will be subject to all of the provisions to which the original shares are subject. We may also by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of a larger amount;
•	sub-divide existing shares into shares of a smaller amount; and
•	cancel any shares which, at the date of the resolution, are not held or agreed to be held by any person.

We may reduce our share capital and any capital redemption reserve by special resolution in accordance with relevant provisions of Cayman Islands law.

Indemnity

Pursuant to our Second Amended and Restated Memorandum and Articles of association, every of our directors, agents or officers shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such director, agent or officer.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our ordinary shares set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests our ordinary shares other than through a public sale.

The following table sets forth, as of February 2, 2011:

•	the name of the Selling Securityholders for whom we are registering ordinary shares for resale to the public,
•	the number of ordinary shares that the Selling Securityholders beneficially owned prior to the offering for resale of the shares under this prospectus,
•	the number of ordinary shares that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and
•	the number and percentage of ordinary shares to be beneficially owned by the Selling Securityholders after the offering of the resale shares (assuming all of the offered shares are sold by the Selling Securityholders).

This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby. Except as described in footnote (24), the table does not reflect the issuance to Spring Fortune and its designees of 4,210,000 ordinary shares issuable upon the filing of our Annual Report on Form 20-F for 2010 and up to 18,786,000 ordinary shares issuable upon achievement of incentive targets for years 2010 through 2012 or the sale of such shares. It is currently anticipated that, of the 4,210,000 ordinary shares issuable under the purchase agreement upon the filing of a Current Report on Form 20-F for the 2010 fiscal year, 3,957,400 will be issued to Spring Fortune (and to be subsequently distributed to its shareholder and its shareholder’s designees) and an aggregate of 252,600 ordinary shares will be issued to Kenworth Capital, Inc., a consultant of Spring Fortune, and Blum & Co., Inc., and Neuro International Company Limited, each a designee of Kenworth Capital, Inc., and that any additional ordinary shares issued as consideration under the purchase agreement will be issued solely to Spring Fortune (and to be subsequently distributed to its shareholder and its shareholder’s designees).

	Ordinary Shares Beneficially Owned Before the Offering(1)		Number of Shares to Be Sold	Ordinary Shares Beneficially Owned after the Offering(1)
Name of Selling Securityholder	Number	Percent		Number	Percent
Kenworth Capital, Inc.(2)	207,000	0.9	207,000	0	0
Neuro International Company Limited(3)	207,000	0.9	207,000	0	0
Blum & Co., Inc.(4)	207,000	0.9	207,000	0	0
Investgold Limited(5)	245,000	1.1	245,000	0	0
The Dellacorte Group LLC(6)	103,500	0.5	103,500	0	0
CS Capital USA, LLC(7)	1,847,892	8.2	1,847,892	0	0
William P. Haus(8)	247,374	1.1	247,374	0	0
James R. Preissler(9)	289,767	0.9	210,267	79,500	0.4
Michael Zhang(10)	134,200	0.6	134,200	0	0
Peter Li(11)	171,105	0.8	171,105	0	0
William B. Heyn(12)	67,301	0.3	67,301	0	0
John V. Calce II(13)	6,911	0.0	6,911	0	0
Au Chun Yin(14)	250,000	1.1	250,000	0	0
Chan Fok Hoi(14)	300,000	1.3	300,000	0	0
Chan Kai Ian(14)	300,000	1.3	300,000	0	0
Cheung Mee Mo(14)	250,000	1.1	250,000	0	0
Choy Sai Kit(14)	146,450	0.6	146,450	0	0
Lam Chou In(14)	1,808,135	8.0	1,808,135	0	0
Lam Hong Tip(14)	221,476	1.0	221,476	0	0
Lam Man Pou(15)	1,491,455	6.6	1,491,455	0	0

	Ordinary Shares Beneficially Owned Before the Offering(1)			Number of Shares to Be Sold	Ordinary Shares Beneficially Owned after the Offering(1)
Name of Selling Securityholder	Number	Percent			Number	Percent
Leong In(14)	300,000	1.3		300,000	0	0
Leong Wai Meng(14)	288,677	1.3		288,677	0	0
Mak Wai Keung Shawn(14)	191,870	0.9		191,870	0	0
So Kam Tai(14)	181,067	0.8		181,067	0	0
Vong Hon Kun(14)	2,044,452	9.1		2,044,452	0	0
Zheng An Ting(14)	614,970	2.7		614,970	0	0
Chui Li(14)	100,000	0.4		100,000	0	0
Gold Model Enterprises Limited(16)	194,580	0.9		194,580	0	0
Legend Global International Limited(17)	851,288	3.8		851,288	0	0
Max China Consultants Limited(18)	194,580	0.9		194,580	0	0
Spring Fortune Investment Ltd(19)	22,996,000	50.5	(20)	22,996,000	0	0
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Percentages are based on 22,544,064 ordinary shares outstanding as of February 2, 2011. For purposes of calculating the percentage ownership, any shares that a Selling Securityholder has the right to acquire within 60 days under warrants or options have been included in the total number of shares outstanding for that person, in accordance with Rule 13d-3 under the Exchange Act.
(2)	The business address of Kenworth Capital, Inc. is 220 W. Grand Avenue, Escondido, CA 92025.
(3)	The business address of Neuro International Company Limited is Rooms 1901-2, Crawford House 70 Queen’s Road Central, Hong Kong.
(4)	The business address of Blum & Co. Inc. is 2417 Luckett Avenue, Vienna, VA 22180.
(5)	The business address of Investgold Limited is 8/F Paul Y Center, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.
(6)	The business address of The Dellacorte Group LLC is 900 Third Avenue, Suite 1800, New York, NY 10022.
(7)	The business address of CS Capital USA, LLC is 4100 N.E. Second Avenue, Suite 318, Miami, FL 33137.
(8)	The business address of William P. Haus is 5700 Henry Cook Boulevard, No. 6333, Plano, Texas 75024. Mr. Haus is affiliated with a broker-dealer.
(9)	The business address of James P. Preissler is 50 Old Route 25A, Fort Salonga, NY 11768. Mr. Preissler is affiliated with a broker-dealer.
(10)	The business address of Michael Zhang is Suite 1803, Bldg 4, 88 Jianguo Road, Beijing, China 100022.
(11)	The business address of Peter Li is #916 Navy Retirement Home, Fucheng Road, Haidian District, Beijing, China 100036.
(12)	The business address of William B. Heyn is 1365 York Avenue, Suite 23B, New York, NY 10021.
(13)	The business address of John V. Calce II is 6416 Santa Rosa Drive, Plano, TX 75024.
(14)	This person is a designee of Spring Fortune Investment Ltd.’s shareholder, and has a business address at c/o Spring Fortune Investment Ltd., Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.
(15)	This person is a shareholder of Spring Fortune Investment Ltd and has a business address at c/o Spring Fortune Investment Ltd, Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.
(16)	Gold Model Enterprises Limited is a shareholder of Spring Fortune Investment Ltd and has a business address at Unit 308, 3/F, Jubilee Court Shopping Centre, 2-19 Lok King Street, Fo Tan, New Territories, Hong Kong. Fong Wai Lap, director, has sole voting and dispositive power over the shares owned by it.
(17)	Legend Global International Limited is a shareholder of Spring Fortune Investment Ltd and has a business address at Flat G, 37/F, Block 3, Island Harbourview, Tai Kok Tsui, Kowloon, Hong Kong. Leong Siak Hung, director, has sole voting and dispositive power over the shares owned by it.
(18)	Max China Consultants Limited is a shareholder of Spring Fortune Investment Ltd and has a business address at Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong. Lam Wai Shan, director, has sole voting and dispositive power over the shares owned by it.
(19)	The business address of Spring Fortune Investment Ltd is Unit 1004, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

(20)	Gives effect to issuance of 4,210,000 ordinary shares upon filing of our Annual Report on Form 20-F for the fiscal year ending December 31, 2010 and assumes issuance of 18,786,000 ordinary shares issuable upon full achievement of incentive targets for the years 2010 through 2012.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such ordinary shares and warrants. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares and warrants in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Shares Placed in Escrow

All of the 1,380,000 Founders’ Shares have been placed in escrow to assure that they will not be sold in the public market prior to one year after the completion of our business combination. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow.

As a result of our acquisition of AGRL, these shares will remain in escrow until February 2, 2011. They may be released earlier only if we engage in a liquidation, share exchange or other similar transaction resulting in our shareholders having the right to exchange their shares for cash, securities or other property.

In connection with the acquisition of AGRL, we issued an aggregate of 10,350,000 ordinary shares to Spring Fortune, AGRL’s prior shareholder, and to three of its designees, of which a total of 6,648,969 ordinary shares were held back and placed in escrow to secure Spring Fortune’s indemnification obligations under the stock purchase agreement relating to the acquisition. The shares shall be held in escrow until thirty days after have filed our Annual Report on Form 20-F for the 2010 fiscal year. Notwithstanding the foregoing, on February 2, 2011, all shares shall be released from escrow except 15% of the ordinary shares issued to Spring Fortune and its designees at the closing of the acquisition (1,552,500 shares) and such additional shares as are then held with respect to pending indemnification claims, which shall be released upon resolution of such claims. All of the shares issued to Spring Fortune (a total of 9,729,000 shares) have been transferred by it to its shareholders subject to all of the restrictions to which they were subject when held by Spring Fortune. The ordinary shares escrowed by Spring Fortune’s designees have since been released from the escrow with our consent.

Because of such escrow restrictions, although the shares held in escrow are registered for resale under the Securities Act pursuant to the registration statement of which this prospectus is a part, the holders thereof will not be able to sell such shares until the escrow restrictions expire, at which time it will be necessary for a registration statement (which may be the registration statement of which this prospectus is a part or a new registration statement) to be current and in effect.

PLAN OF DISTRIBUTION

The Selling Securityholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares or warrants on any stock exchange, market or trading facility on which such securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell such securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell such securities from time to time under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledge, transferee or other successors in interest as Selling Securityholders under this prospectus.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Securityholder and/or the purchasers. At the time a particular offer of securities is made by a Selling Securityholder, to the extent required, a prospectus will be distributed. Each Selling Securityholder has represented and warranted to us that it acquired the securities subject to this registration statement for investment and, at the time of its purchase of such securities such Selling Securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The holders of the Founders’ Shares and the Founders’ Warrants are entitled to certain registration rights pursuant to an agreement executed in connection with our IPO. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Founders’ Warrants (or underlying ordinary shares) can currently elect to exercise these registration rights as a result of the completion of the acquisition of AGRL. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by us subsequent to our consummation of a business combination, which “piggy-back” rights are now in effect. The registration statement of which this prospectus is a part includes securities registered in accordance a demand made pursuant to such agreement. We will bear the expenses incurred in connection with the filing of any such registration statements.

We entered into a registration rights agreement with the holders of the Founders’ Shares and the Founders’ Warrants to register such securities under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of such holders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act.

We will pay substantially all of the expenses incurred by such holders and the other Selling Securityholders incident to the registration of the offering and sale of the ordinary shares and warrants covered by this prospectus.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Securityholder.

LEGAL MATTERS

Graubard Miller, New York, New York acted as counsel in connection with the registration of our securities under the Securities Act for the original F-1. Loeb & Loeb LLP is acting as counsel in connection with this post-effective amendment to this registration statement. The validity of the ordinary shares offered in this prospectus and legal matters as to Cayman Islands’ law are being passed upon for us by our Cayman Islands counsel, Maples and Calder.

EXPERTS

The combined balance sheets of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Doowell Limited, and predecessors (the “Promoter Companies”) as of December 31, 2009, December 31, 2008 and December 31, 2007 and the related statements of operations and other comprehensive income, changes in owners’ equity (deficit), and cash flows for the periods then ended included in this prospectus have been audited by AJ. Robbins, PC, an independent registered public accounting firm, as set forth in their report therein appearing elsewhere herein and are included in reliance on their report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of Asia Gaming & Resort Limited (a development stage company) as of December 31, 2009, December 31, 2008 and December 31, 2007 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholder’s equity and cash flows for the periods then ended, and for the period from May 7, 2007 (inception) to December 31, 2009 (cumulative) included in this prospectus have been audited by AJ. Robbins, PC, an independent registered public accounting firm, as set forth in their report therein appearing elsewhere herein and are included in reliance on their report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) (a development stage company) as of December 31, 2009, July 31, 2009 and July 31, 2008, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the transition period from August 1, 2009 to December 31, 2009 and for the year ended July 31, 2009 and the periods from September 24, 2007 (inception) to July 31, 2008 and September 24, 2007 (inception) to December 31, 2009 (cumulative) included in this prospectus have been so included in the reliance on a report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

A.J. Robbins, PC’s reports on the financial statements of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Doowell Limited, and predecessors, and Asia Gaming & Resort Limited for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. Since the change in independent accountants occurred in connection with the business combination and UHY LLP was the independent accountant of Asia Entertainment & Resources Ltd., the legal acquirer, prior to the business combination, A.J. Robbin, PC’s dismissal was not recommended or approved by our audit committee or board of directors. During our two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with A.J. Robbins, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of A.J. Robbins, PC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC. We are subject to certain of the reporting requirements of the Exchange Act and we will file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Issuers on Form 6-K.

ASIA ENTERTAINMENT & RESOURCES LTD.

INDEX TO FINANCIAL STATEMENTS

Operations of Sang Heng Gaming Promotion Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited and Predecessors — Audited Combined Financial Statements
Report of Independent Registered Public Accounting Firm	FS-3
Financial Statements:
Combined Balance Sheets at December 31, 2009, December 31, 2008 and December 31, 2007	FS-4
Combined Statements of Operations and Other Comprehensive Income for the Years Ended December 31, 2009, December 31, 2008 and December 31, 2007	FS-5
Combined Statements of Cash Flows for the Years Ended December 31, 2009, December 31, 2008 and December 31, 2007	FS-6
Combined Statement of Changes in Owner’s Equity (Deficit) for the years Ended December 31, 2009, December 31, 2008 and December 31, 2007	FS-7
Notes to Combined Financial Statements	FS-8
Asia Gaming & Resort Limited (A Development Stage Company) — Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	FS-23
Financial Statements:
Consolidated Balance Sheets at December 31, 2009, December 31, 2008 and December 31, 2007	FS-24
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the Years Ended December 31, 2009 and December 31, 2008 and the Periods from May 7, 2007 (Inception) to December 31, 2007 and from May 7, 2007 (Inception) to December 31, 2009 (Cumulative)	FS-25
Consolidated Statements of Cash Flows for the Years Ended December 31, 2009 and December 31, 2008 and the Periods from May 7, 2007 (Inception) to December 31, 2007 and from May 7, 2007 (Inception) to December 31, 2009 (Cumulative)	FS-26
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) for the Years Ended December 31, 2009 and December 31, 2008 and the Period from May 7, 2007 (Inception) to December 31, 2007	FS-27
Notes to Consolidated Financial Statements	FS-28
Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) (A Development Stage Company) — Audited Financial Statements
Report of Independent Registered Public Accounting Firm	FS-36
Financial Statements:
Balance Sheet at December 31, 2009	FS-37
Statements of Operations for the Transition Period from August 1, 2009 to December 31, 2009 and for the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)	FS-38
Statement of Changes in Shareholders’ Equity (Deficit) for the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)	FS-39
Statements of Cash Flows for the Transition Period from August 1, 2009 to December 31, 2009 and for the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)	FS-40
Notes to the December 31, 2009 Financial Statements	FS-41
Report of Independent Registered Public Accounting Firm	FS-51
Financial Statements:
Balance Sheets at July 31, 2009 and July 31, 2008	FS-52
Statements of Operations for the Year Ended July 31, 2009; for the Period from September 24, 2007 (Inception) to July 31, 2008 and for the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)	FS-53

Statement of Changes in Shareholders’ Equity (Deficit) for the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)	FS-54
Statements of Cash Flows for the Year Ended July 31, 2009, for the Period from September 24, 2007 (Inception) to July 31, 2008 and for the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)	FS-55
Notes to the July 31, 2009 Financial Statements	FS-56
Asia Entertainment & Resources, Ltd. — Unaudited Consolidated Financial Statements
Financial Statements:
Consolidated Balance Sheets at June 30, 2010 and December 31, 2009	FS-64
Consolidated and Combined Statements of Operations and Other Comprehensive Income (Loss) For the Three Months Ended June 30, 2010, the Three Months Ended June 30, 2009, the Six Months Ended June 30, 2010, and the Six Months Ended June 30, 2009	FS-65
Statement of Changes in Shareholders’ Equity (Deficit) For the Six Month Period Ended June 30, 2010	FS-66
Consolidated Statement of Cash Flows For the Six Months Ended June 30, 2010 and the Six Months Ended June 30, 2009	FS-67
Notes to Consolidated Financial Statements	FS-68

AJ. ROBBINS, PC
216 16th STREET, SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Asia Gaming & Resort Limited
Hong Kong

We have audited the accompanying combined balance sheets of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited and their predecessors (the “Promoter Companies”) as of December 31, 2009, 2008 and 2007 and the related statements of operations and other comprehensive income (loss), changes in owners’ equity (deficit), and cash flows for the periods then ended. The Promoter Companies’ management is responsible for these combined financial statements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Promoter Companies are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Promoter Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Promoter Companies as of December 31, 2009, 2008 and 2007 and the results of operations and cash flows for the then ended, in conformity with accounting principles generally accepted in the United States of America.

AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
May 11, 2010

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

COMBINED BALANCE SHEETS

	December 31,
	2009	2008	2007
ASSETS
Current Assets
Cash and Cash Equivalents	$313,413	$759,678	$423,002
Accounts Receivable, net	4,356,312	3,040,175	4,425,239
Prepaid Expenses and Other Assets	25,043	2,128,049	24,899
Total current assets	4,694,768	5,927,902	4,873,140
Total Assets	$4,694,768	$5,927,902	$4,873,140
LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$2,593,544	$5,419,424	$—
Accrued Expenses	5,156,821	3,126,937	1,858,507
Total current liabilities	7,750,365	8,546,361	1,858,507
Commitments and Contingencies:
Owners’ Equity (Deficit)
Advance to Owner	(1,547,668)	(5,419,424)	—
Owners’ equity (deficit)	(1,507,929)	2,800,965	3,014,633
Total Owners’ Equity (Deficit)	(3,055,597)	(2,618,459)	3,014,633
Total Liabilities and Owners’ Equity (Deficit)	$4,694,768	$5,927,902	$4,873,140

See accompanying Notes to Combined Financial Statements

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

COMBINED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2009	2008	2007
Revenue from VIP gaming operations
– Share of net gaming wins	$54,305,850	$42,565,595	$30,441,739
– Fees and incentives	6,174,087	8,409,452	5,776,715
– Other income	—	46,176	29,518
Total Revenues	60,479,937	51,021,223	36,247,972
Expenses
– Special Rolling Tax	516,742	295,975	295,668
– Commission to agents	39,146,410	25,050,889	18,309,193
– Selling, general and administrative expenses	5,252,817	5,479,259	4,382,996
Total Expenses	44,915,969	30,826,123	22,987,857
Net Income	$15,563,968	$20,195,100	$13,260,115
Other Comprehensive Income (expenses)
– Foreign Currency Translation Adjustment	(4,399)	94,387	5,553
Total Comprehensive Income	$15,559,569	$20,289,487	$13,265,668

See accompanying Notes to Combined Financial Statements

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008	2007
Cash Flows From Operating Activities
Net income	$15,563,968	$20,195,100	$13,260,115
Change in non-cash assets and liabilities
Accounts Receivable	(1,316,137)	1,385,064	(1,588,299)
Prepaid Expenses and Other Assets	2,103,006	(2,103,150)	(12,415)
Accounts Payable	1,045,876	5,419,424	—
Advance to Owner	—	(5,419,424)	—
Accrued Expenses	2,029,884	1,268,430	535,389
Net cash provided by operating activities	19,426,597	20,745,444	12,194,790
Cash flows to financing activities
Net Distribution to Owners	(19,868,463)	(20,503,155)	(11,777,725)
Net cash used in financing activities	(19,868,463)	(20,503,155)	(11,777,725)
Effect of foreign currency translation adjustment	(4,399)	94,387	5,553
Net increase (decrease) in cash and cash equivalents	(446,265)	336,676	422,618
Cash and cash equivalents at Beginning of year	759,678	423,002	384
Cash and cash equivalents at End of year	$313,413	$759,678	$423,002

See accompanying Notes to Combined Financial Statements

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

COMBINED STATEMENTS OF CHANGES IN OWNERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2009, 2008 and 2007

	Owners’ Equity	Advance to Owner	Total Owners’ Equity (Deficit)
Balance at December 31, 2006	$1,526,690	$—	$1,526,690
Net Income	13,260,115	—	13,260,115
Other Comprehensive Income	5,553	—	5,553
Net Distribution to Owner	(11,777,725)	—	(11,777,725)
Balance at December 31, 2007	3,014,633	—	3,014,633
Net Income	20,195,100	—	20,195,100
Other Comprehensive Income	94,387	—	94,387
Net Distribution to Owner	(20,503,155)	—	(20,503,155)
Chips Draw by Owner	—	(5,419,424)	(5,419,424)
Balance at December 31, 2008	2,800,965	(5,419,424)	(2,618,459)
Net Income	15,563,968	—	15,563,968
Other Comprehensive expenses	(4,399)	—	(4,399)
Net Distribution to Owners	(19,868,463)	—	(19,868,463)
Chips repaid by Owner	—	3,871,756	3,871,756
Balance at December 31, 2009	$(1,507,929)	$(1,547,668)	$(3,055,597)

See accompanying Notes to Combined Financial Statements

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Companies

Basis of Presentation

The accompanying combined financial statements present the combined balance sheets, statements of operations, changes in owners’ equity (deficit) and cash flows of the following entities and their predecessor business operations. The combined operations are referred to as the “Promoter Companies”. Unless otherwise indicated, all currency amounts are in United States dollars.

Entity Name	Date Formed	Periods Included in Combination	Location
Current Entities:
Sang Heng Gaming Promotion Company Limited (“Sang Heng”)	March 28, 2007	August 8, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009	Star World Hotel and Casino – Downtown, Macau
Spring Gaming Promotion Company Limited (“Spring”)	March 28, 2007	August 8, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009 (Ceased operation on May 30, 2009)	Grand Waldo Hotel and Casino – Cotai Strip, Macau
Doowell Limited (“Doowell”)	November 20, 2007	November 20, 2007 – December 31, 2007, and Years ended December 31, 2008 and 2009	T.H.E Hotel and Casino – Jeju, Korea
Iao Pou Gaming Promotion Limited (“Iao Pou”)	May 27, 2009	June 22, 2009 – December 31, 2009	MGM Grand Hotel and Casino – Downtown, Macau
Champion Lion Limited (“Champion Lion”)	October 13, 2009	Not included in combination	Unicorn Hyatt Regency Casino – Jeju, Korea
Predecessors:
Sang Heng VIP Room (Lam Man Pou)	May 22, 2006	Years ended December 31, 2007, 2008 and 2009	Grand Waldo Hotel and Casino – Cotai Strip, Macau
Spring VIP Room (Lam Man Pou)	May 25, 2006	Years ended December 31, 2007, 2008 and 2009	Grand Waldo Hotel and Casino – Cotai Strip, Macau

The Promoter Companies are under common management with Asia Gaming & Resort Limited (“AGRL”) and operate VIP gaming rooms in casinos. On October 6, 2009, AGRL and Spring Fortune Investments Ltd (“Spring Fortune”), which was then AGRL’s sole stockholder, entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with Asia Entertainment & Resources Ltd, f/k/a CS China Acquisition Corp. (“AERL”), for the purchase by AERL of all of the outstanding shares of AGRL stock. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement as discussed in Note 11.

Operations

The Promoter Companies, who are sometimes referred to as VIP gaming promoters, are promoters of VIP gaming rooms, which are private room gaming facilities in Macau, a Special Administrative Region in China (“Macau” or “Macau SAR”), and Jeju Island, Republic of Korea (“Jeju”).

VIP gaming rooms are well appointed suites generally located within a large casino and serve the purpose of providing luxury accommodations and privacy exclusively for the high-tier gaming players to gamble in.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Companies  – (continued)

Macau, the only city in China that allows legalized gaming, is located 60 kilometers west of Hong Kong and is connected to mainland China by two bridge systems, a 24 hour ferry service from Hong Kong and direct world flights into its international airport. Jeju is a highly developed resort area located off the Southern Coast of Korea that allows legalized gaming to non-Korean visitors and tourists. There are no visa requirements for the mainland Chinese to go to Jeju.

The following is a summary of the VIP gaming promoters and their predecessors:

Sang Heng VIP Room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam Man Pou (Chairman and Director of AERL and principal stockholder of Spring Fortune). The operations of Sang Heng VIP Room were to promote a VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. Sang Heng VIP Room was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room and commenced operation on May 22, 2006. It operated until August 8 2007, at which point the operations were transferred to Sang Heng, which continued to promote the Sang Heng VIP Room. In December 2007, Sang Heng relocated the operations of the VIP gaming room at the Grand Waldo Hotel and Casino to the Iao Kun VIP gaming room at the Star World Hotel and Casino, located in downtown Macau.

Spring VIP Room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam Man Pou, and was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. The VIP gaming room commenced operation on May 25, 2006 and operated until August 8, 2007, at which point the operations were transferred to Spring, which continued to promote the Spring VIP Room until May 30, 2009. In June 2009, Spring relocated the operations of the VIP gaming room at the Grand Waldo and Casino to the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino, located in downtown Macau.

In order to cater to the requirement of Galaxy S.A., the primary concessionaire for Star World Hotel and Casino, Mr. Lam requested Mr. Zheng An Ting to incorporate Iao Pou in Macau SAR, with Mr. Zheng as the major shareholder and promotion license holder, to promote the MGM Grand Hotel and Casino Iao Kun VIP gaming room located in downtown Macau. Iao Pou is licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room.

Doowell is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Lam. Doowell promoted the Iao Kun VIP gaming room at T.H.E. Hotel and Casino (formerly Nam Seoul Plaza Hotel and Casino), a luxury hotel located in Jeju. T.H.E. Hotel and Casino had a trial opening in May 2008. Doowell had limited activity during 2009. Management is evaluating the continuation of operations.

Champion Lion is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Vong Hon Kun (Chief Operating Officer and Director of AERL) and Leong Siak Hung (President and Director of AERL). Champion Lion will promote the VIP Room at the Unicorn Hyatt Regency Casino, a luxury hotel located on Jeju. None of its operations are included in these combined financial statements.

Profit Interest Agreements

Current Macau laws do not allow non-Macau companies such as AGRL to directly operate a gaming promotion business in Macau. Consequently, AGRL’s gaming promotion business is operated through a series of contractual arrangements, including profits interest agreements, that enable the AGRL subsidiaries to receive substantially all of the economic benefits of the Promoter Companies and for AGRL to exercise effective control over the Promoter Companies.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Companies  – (continued)

Pursuant to these arrangements, each Promoter Company enters into an agreement with the casino operator and license holder to promote a VIP gaming room in the casino. These agreements provide that the Promoter Company receives a commission or shares in the net win/loss of the VIP gaming room. The Promoter Company then enters into a profit interest agreement with a subsidiary of AGRL, providing for the assignment to the subsidiary of 100% of the profits derived by the Promoter Company from its promotion of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which AGRL’s subsidiaries are party provide that such assignments were effective on February 2, 2010, the date of the consummation of AGRL’s acquisition by AERL. The profit agreements do not have expiration dates and continue conterminously with the operation of the respective VIP gaming rooms.

In addition to the assignment of the profit interest, the profit interest agreements provide that the Promoter Company will not terminate its underlying agreement with the casino without AERL’s consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement. In connection with the profit interest agreements, Messrs. Lam and Vong have agreed to make non-interest bearing loans to AGRL for use by AGRL to make loans to AGRL’s VIP gaming promoters and for working capital. Pursuant to the agreement relating to such loans, such loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL) and not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. This funding commitment terminates at the end of any fiscal quarter in which AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000) on the last day of the fiscal quarter, exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of all loans made by AGRL to the VIP gaming promoters with their approval. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

AGRL Business

The principal business activity of AGRL is to function as a holding company. The principal business activities of its wholly owned subsidiaries are to hold the profit interest agreements with the VIP gaming promoters and to receive the profit streams from the gaming related businesses. The following are the subsidiaries of AGRL, which have relationships with the Promoter Companies (effective February 2, 2010):

Foxhill Group Limited (“Foxhill”) was incorporated in the British Virgin Islands on February 15, 2007. The main asset of Foxhill is the right to 100% of the profit derived by Iao Pou from the promotion of the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Foxhill and Iao Pou. Prior to the commencement of operations of the Iao Kun VIP gaming room in the MGM Grand Macau, Foxhill acquired the right for the profit generated by Spring in the Spring VIP Room at the Grand Waldo Hotel in Macau, which was terminated in May 2009 upon the closing of the Spring VIP Room.

Kasino Fortune Investments Limited (“Kasino Fortune”) was incorporated on February 16, 2007. The main asset of Kasino Fortune is the right to 100% of the profit derived by Sang Heng from the promotion of the VIP gaming room at the Star World Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Kasino Fortune and Sang Heng.

Well Mount International Limited (“Well Mount”) was incorporated on November 1, 2007 and is a holding company. The main asset of Well Mount is the right to 100% of the profit derived by Doowell from the promotion of the VIP gaming room at T.H.E. Hotel and Casino in Jeju, pursuant to the profit interest

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Companies  – (continued)

agreement between Well Mount and Doowell. The VIP gaming room at T.H.E. Hotel and Casino is currently not operating and both Well Mount and Doowell are presently inactive.

AGRL has established two additional holding company subsidiaries, Billion Boom International Limited (inactive) and Link Bond International Limited (“Link Bond”). On November 14, 2009, Link Bond entered into a profit interest agreement with Champion Lion relating to 100% of the profit derived by Champion Lion from the promotion of the VIP gaming room at the Unicorn Hyatt Regency Casino in Jeju, which management is considering opening in the second half of 2010.

Upon the closing of the acquisition of AGRL by AERL, the Promoter Companies became variable interest entities (“VIEs”) of the subsidiaries of AGRL, which are the primary beneficiaries of the operations of the Promoter Companies.

Management’s determination of the appropriate accounting method with respect to the AGRL variable interest entities is based on Financial Accounting Standards Board — Accounting Standards Codification (“FASB ASC”) Topic 810, “Consolidation of Variable Interest Entities”. AGRL consolidates the VIEs in which it is the primary beneficiary and will disclose significant variable interests in VIEs of which it is not the primary beneficiary, if any.

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies will be consolidated with those of AGRL for all periods subsequent to the closing of the acquisition of AGRL by AERL.

Note 2 — Summary of Significant Accounting Policies

Principles of Combination

As the Promoter Companies are under common management and are intended to be part of the consolidated operations of AGRL, the combined financial statements include their accounts.

Fiscal Year End

The fiscal year end is December 31.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. Actual results could vary from those estimates.

Fair Value of Financial Instruments

For certain of the Promoter Companies’ financial instruments, none of which are held for trading purposes, including cash, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which approximates their fair value. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Accounts Receivable and Concentration of Credit Risk

Accounts receivable are principally comprised of net gaming revenues and fees and incentives revenues receivable, which do not bear interest and are recorded at cost from the holders of the casino licenses (“Casino Operators”). As of December 31, 2009, the Promoter Companies did not extend credit to junket agents.

When deemed necessary, the Promoter Companies record an allowance for doubtful accounts which represents the management’s best estimate of the amount of probable credit losses in the Promoter Companies’ existing accounts receivable. Management believes that there are no credit risks and therefore an allowance has not been established. Although management believes that the $0 allowance is adequate, it is possible that the estimated amount of cash collections with respect to accounts receivable could change.

As of December 31, 2009 and 2007, accounts receivable were due from two Casino Operators. As of December 31, 2008, accounts receivable accounts receivable were due from three Casino Operators.

VIP Gaming Room Cage and Marker Accounting

As of December 31, 2009, the Promoter Companies did not extend credit to junket agents. The operations of the cage, which is where cash, non-negotiable and cash chips transactions and extension of credit occur, were owned by the individual owners of the Promoter Companies. Subsequent to the acquisition of AGRL by AERL (see Note 11), the operations and extension of credit by the cage became controlled by AGRL and its subsidiaries and the owners of the Promoter Companies assigned the assets of the cage to AGRL and its subsidiaries as a loan in the amount of HK $157,000,000 (approximately US $20,180,000) to enable AGRL to extend credit to the VIP gaming promoters (see Note 12).

In the VIP gaming rooms, junket agents primarily purchase non-negotiable rolling chips from the cage either with cash, cash chips, cashier’s order, or markers (short term, non-interest bearing loans) and there is no deposit into a gaming table drop box from chips purchased from the cage. Non-negotiable chips can only be used to make wagers. Winning wagers are paid in cash chips. The loss of the non-negotiable rolling chips by the gaming patrons in the VIP gaming room is recorded as turnover and provides a basis for measuring VIP gaming room win percentage. It is customary in Macau to measure VIP gaming room play using this rolling chip method.

Although the law in Macau permits VIP gaming promoters to extend credit to junket agents, the Promoter Companies did not do so through December 31, 2009. To the extent they do so in the future, they may not be able to collect all of their gaming receivables from the junket agents. Management expects that the Promoter Companies will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent that junket agents of the Promoter Companies are visitors from other jurisdictions, they may not have access to a forum in which they will be able to collect all of their gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and the Promoter Companies may encounter forums that will refuse to enforce such debts. The Promoter Companies’ inability to collect gaming debts could have a significant negative impact on their operating results.

With the completion of the acquisition of AGRL by AERL, it is intended that the Promoter Companies will extend credit to junket agents. In such case, management expects that a majority of the Promoter Companies’ accounts receivable will be owed by junket agents from foreign countries, primarily in Asia. In addition to enforceability issues, the collectability of markers from foreign junket agents is affected by a number of factors including changes in currency exchange rates and economic conditions in the agents’ home countries.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

AGRL will regularly evaluate the reserve for bad debts based on a specific review of customer accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. Upon the completion of the acquisition, Mr. Lam and Mr. Vong, agreed to guarantee all marker receivables, therefore, management believes that a reserve for bad debts will not be deemed necessary. However, as customer payment experience evolves, management will continue to refine the estimated reserve for bad debts. Accordingly, the associated provision for doubtful accounts expense may fluctuate.

Property and Equipment

Property and equipment will be stated at cost. Depreciation and amortization will provided on a straight-line basis over the estimated useful lives of the assets, which do not exceed the lease term for leasehold improvements, if applicable.

Goodwill and Other Intangible Assets

In accordance with the provisions of FASB ASC Topic 350, “Intangibles — Goodwill and Other”, the Promoter Companies will amortize intangible assets over their estimated useful lives unless it is determined their lives to be indefinite. Goodwill and other intangible assets with indefinite lives are not amortized but are subject to tests for impairment at least annually. FASB ASC Topic 350 requires that that management perform impairment tests more frequently than annually if events or circumstances indicate that the value of goodwill or intangible assets with indefinite lives might be impaired. The Promoter Companies have no goodwill or other intangible assets recorded.

Indefinite Useful Life Assets

Assets with indefinite useful lives are not subject to amortization and are tested for impairment annually or more frequently if events or circumstances indicate that the assets might be impaired. The impairment test consists of a comparison of the fair value of the asset with its carrying amount. If the carrying amount of the asset exceeds its fair value, an impairment will be recognized in an amount equal to that excess. If the carrying amount of the asset does not exceed the fair value, no impairment is recognized. The Promoter Companies have no assets with indefinite useful lives recorded.

Impairment of Long-lived Assets

In accordance with the provisions of FASB ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, when events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets are estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows was less than the carrying amount of the assets, an impairment loss would be recorded. The impairment loss would be measured on a location by location basis by comparing the fair value of the asset with its carrying amount. Long-lived assets that are held for disposal are reported at the lower of the assets’ carrying amount or fair value less costs related to the assets’ disposition. No impairment has been recognized.

Revenue Recognition

Revenue from VIP gaming room operations is recorded monthly based upon the Promoter Companies’ share of the net gaming wins or as a percentage of rolling chip turnover in VIP gaming rooms promoted by the Companies as calculated and reported by the concessionaires and subconcessionaires when the information is provided. Concessionaire and subconcessionaire reports are typically received within ten business days of month-end.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

In accordance with long standing industry practice in Macau, the Promoter Companies’ operations in Grand Waldo Hotel and Casino, Star World Hotel and Casino and MGM Grand Hotel and Casino had similar revenue and loss sharing arrangements. Under these arrangements, Sang Heng, Spring and Iao Pou shared in the casino’s VIP gaming room wins or losses from the gaming patrons recruited by the Promoter Companies. Typically, wins and losses are allocated to the Promoter Companies as 30% of net gaming wins on an after-gaming tax basis, 40.25% or 45% of net gaming wins on a pre-gaming tax basis. The Promoter Companies may or the Casino Operators may adjust these arrangements with adequate notice and agreement by both parties to the arrangement.

Additionally, the Promoter Companies earn revenues based upon percentages of rolling chip turnover in the VIP gaming rooms (typically 0.05%), which is available to offset costs incurred for accommodations, food and beverage and other services furnished to VIP gaming room patrons without charge and is included in gross revenues and then deducted as promotional allowances as incurred. These revenues are recorded as fees and incentive revenues in the accompanying combined statements of income.

In July 2009, all concessionaires and sub-concessionaires entered into an agreement to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters cannot exceed 1.25% of rolling chip volumes regardless of the commission structure adopted. As a result of the amendments made to Administrative Regulation No. 6/2002 by Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau Government now has the authority to issue a dispatch implementing the 1.25% gaming promoter commission cap, as agreed between all concessionaires and sub-concessionaires. The amendment sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or in specie, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters, concessionaires and sub-concessionaires to report regularly to the Gaming Inspection and Coordination Bureau of the Macau government and imposes fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters.

Beginning in October 2009, Star World Hotel and Casino agreed to revise the Sang Heng gaming promotion agreement and removed the win/loss sharing component and replaced it with a commission payable to Sang Heng at a rate of 1.25% of chips turnover. Management has requested that the MGM Grand Macau revise the Iao Pou agreement to remove the win/loss sharing component and replace it with a commission payable to Iao Pou at a rate of 1.25% of chips turnover. MGM Grand Macau has deferred its decision to allow for fixed commissions, rather than win/loss sharing, until later in 2010. Management believes that this change in the revenue structure will reduce the inherent risk in promoting a VIP gaming room, due to the fluctuation surrounding gaming wins and losses. The fixed commission revenues will be based only on the amount of chips turnover, rather than the win/loss of the gaming operations.

Total chips turnover in the Promoter Companies VIP gaming rooms during the years ended December 31, 2009, 2008 and 2007 was $5,192,657,000, $3,191,972,000 and $2,807,787,000, respectively.

Advertising and Marketing Costs

Costs for advertising and marketing are expensed the first time the advertising or marketing takes place or as incurred. Advertising and marketing costs for ongoing operations are included in selling, general and administrative expense. The Promoter Companies did not incur advertising or marketing expenses during the years ended December 31, 2009, 2008, or 2007.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Foreign Currency

The Promoter Companies’ functional currency is the Hong Kong Dollar (HKD). The Promoter Companies maintain the financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

For financial reporting purposes, the financial statements of the Promoter Companies, which are prepared using the functional currency, are then translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and owners’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment in other comprehensive income, a component of owners’ equity.

	December 31,
	2009	2008	2007
Period end HKD:US$ exchange rate	$7.75	$7.75	$7.80
Average annual HKD:US$ exchange rate	$7.75	$7.79	$7.80

Comprehensive Income

Comprehensive income includes net income and all other non-stockholder changes in equity, or other comprehensive income. Elements of the Promoter Companies’ comprehensive income are reported in the accompanying combined statements of owners’ equity. Comprehensive income and the cumulative balance of other comprehensive income consisted solely of foreign currency translation adjustments.

Economic and Political Risks

The Promoter Companies’ operations are conducted in Macau Special Administrative Region (“MSAR”) of the People’s Republic of China (the “PRC”), and Jeju. Accordingly, the Promoter Companies’ business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and South Korea and by the general state of the PRC and South Korea economy.

The Promoter Companies’ operations in Macau and Jeju are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Promoter Companies’ results may be adversely affected by changes in the political and social conditions in the PRC and South Korea and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad and rates and methods of taxation, among other things.

Taxes

Sang Heng, Spring and Iao Pou are not subject to Macau Complimentary tax, because, pursuant to the VIP room promoter agreements with the Casino Operators, gaming revenue is received net of taxes collected by the Macau government paid directly by the Casino Operator on a monthly basis. No provision for Macau Complimentary tax has been made.

As VIP gaming promoters, Sang Heng, Spring and Iao Pou are subject to a tax on the amount of rolling chip turnover by gaming patrons in the VIP gaming rooms (“chips turnover”), which is referred to as a

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

“rolling tax”. The rolling tax is deducted and paid by the Casino Operator on a monthly basis. The rate of rolling tax is 0.01% on the chips turnover of the VIP gaming room and the rolling tax is deducted as a cost of revenues.

Doowell and Champion Lion are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and are exempted from payment of BVI taxes.

Doowell and Champion Lion not subject to Korean Income tax because all promotion services are performed outside Korea. No provision for Korean Income tax has been made.

The Korean government levies a tax for contributions to the government’s “Tourism Promotion and Development Fund”/betting duty and /or tax on the gross win of the VIP gaming room (“Gaming Tax”), and the Casino Operator represents that the Gaming Tax rate currently does not exceed 10% per annum. Pursuant to the VIP gaming room promoter agreement with the Casino Operator, the gaming revenue is received net of taxes collected by the Korean government paid directly by the Casino Operator on a monthly basis.

Recently Adopted Accounting Pronouncements

Effective September 15, 2009, the Promoter Companies adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Promoter Companies’ financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Accounts Receivable, Net

Accounts receivable consists of the following:

	December 31,
	2009	2008	2007
Gaming revenues receivable	$4,169,950	$2,546,080	$4,207,542
Incentives revenues receivable	186,362	494,095	217,697
	$4,356,312	$3,040,175	$4,425,239

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 4 — Prepaid Expenses and Other Assets

Prepaid Expenses and Other Assets consist of the following:

	December 31,
	2009	2008	2007
License deposits to Macau SAR	$25,043	$25,055	$24,899
Deposits with Casino License Holders	—	2,012,929	—
Prepaid expenses	—	90,065	—
	$25,043	$2,128,049	$24,899

Note 5 — Accounts Payable

Accounts Payable consists of the following:

	December 31,
	2009	2008	2007
Due to Casino Operators	$2,593,544	$5,419,424	$—
	$2,593,544	$5,419,424	$—

The amount represents an advance of non-negotiable chips to the Sang Heng promoter and is interest free and renewable monthly secured by a personal guarantee of the owner of Sang Heng and payments received in excess of earnings, which have been offset against the January 2010 receivable from MGM Grand Macau.

Note 6 — Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2009	2008	2007
Agents Commission payable	$4,961,794	$2,619,876	$1,533,827
Management fee payable	180,561	270,971	269,286
Others	14,466	236,090	55,394
	$5,156,821	$3,126,937	$1,858,507

Note 7 — Owners’ Equity (Deficit)

The Owners’ Equity (Deficit) is based on the following:

Doowell has authorized the issuance of up to 50,000 shares of common stock with a par value of US$1. Each share of common stock is entitled to one vote on all matters submitted to shareholders. On December 4, 2007, Doowell issued 1 share of common stock at par for cash.

Sang Heng VIP Room (Lam Man Pou) is a sole proprietorship and is a predecessor business operation of Sang Heng. Sang Heng is registered as a limited liability company by the proprietor on March 28, 2007 and had a registered capital of 25,000 Macau Patacas. Two additional owners entered into Sang Heng and the registered capital increased to 50,000 Macau Patacas on November 20, 2009. To become a gaming promoter in Macau, it is necessary for the VIP gaming promoter to obtain a license from the Gaming Inspection and Coordination Bureau of the Macau government. The license can only be granted when the proprietor complies with the probity requirements. A disqualified proprietor may result in the disapproval.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 7 — Owners’ Equity (Deficit)  – (continued)

Spring VIP Room (Lam Man Pou) is a sole proprietorship and is a predecessor business operation of Spring. Spring is registered as a limited liability company by the proprietor on March 28, 2007 and has a registered capital of 25,000 Macau Patacas.

Iao Pou is registered as a limited liability company by its owners on May 27, 2009 and has a registered capital of 25,000 Macau Patacas.

According to an agreement made between Sang Heng and Star World Hotel and Casino for the operation of Iao Kun VIP Room at Star World Hotel and Casino, Sang Heng was granted a credit line of Non-Negotiable Chips to the extent of $5,419,424, of which $3,871,756 was repaid in December 2009. Subsequent to December 31, 2009, the credit line was increased to $11,870,000 and Sang Heng increased its borrowings by that amount. It has been the Promoter Companies’ policy not to extend credit to players and gaming agents, and as a result, this line of credit was extended to the owner by Sang Heng as an advance and was used by the owner as additional chips to the VIP room cage. The Star World Hotel and Casino granted the extension of credit, which has been recorded as accounts payable in the accompanying financial statements and is personally guaranteed by Mr. Lam Man Pou.

As AGRL was acquired by AERL, the Chips Draw by Owner in the Statement of Changes in Owners’ Equity (Deficit) was treated as a contra-equity account rather than a receivable from the owner in accordance with FASB ASC 310-10-S99, which requires that receivables from officers or directors, not repaid in cash prior to the issuance date of the financial statements should be recorded as a deduction from owners’ equity.

The effect of Chips Draw by Owner on the Combined Statements of Changes in Owners’ Equity (Deficit) for the year ended December 31, 2009 and 2008:

Balance at December 31, 2007	$3,014,633
Net income	20,195,100
Other Comprehensive Income	94,387
Amount Available for Distribution	23,304,120
Net Distribution	(20,503,155)
Owners’ Equity before Chips Draw	2,800,965
Chips Draw by Owner	(5,419,424)
Balance at December 31, 2008	$(2,618,459)
Net income	15,563,968
Other Comprehensive expenses	(4,399)
Amount Available for Distribution	12,941,100
Net Distribution	(19,868,463)
Chip repaid by Owner	3,871,756
Balance at December 31, 2009	$(3,055,597)

Note 8 — VIP Gaming Promoter Agreements

Spring Gaming Representative (VIP Room Promoter) Agreement dated as of May 4, 2007 entered between Galaxy Casino, S.A., and Mr. Lam Man Pou allowed for the sharing of profits as a gaming representative of Spring VIP Room in Grand Waldo Hotel and Casino in Macau for the period from May 25, 2006 to December 31, 2007. The agreement was terminated on August 8, 2007 and replaced, effective as of August 9, 2007, with the agreement with Spring dated February 1, 2008 referred to in the next paragraph.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 8 — VIP Gaming Promoter Agreements  – (continued)

Spring Gaming Representative (VIP Room Promoter) Agreement dated as of February 1, 2008 entered between Galaxy Casino, S.A., and Spring allowed for the sharing of profits as a gaming representative of Spring VIP Room in Grand Waldo Hotel and Casino in Macau for the period from August 9, 2007 to December 31, 2008. The agreement was renewed on March 29, 2009 for the period from January 1, 2009 to December 31, 2009. The agreement was terminated effective May 30, 2009, when the Spring VIP Room was closed.

Sang Heng Gaming Representative (VIP Room Promoter) Agreement dated as of May 2, 2007 entered between Galaxy Casino, S.A., and Mr. Lam Man Pou allowed for the sharing of profits as a gaming representative of Sang Heng VIP Room in Grand Waldo Hotel and Casino in Macau for the period from May 22, 2006 to December 31, 2007. The agreement was terminated on August 8, 2007 and replaced, effective August 9, 2007, by the Agreement dated February 1, 2008 referred to in the next paragraph.

Sang Heng Gaming Representative (VIP Room Promoter) Agreement dated as of February 1, 2008 entered between Galaxy Casino, S.A., and Sang Heng allows for the sharing of profits as a gaming representative of Sang Heng VIP Room in Grand Waldo Hotel and Casino in Macau for the period from August 9, 2007 to December 31, 2007, when it was terminated.

Sang Heng Gaming Representative (VIP Room Promoter) Agreement dated as of February 1, 2008 entered between Galaxy Casino, S.A., and Sang Heng allows for the sharing of profits as a gaming representative of Iao Kun VIP Gaming Room in Star World Hotel and Casino in Macau for the period from November 30, 2007 to December 31, 2008.

The agreement was renewed on September 4, 2009 for the period from January 1, 2009 to December 31, 2009. This agreement currently remains in effect for periods subsequent to December 31, 2009.

Doowell VIP Gaming Promotion (VIP Room Promoter) Agreement dated as of January 18, 2008 entered between Gillmann Investments Asia, Ltd (“GIA”) and Doowell allows for the sharing of profits as a gaming promoter of a VIP Room in the Nam Seoul Plaza Hotel and Casino (now called T.H.E. Hotel and Casino) located on Jeju.

Iao Pou Gaming Representative (VIP Room Promoter) Agreement dated as of June 22, 2009 entered between MGM Grand Macau and Iao Pou allows for the sharing of profits as a Gaming Promoter of Iao Kun VIP Gaming Room in MGM Grand Macau Hotel and Casino in Macau for the period from June 22, 2009 to December 31, 2009.

Note 9 — Commitments and Contingencies

Management Agreements

Day-to-day management and operation of the VIP gaming rooms is contracted by the Promoter Companies to a management company that is responsible for hiring and managing all staff needed for operations. This includes local managers and executives to provide supervision, finance and cage personnel, public relations, drivers and other service staff (waiters, cleaners, etc.). The Promoter Companies for the two Macau operations have entered into one year agreements to provide such services with Pak Si Management and Consultancy Limited of Macau, pursuant to which each of them pays the manager HK $1,200,000 per month (approximately US $155,000 per month), from which the management company is responsible to pay all salaries, benefits and other expenses of operation. The principal of Pak Si Management and Consultancy Limited is the sister-in-law of Mr. Vong, a director of AERL and the it’s chief operating officer, but who has no position or other relationship with the AERL, AGRL or any of the Promoter Companies.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 9 — Commitments and Contingencies  – (continued)

Certain Risks and Uncertainties

The Promoter Companies’ operations are dependent on the annual renewal of the gaming license by the Macau government. The tenure of the Promoter Companies acting as gaming promoters for the Casinos is subject to the Gaming Representative / Gaming Promoter Arrangements.

The Promoter Companies receive a significant amount of their revenue from patrons within the Asia-Pacific Region. If economic conditions in theses areas were to decline materially or additional casino licenses were awarded in these locations, the Promoter Companies’ results of operations could be materially affected.

Note 10 — Segment Information

The Promoter Companies’ principal operating and developmental activities occur in two geographic areas: Macau and Jeju. Management reviews the results of operations for each of its key operating segments: Macau and Jeju. The Promoter Companies’ segment information is as follows for the three years ended December 31, 2009, 2008, and 2007:

	December 31,
	2009	2008	2007
Net Revenues (Macau)	$59,548,437	$45,190,019	$36,247,972
Net Assets (Macau)	$4,686,866	$3,668,377	$4,873,140
Net Revenues (Jeju)	$931,500	$5,831,204	$—
Net Assets (Jeju)	$7,902	$2,259,525	$—

Note 11 — Subsequent Events

Acquisition of AGRL

On October 6, 2009, AERL entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with AGRL and Spring Fortune that provided for the acquisition by AERL from Spring Fortune of all of the outstanding capital stock of AGRL. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement and AGRL became a wholly owned subsidiary of AERL.

The acquisition of AGRL by AERL has been accounted for as a “reverse merger” and recapitalization since Spring Fortune, the former shareholder of AGRL, became the owner of a majority of the outstanding ordinary shares of AERL immediately following the completion of the transaction and has significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity, in accordance with the provision of FASB-ASC Topic 805 “Business Combinations”. Accordingly, AGRL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. AERL’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of AGRL after consummation of the acquisition. For periods after the consummation of the acquisition, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of AGRL and the Promoter Companies and will be recorded at their historical cost basis.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 11 — Subsequent Events  – (continued)

Combination Terms

Upon closing, AERL acquired all the outstanding capital stock of AGRL from Spring Fortune for a total consideration of 10,350,000 ordinary shares of AERL that were issued to Spring Fortune and its designees and an additional 4,210,000 ordinary shares that will be issued upon the filing of AERL’s annual report on Form 20-F for the 2010 fiscal year. In addition, Spring Fortune shall be entitled to receive additional ordinary shares of AGRL stock for each of the years 2010, 2011 and 2012 in which AGRL meets or exceeds the following net after tax income targets specified for such year in the Agreement (the “Incentive Targets”):

Year	Incentive Target	Incentive Shares
2010	$36,800,000 to $37,799,999	4,210,000
	$37,800,000 to $38,799,999	6,300,000
	$38,800,000 to $39,799,999	8,069,000
	$39,800,000 to $40,799,999	9,586,000
	$40,800,000 to $41,799,999	10,900,000
	$41,800,000 and above	12,050,000
2011	$49,500,000 and above	2,573,000
2012	$58,000,000 and above	2,573,000

The total number of incentive shares that Spring Fortune may receive for achieving Incentive Targets is 17,196,000. Also, for each of the years 2010, 2011 and 2012, AERL will issue an additional 530,000 ordinary shares if AGRL has adjusted net income equal to, or greater than, $60 million, $75 million, and $82.5 million, respectively, which would amount to an additional 1,590,000 ordinary shares if all of such targets are achieved. However, if for any fiscal year through the fiscal year ending December 31, 2012, (i) at the end of any fiscal quarter during such fiscal year, AGRL does not have at least $10,000,000 in cash and cash equivalents (including redeemable chips and receivables from casinos with respect to operations during such fiscal quarter that are received within five (5) days after the end of such fiscal quarter) and (ii) based on the audited financial statements for such fiscal year, positive cash flow from operations, as determined in accordance with U.S. GAAP, Spring Fortune shall not be entitled to receive one-half of the incentive shares it would otherwise be entitled to receive with respect to such fiscal year. Incentive Targets specified in the Agreement for 2009 were not met and no additional shares will be issued with respect to that year. However, because the amounts of shares potentially issuable for the years 2009 and 2010 are not cumulative and the maximum number of shares that Spring Fortune may receive for meeting the Incentive Targets for those years is 12,050,000, Spring Fortune may still receive up to 12,050,000 shares for those two years, all of which would be earned in 2010. A target of $29 million for 2009 to receive 530,000 shares was also not achieved.

OPERATIONS OF SANG HENG GAMING PROMOTION COMPANY LIMITED,
SPRING GAMING PROMOTION COMPANY LIMITED,
IAO POU GAMING PROMOTION LIMITED,
DOOWELL LIMITED AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 12 — Loan Agreement

To document arrangements made by owners of the Promoter Companies and AGRL so that AGRL and its subsidiaries can provide credit to their junket agents and collaborators, Messrs. Lam Man Pou and Vong Hon Kun (the “Lenders”) and AGRL entered into a Loan Agreement and Guaranty as of February 2, 2010 (“Loan Agreement”). Pursuant to the Loan Agreement, Messrs. Lam and Vong have agreed to make non-interest bearing loans to AGRL for use by AGRL to make loans to AGRL’s VIP gaming promoters and for working capital. Pursuant to the agreement relating to such loans, such loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL) and not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. The loans will be repayable ten business days after the last day of the first fiscal quarter of AGRL on which the working capital of AGRL and its subsidiaries is at least HK$775,000,000 at the close of business of such fiscal quarter, determined in accordance with United States generally accepted accounting principles consistently applied, but excluding any working capital resulting from such loans. The Loan Agreement also provides for the guaranty by the Lenders of full payment of all loans made by AGRL to its VIP gaming promoters with the approval of the Lenders, including loans made with funds obtained from the operations of AGRL and its subsidiaries.

AJ. ROBBINS, PC
216 16th STREET, SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Asia Gaming & Resort Limited
Hong Kong

We have audited the accompanying consolidated balance sheets of Asia Gaming & Resort Limited (a development stage company) as of December 31, 2009, 2008, and 2007 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for the periods then ended, and for the period from inception (May 7, 2007) to December 31, 2009. Asia Gaming & Resort Limited’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Gaming & Resort Limited as of December 31, 2009, 2008 and 2007 and the results of its operations, and cash flows for the periods then ended, and for the period from inception (May 7, 2007) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

AJ. ROBBINS, PC CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
May 11, 2010

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008	2007
ASSETS
Assets
Cash	$7,734	$—	$—
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Due to related party	$24,957	$—	$—
Commitment and contingencies:
Stockholder’s equity (Deficit)
Common Stock, $0.0012821 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	12,823	12,823	12,823
subscription receivable	—	(1,282)	(1,282)
(Deficit) accumulated during the development stage	(30,046)	(11,541)	(11,541)
Total Stockholder’s Equity (Deficit)	(17,223)	—	—
Total liabilities and stockholder’s equity (Deficit)	$7,734	$—	$—

See accompanying Notes to Consolidated Financial Statements

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE INCOME (LOSS)

	For the Year Ended December 31, 2009		For the Year Ended December 31, 2008		For the Period from May 7, 2007 (Inception) to December 31, 2007		For the Period from May 7, 2007 (Inception) to December 31, 2009 (Cumulative)
Net Revenues		$—		$—		$—	$—
Expenses
– Selling, general and administrative expenses		18,505		—		11,541	30,046
Net Loss		$(18,505)		$—		$(11,541)	$(30,046)
Loss per share, basic and diluted	$	*	$	*	$	*
Weighted average number of shares outstanding		10,000,000		10,000,000		10,000,000

*	– Less than $0.01 per share

See accompanying Notes to Consolidated Financial Statements

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008	For the Period from May 7, 2007 (Inception) to December 31, 2007	For the Period from May 7, 2007 (Inception) to December 31, 2009 (Cumulative)
Cash Flows From Operating Activities
Net loss	$(18,505)	$—	$(11,541)	$(30,046)
Net cash used in operating activities	(18,505)	—	(11,541)	(30,046)
Cash Flows from Financing Activities
Advances from related party	24,957	—	—	24,957
Subscription receivable collected	1,282	—	—	1,282
Cash paid for expenses in exchange for common stock	—	—	11,541	11,541
Net cash from financing activities	26,239	—	11,541	37,780
Net increase in cash and cash equivalents	7,734	—	—	7,734
Cash and cash equivalents at beginning of period	—	—	—	—
Cash and cash equivalents at end of period	$7,734	$—	$—	$7,734

See accompanying Notes to Consolidated Financial Statements

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
For the Years Ended December 31, 2009 and 2008 and the Period From
May 7, 2007 (Inception) to December 31, 2007

	Common Stock Shares	Amount	Subscription Receivable	(Deficit) Accumulated during Development Stage	Total Stockholder’s Equity
Sold 10,000,000 shares of common stock for $0.0012821 per share on May 7, 2007	10,000,000	$12,823	$(1,282)	$—	$11,541
Net (Loss)	—	—	—	(11,541)	(11,541)
Balances at December 31, 2007	10,000,000	12,823	(1,282)	(11,541)	—
Net (Loss)	—	—	—	—	—
Balances at December 31, 2008	10,000,000	12,823	(1,282)	(11,541)	—
Subscription receivable collected	—	—	1,282	—	1,282
Net (Loss)	—	—	—	(18,505)	(18,505)
Balances at December 31, 2009	10,000,000	$12,823	$—	$(30,046)	$(17,223)

See accompanying Notes to Consolidated Financial Statements

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Company

Basis of Presentation

The accompanying consolidated financial statements include the financial statements of Asia Gaming & Resort Limited (“Company”) and its wholly owned subsidiaries (collectively, “AGRL”). AGRL, a development stage company, was organized under the laws of Hong Kong on May 7, 2007. AGRL is in the development stage as defined in Financial Accounting Standards Board Statement — Accounting Standards Codification (“FASB-ASC”) Topic 915 “Development Stage Entities”. The fiscal year end is December 31.

Entity Name	Date of Incorporation	Periods Included in Consolidation
Asia Gaming & Resort Limited	May 2, 2007	May 2, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009
Kasino Fortune Investments Limited (“Kasino Fortune”)	February 16, 2007	February 16, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009
Foxhill Group Limited (“Foxhill”)	February 15, 2007	February 15, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009
Billion Boom International Limited (“Billion Boom”)	November 1, 2007	November 1, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009
Well Mount International Limited (“Well Mount”)	November 1, 2007	November 1, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009
Link Bond International Limited (“Link Bond”)	November 1, 2007	November 1, 2007 – December 31, 2007 and Years ended December 31, 2008 and 2009

On October 6, 2009, AGRL and Spring Fortune Investments Ltd (“Spring Fortune”), which was then AGRL’s sole stockholder, entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with Asia Entertainment & Resources Ltd, f/k/a CS China Acquisition Corp. (“AERL”), for the purchase by AERL of all of the outstanding shares of AGRL stock. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement as discussed in Note 6.

The Business

The principal business activity of AGRL is to function as a holding company. The principal business activities of its wholly owned subsidiaries are to hold the profit interest agreements with VIP gaming promoters and to receive the profit streams from the gaming related business. All profit interest agreements are with related party entities, sometimes referred to as the Promoter Companies.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Company  – (continued)

Profit Interest Agreements

Current Macau Special Administrative Region (“Macau” or “Macau SAR”) laws do not allow non-Macau companies such as AGRL to directly operate a gaming promotion business in Macau. Consequently, AGRL’s gaming promotion business is operated through a series of contractual arrangements, including profits interest agreements, that enable the AGRL subsidiaries to receive substantially all of the economic benefits of the Promoter Companies and for AGRL to exercise effective control over the Promoter Companies.

Pursuant to these arrangements, each Promoter Company enters into an agreement with the casino operator and license holder to promote a VIP gaming room in the casino. These agreements provide that the Promoter Company receives a commission or shares in the net win/loss of the VIP gaming room. The Promoter Company then enters into a profit interest agreement with a subsidiary of AGRL, providing for the assignment to the subsidiary of 100% of the profits derived by the Promoter Company from its promotion of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which AGRL’s subsidiaries are party provide that such assignments were effective on February 2, 2010, the date of the consummation of AGRL’s acquisition by AERL. The profit agreements do not have expiration dates and continue conterminously with the operation of the respective VIP gaming rooms.

In addition to the assignment of the profit interest, the profit interest agreements provide that the Promoter Company will not terminate its underlying agreement with the casino without AERL’s consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement. In connection with the profit interest agreements, Messrs. Lam and Vong have agreed to make non-interest bearing loans to AGRL for use by AGRL to make loans to AGRL’s VIP gaming promoters and for working capital. Pursuant to the agreement relating to such loans, such loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL) and not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. This funding commitment terminates at the end of any fiscal quarter in which AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000) on the last day of the fiscal quarter, exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of all loans made by AGRL to the VIP gaming promoters with their approval. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

Foxhill was incorporated in the British Virgin Islands on February 15, 2007. The main asset of Foxhill is the right to 100% of the profit derived by Iao Pou Gaming Promotion Limited (“Iao Pou”) from the promotion of the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Foxhill and Iao Pou. Prior to the commencement of operations of the Iao Kun VIP gaming room in the MGM Grand Macau, Foxhill acquired the right for the profit generated by Spring Gaming Promotion Company Limited (“Spring”) in the Spring VIP gaming room at the Grand Waldo Hotel on the Cotai Strip, in Macau, which was terminated in May 2009 upon the closing of the Spring VIP Room.

Kasino Fortune was incorporated on February 16, 2007. The main asset of Kasino Fortune is the right to 100% of the profit derived by Sang Heng Gaming Promotion Company Limited (“Sang Heng”) from the promotion of the VIP gaming room at the Star World Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Kasino Fortune and Sang Heng.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Company  – (continued)

Well Mount was incorporated on November 1, 2007. The main asset of Well Mount is the right to 100% of the profit derived by Doowell Limited (“Doowell”) from the promotion of the VIP gaming room at T.H.E. Hotel and Casino in Jeju Island, Republic of Korea (“Jeju”), pursuant to the profit interest agreement between Well Mount and Doowell. The VIP gaming room at T.H.E. Hotel and Casino is currently not operating and both Well Mount and Doowell are presently inactive. Jeju is a highly developed resort area located off the southern coast of the Republic of Korea that allows legalized gaming to non-Korean visitors and tourists. There are no visa requirements for the mainland Chinese to go to Jeju Island.

AGRL has established two additional holding company subsidiaries, Billion Boom (inactive) and Link Bond. On November 14, 2009, Link Bond entered into a profit interest agreement with Champion Lion Limited (“Champion Lion”) relating to 100% of the profit derived by Champion Lion from the promotion of the VIP gaming room at the Unicorn Hyatt Regency Casino in Jeju, which management is considering opening in the second half of 2010.

Upon the closing of the acquisition of AGRL by AERL, the Promoter Companies became variable interest entities (“VIEs”) of the subsidiaries of AGRL, which are the primary beneficiaries of the operations of the Promoter Companies.

Management’s determination of the appropriate accounting method with respect to the AGRL VIEs is based on FASB ASC Topic 810, “Consolidation of Variable Interest Entities”. AGRL consolidates the VIEs in which it is the primary beneficiary and will disclose significant variable interests in VIEs of which it is not the primary beneficiary, if any.

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies will be consolidated with those of AGRL for all periods subsequent to the closing of the acquisition of AGRL by AERL.

The Promoter Companies

Sang Heng, Spring, Iao Pou, Doowell and Champion Lion are promoters of VIP gaming rooms, which are private room gaming facilities in Macau and Jeju.

VIP gaming rooms are well appointed suites generally located within a large casino and serve the purpose of providing luxury accommodations and privacy exclusively for the high-tier patrons to gamble in.

Macau, the only city in China that allows legalized gaming, is located 60 kilometers west of Hong Kong and is connected to mainland China by two bridge systems, a 24 hour ferry service from Hong Kong and direct world flights into its international airport. Jeju Island is a highly developed resort area located off the Southern Coast of South Korea that allows legalized gaming to non-Korean visitors and tourists. There are no visa requirements for the mainland Chinese to go to Jeju Island.

The following is a summary of the VIP gaming promoters and their predecessors:

Sang Heng VIP gaming room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam. The operations of Sang Heng VIP gaming room were to promote a VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. Sang Heng VIP gaming room was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room and commenced operation on May 22, 2006. It operated until August 8 2007, at which point the operations were transferred to Sang Heng, which continued to promote the Sang Heng VIP gaming room. In December 2007, Sang Heng relocated the operations of the VIP gaming room at the Grand Waldo Hotel and Casino to the Iao Kun VIP gaming room at the Star World Hotel and Casino, located in downtown Macau.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business of Company  – (continued)

Spring VIP Room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam, and was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. The VIP gaming room commenced operation on May 25, 2006 and operated until August 8, 2007, at which point the operations were transferred to Spring, which continued to promote the Spring VIP Room until May 30, 2009. In June 2009, Spring relocated the operations of the VIP gaming room at the Grand Waldo and Casino to the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino, located in downtown Macau.

In order to cater to the requirement of Galaxy S.A., the primary concessionaire for Star World Hotel and Casino, Mr. Lam requested Mr. Zheng An Ting to incorporate Iao Pou in Macau SAR, with Mr. Zheng as the major shareholder and promotion license holder, to promote the MGM Grand Hotel and Casino Iao Kun VIP gaming room located in downtown Macau. Iao Pou is licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room.

Doowell is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Lam. Doowell promoted the Iao Kun VIP gaming room at T.H.E. Hotel and Casino (formerly Nam Seoul Plaza Hotel and Casino), a luxury hotel located in Jeju City on Jeju. T.H.E. Hotel and Casino had a trial opening in May 2008. Doowell had limited activity during 2009. Management is evaluating the continuation of operations.

Champion Lion is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Vong Hon Kun (Chief Operating Officer and Director of AERL) and Leong Siak Hung (President and Director of AERL). Champion Lion will promote the VIP Room at the Unicorn Hyatt Regency Casino, a luxury hotel located on Jeju. None of its operations are included in these combined financial statements

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. Actual results could vary from those estimates.

Fair Value of Financial Instruments

For certain of the AGRL’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, none of which are held for trading purposes, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which approximates their fair value. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.

Property and Equipment

Property and equipment will be stated at cost. Depreciation and amortization will provided on a straight-line basis over the estimated useful lives of the assets, which do not exceed the lease term for leasehold improvements, if applicable.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Earnings per Common Share

Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. There were no potentially dilutive securities as of December 31, 2009, 2008, or 2007.

Goodwill and Other Intangible Assets

In accordance with the provisions of FASB ASC Topic 350, “Intangibles — Goodwill and Other”, AGRL will amortize intangible assets over their estimated useful lives unless it is determined that their lives to be indefinite. Goodwill and other intangible assets with indefinite lives are not amortized but are subject to tests for impairment at least annually. FASB ASC Topic 350 requires that the management perform impairment tests more frequently than annually if events or circumstances indicate that the value of goodwill or intangible assets with indefinite lives might be impaired.

Revenue Recognition

Revenue from assignment of profit is recognized when the right to receive profit is established.

Indefinite Useful Life Assets

Assets with indefinite useful lives are not subject to amortization and are tested for impairment annually or more frequently if events or circumstances indicate that the assets might be impaired. The impairment test consists of a comparison of the fair value of the asset with its carrying amount. If the carrying amount of the asset exceeds its fair value, an impairment will be recognized in an amount equal to that excess. If the carrying amount of the asset does not exceed the fair value, no impairment is recognized. AGRL have no assets with indefinite useful lives recorded.

Impairment of Long-lived Assets

In accordance with the provisions of FASB ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, when events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets are estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows was less than the carrying amount of the assets, an impairment loss would be recorded. The impairment loss would be measured on a location by location basis by comparing the fair value of the asset with its carrying amount. Long-lived assets that are held for disposal are reported at the lower of the assets’ carrying amount or fair value less costs related to the assets’ disposition. No impairment has been recognized.

Advertising and Marketing Costs

Costs for advertising and marketing are expensed the first time the advertising or marketing takes place or as incurred. Advertising and marketing costs for ongoing operations are included in selling, general and administrative expense. AGRL did not incur advertising or marketing expenses during the years ended December 31, 2009, 2008, or 2007

Foreign Currency

AGRL’s functional currency is the Hong Kong Dollar (HKD). AGRL maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included as other income in the determination of net income for the respective period.

For financial reporting purposes, the financial statements of AGRL, which are prepared using the functional currency, are then translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment in other comprehensive income, a component of stockholders’ equity.

	December 31,
	2009	2008	2007
Period end HKD:US$ exchange rate	$7.75	$7.75	$7.80
Average annual HKD:US$ exchange rate	$7.75	$7.79	$7.80

Comprehensive Income

Comprehensive income includes net income and all other non-stockholder changes in equity, or other comprehensive income. Elements of AGRL’s comprehensive income are reported in the accompanying consolidated statements of stockholders’ equity (deficit). Comprehensive income and the cumulative balance of other comprehensive income consisted solely of foreign currency translation adjustments.

Taxes

AGRL is not subject to Hong Kong profits tax because all operations are performed outside Hong Kong.

All subsidiaries are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and are exempted from payment of BVI taxes.

Recently Adopted Accounting Pronouncements

Effective September 15, 2009, AGRL adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on AGRL’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Stockholder’s Equity

AGRL is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0012821 (HK$0.01) and each share of common stock is entitled to one vote on all matters submitted to shareholders.

AGRL issued 10,000,000 shares of its common stock for a total of $12,823 of which $1,282 was recorded as a stock subscription receivable and was paid on June 30, 2009. The common stock was issued in exchange for payment of start up expenses by the sole stockholder.

Note 4 — Revenue and Segment Information

AGRL did not generate any revenue during the period, therefore no business and geographical segment information is presented.

Note 5 — Commitments and Contingencies

Apart from the profit interest agreements entered with the VIP gaming promoters, AGRL did not have any significant contingent liabilities and capital commitment as of December 31, 2009.

Employment Agreements

AGRL has entered into employment agreements with four executive officers that became effective upon the closing of the acquisition of AGRL.

Annual minimum compensation for the terms of the employment agreements is as follows:

2010	$539,000
2011	588,000
2012	588,000
2013	225,000
2014	192,000
Thereafter	16,000
Total	$2,148,000

Note 6 — Subsequent Events

Acquisition of AGRL

On October 6, 2009, AERL entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with AGRL and Spring Fortune that provided for the acquisition by AERL from Spring Fortune of all of the outstanding capital stock of AGRL. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement and AGRL became a wholly owned subsidiary of AERL.

The acquisition of AGRL by AERL has been accounted for as a “reverse merger” and recapitalization since Spring Fortune, the former shareholder of AGRL, became the owner of a majority of the outstanding ordinary shares of AERL immediately following the completion of the transaction and has significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity, in accordance with the provision of FASB-ASC Topic 805 “Business Combinations”. Accordingly, AGRL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. AERL’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of AGRL after consummation of the acquisition. For periods after the consummation of the acquisition, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of AGRL and the Promoter Companies and will be recorded at their historical cost basis.

ASIA GAMING & RESORT LIMITED
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Subsequent Events  – (continued)

Combination Terms

Upon closing of the transactions contemplated by the Agreement, AERL acquired all the outstanding capital stock of AGRL from Spring Fortune for a total consideration of 10,350,000 ordinary shares of AERL that were issued to Spring Fortune and its designees and an additional 4,210,000 ordinary shares that will be issued upon the filing of AERL’s annual report on Form 20-F for the 2010 fiscal year. In addition, Spring Fortune shall be entitled to receive additional ordinary shares of AGRL stock for each of the years 2010, 2011 and 2012 in which AGRL meets or exceeds the following net after tax income targets specified for such year in the Agreement (the “Incentive Targets”):

Year	Incentive Target	Incentive Shares
2010	$36,800,000 to $37,799,999	4,210,000
	$37,800,000 to $38,799,999	6,300,000
	$38,800,000 to $39,799,999	8,069,000
	$39,800,000 to $40,799,999	9,586,000
	$40,800,000 to $41,799,999	10,900,000
	$41,800,000 and above	12,050,000
2011	$49,500,000 and above	2,573,000
2012	$58,000,000 and above	2,573,000

The total number of incentive shares that Spring Fortune may receive for achieving Incentive Targets is 17,196,000. Also, for each of the years 2010, 2011 and 2012, AERL will issue an additional 530,000 ordinary shares if AGRL has adjusted net income equal to, or greater than, $60 million, $75 million, and $82.5 million, respectively, which would amount to an additional 1,590,000 ordinary shares if all of such targets are achieved. However, if for any fiscal year through the fiscal year ending December 31, 2012, (i) at the end of any fiscal quarter during such fiscal year, AGRL does not have at least $10,000,000 in cash and cash equivalents (including redeemable chips and receivables from casinos with respect to operations during such fiscal quarter that are received within five (5) days after the end of such fiscal quarter) and (ii) based on the audited financial statements for such fiscal year, positive cash flow from operations, as determined in accordance with U.S. GAAP, Spring Fortune shall not be entitled to receive one-half of the incentive shares it would otherwise be entitled to receive with respect to such fiscal year. Incentive Targets specified in the Agreement for 2009 were not met and no additional shares will be issued with respect to that year. However, because the amounts of shares potentially issuable for the years 2009 and 2010 are not cumulative and the maximum number of shares that Spring Fortune may receive for meeting the Incentive Targets for those years is 12,050,000, Spring Fortune may still receive up to 12,050,000 shares for those two years, all of which would be earned in 2010. A target of $29 million for 2009 to receive 530,000 shares was also not achieved.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Asia Entertainment & Resources Ltd. (Formerly CS China Acquisition Corp.) (a corporation in the development stage) (the “Company”) as of December 31, 2009, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the transition period from August 1, 2009 to December 31, 2009 and the period from September 24, 2007 (inception) to December 31, 2009 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asia Entertainment & Resources Ltd. (Formerly CS China Acquisition Corp.) as of December 31, 2009, and the results of its operations and its cash flows for the transition period from August 1, 2009 to December 31, 2009 and the period from September 24, 2007 (inception) to December 31, 2009 (cumulative), in conformity with accounting principles generally accepted in the United States of America.

On February 2, 2010, the Company consummated its acquisition pursuant to the terms of the Stock Purchase Agreement (See note 10).

/s/ UHY LLP

New York, New York
March 18, 2010

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

BALANCE SHEET

December 31, 2009
ASSETS
Current assets
Cash	$9,320
Investments held in trust	32,902,960
Prepaid insurance	28,706
Total current assets	$32,940,986
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$152,619
Deferred underwriter fee	993,600
Insurance premiums payable	28,706
Notes payable to shareholders	141,000
Total current liabilities	1,315,925
Common stock subject to possible redemption and purchase, 5,015,276 shares at conversion value	29,891,045
Commitments
Shareholders’ equity
Preferred shares, $0.0001 par value Authorized 1,150,000 shares; none issued	—
Ordinary shares, $0.0001 par value Authorized 50,000,000 shares; issued and outstanding 6,900,000 shares (includes 5,015,276 shares redeemed on February 2, 2010)	690
Additional paid-in capital	1,996,873
Accumulated deficit during the development stage	(263,547)
Total shareholders’ equity	1,734,016
Total liabilities and shareholders’ equity	$32,940,986

See Notes to Financial Statements.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

STATEMENTS OF OPERATIONS

	For the Transition Period from August 1, 2009 to December 31, 2009	For the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)
Income:
Interest income	$23,603	$379,202
Expenses:
Travel and entertainment expense	70,269	220,634
Insurance expense	35,503	116,557
Legal expense	157,698	173,172
Formation costs	—	3,887
General and administrative expense	65,601	128,499
Total expenses	329,071	642,749
Operating loss	(305,468)	(263,547)
Net loss	$(305,468)	$(263,547)
Weighted average shares outstanding	6,900,000	4,638,949
Basic and diluted net loss per share	$(0.04)	$(0.06)

See Notes to Financial Statements.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Period From September 24, 2007 (Inception) to December 31, 2009

	Ordinary Shares		Warrants	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit) during the Development Stage	Shareholders’ Equity (Deficit)
	Shares	Amount
Ordinary shares issued September 24, 2007 to Initial Shareholders for cash	1,150,000	$115	$—	$24,885	$—	$25,000
Net loss from September 24, 2007 to July 31, 2008	—	—	—	—	(26,955)	(26,955)
Balance at July 31, 2008	1,150,000	115	—	24,885	(26,955)	(1,955)
Dividend issued on August 11, 2008	230,000	23	—	(23)	—	—
Proceeds from private placement of insider warrants	—	—	1,804,000	—	—	1,804,000
Sale of 5,520,000 units, net of underwriters’ discount and offering expenses (includes 2,207,999 shares subject to possible redemption)	5,520,000	552	5,520,000	24,538,956	—	30,059,508
Proceeds subject to possible redemption of 2,207,999 shares	—	—	—	(13,159,674)	—	(13,159,674)
Proceeds from issuance of underwriter purchase option	—	—	—	100	—	100
Net income	—	—	—	—	68,876	68,876
Balance at July 31, 2009	6,900,000	690	7,324,000	11,404,244	41,921	18,770,855
Reclassification of warrants to additional paid in capital			(7,324,000)	7,324,000
Additional provision for possible redemption and purchase (for a total of 5,015,276 shares)				(16,731,371)		(16,731,371)
Net loss	—	—	—	—	(305,468)	(305,468)
Balance at December 31, 2009	6,900,000	$690	$—	$1,996,873	$(263,547)	$1,734,016

See Notes to Financial Statements.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

STATEMENTS OF CASH FLOWS

	For the Transition Period from August 1, 2009 to December 31, 2009	For the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)
Cash flow from operating activities
Net loss	$(305,468)	$(263,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in accrued expenses	146,619	152,619
Net cash used in operating activities	(158,849)	(110,928)
Cash flows from investing activities
Cash withdrawn from (deposited) in trust fund	12,207	(32,902,960)
Net cash provided by (used in) investing activities	12,207	(32,902,960)
Cash flows from financing activities
Gross proceeds of public offering	—	33,120,000
Proceeds from the private placement of insider warrants	—	1,804,000
Proceeds from sale of ordinary shares to founding shareholders	—	25,000
Proceeds from issuance of underwriter purchase option	—	100
Proceeds from shareholders’ note payable	141,000	279,000
Payments of shareholders’ note payable	—	(138,000)
Payments of costs associated with public offering	—	(2,066,892)
Net cash provided by financing activities	141,000	33,023,208
Net (decrease) increase in cash	(5,642)	9,320
Cash, beginning	14,962	—
Cash, ending	$9,320	$9,320
Supplemental schedule of non-cash financing activity:
Deferred underwriter fees	$—	$993,600
Fair value of underwriter purchase option	$—	$1,804,800
Reclassification of additional shares subject to redemption from shareholders’ equity	$(16,731,371)	$(16,731,371)

See Notes to Financial Statements.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 1 — Organization and Plan of Business Operations

Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) (the “Company”) was incorporated in the Cayman Islands on September 24, 2007 as a blank check company whose objective is to acquire, through a share exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in People’s Republic of China (“PRC”).

All activity from September 24, 2007 (inception) through August 15, 2008 relates to the Company’s formation and its initial public offering described below. Since August 15, 2008, the Company has been searching for a target business to acquire. The Company had selected July 31 as its fiscal year-end; however, on February 2, 2010, the Company changed its year end to December 31, effective December 31, 2009, in connection with the acquisition discussed in Note 10.

The Company consummated its initial public offering (“Offering”) of units (“units”) on August 15, 2008 and received net proceeds of $27,319,681 net of transaction costs (Note 3). Simultaneously with the consummation of the Offering, the Company sold 3,320,000 Insider Warrants (Note 5) to certain Initial Shareholders (defined below) of the Company at $0.50 per Insider Warrant for proceeds of $1,660,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the PRC (“Business Combination”). On August 20, 2008, the underwriters notified the Company that they had exercised their over-allotment option to purchase an additional 720,000 units and the over-allotment option was consummated on August 21, 2008. The additional units sold pursuant to the over-allotment option generated gross proceeds of $4,320,000. Simultaneously with the consummation of the over-allotment option, the Company sold an additional 288,000 Insider Warrants to certain Initial Shareholders of the Company at $0.50 per Insider Warrant for proceeds of $144,000. An amount of $32,899,200 (including $1,804,000 of proceeds from the sale of Insider Warrants) is being held in a trust account (“Trust Account”). Upon consummation of the Offering, such funds were deposited with HSBC Bank USA, National Association and are currently invested in the HSBC Investor Tax-Free Money Market Fund. Such funds have been invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of an initial Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Initial Shareholders have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,050,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as any amounts that are necessary to pay the Company’s tax obligations. As of December 31, 2009, $382,839 has been released to fund working capital requirements and an additional $3,759 is accrued in the Trust Account but has not been released to the Company.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 1 — Organization and Plan of Business Operations  – (continued)

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for shareholder approval. In the event that shareholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their founding shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his or her shares; provided, however, that a Public Shareholder, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking redemption rights with respect to 10% or more of the ordinary shares sold in the Offering. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares sold in the Offering. Accordingly, Public Shareholders holding up to 39.99% of the aggregate number of shares owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders. In connection with the consummation of the business combination on February 2, 2010, as discussed in Note 10, the Company’s Memorandum and Articles of Association, as theretofore amended and restated, were further amended and restated to provide, among other things, that Public Shareholders who voted in favor of the business combination would also be allowed to elect to redeem their shares.

The Company’s Memorandum and Articles of Association provided that the Company would continue in existence only until February 11, 2010, or February 11, 2011 if a definitive agreement has been executed by February 11, 2010 and the Business Combination has not been consummated by February 11, 2010. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate and dissolve for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 3).

On October 6, 2009, the Company entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”) with Asia Gaming & Resort Limited (“AGRL”) and Spring Fortune Investment Ltd (the “Shareholder”) to purchase all of the outstanding shares of AGRL stock from the Shareholder. On February 2, 2010, the Company consummated its acquisition pursuant to the terms of the Agreement as discussed in Note 10.

Note 2 — Significant Accounting Policies

Recently Issued Accounting Pronouncements

Effective January 1, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 2 — Significant Accounting Policies  – (continued)

of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Development Stage Enterprise

The Company complies with the reporting requirements in accordance with accounting for development stage entities.

Cash and Cash Equivalents/Concentration of Credit Risk

Cash comprises cash in bank and demand deposits with banks and other financial institutions.

The Company classifies all highly liquid debt instruments purchased with a maturity of three months or less as cash equivalents. Cash and cash equivalents are maintained in FDIC insured accounts at credit qualified financial institutions.

In October 2008, the FDIC increased its insurance from $100,000 per depositor to $250,000, and to an unlimited amount for non-interest bearing accounts. The coverage increase, which is temporary, extends through December 31, 2013 for interest bearing accounts and June 30, 2010 for non-interest bearing accounts. At December 31, 2009 there were no uninsured cash balances.

Investments Held in Trust

The Company’s restricted investment held in the Trust Account at December 31, 2009 is comprised of one tax free money market fund with a short term maturity.

Income Taxes

In accordance with accounting for income taxes, the Codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

Effective January 1, 2009 the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company has elected to record income tax related interest and penalties as a component of the provision for income tax expense.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 2 — Significant Accounting Policies  – (continued)

Earnings per Share

Basic and diluted loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period and weighted average number of ordinary shares on an as exercised basis:

	For the Transition Period from August 1, 2009 to December 31, 2009	For the Period from September 24, 2007 (Inception) to December 31, 2009 (Cumulative)
Net loss	$(305,468)	$(263,547)
Denominator
Basic weighted average shares	6,900,000	4,638,949
Basic loss per share	$(0.04)	$(0.06)

There were no potentially dilutive securities for the transition period from August 1, 2009 to December 31, 2009 and for the period from September 24, 2007 (inception) to December 31, 2009 (cumulative).

The following warrants were not included in the diluted earnings per share computation because they were not exercisable.

	Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life
Outstanding September 24, 2007	—	—	—
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Outstanding July 31, 2008	—	—	—
Granted	14,648,000	—	$5.00	5 years
Forfeited	—	—	—
Exercised	—	—	—
Outstanding July 31, 2009	14,648,000	—	$5.00	4 years
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Outstanding December 31, 2009	14,648,000	—	$5.00	3.5 years

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 2 — Significant Accounting Policies  – (continued)

Subsequent Events

For purposes of preparing this 20-F, the Company considered events through March 18, 2010. See Note 10 for disclosure regarding subsequent events. No material events have occurred since December 31, 2009, which have not been disclosed in these financial statements.

Note 3 — Initial Public Offering

On August 15, 2008, the Company sold 4,800,000 units at a price of $6.00 per unit in the Offering. On August 20, 2008, the underwriters notified the Company that they had exercised their over allotment option to purchase an additional 720,000 units and such additional units were sold on August 21, 2008. Each unit consists of one ordinary share of the Company’s stock and two Redeemable Ordinary Share Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one ordinary share at an exercise price of $5.00 commencing the later of the completion of a Business Combination or August 11, 2009 and expiring August 10, 2013. The Company may redeem the Warrants, with the prior consent of EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the Offering, at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement, relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company paid the underwriters in the Offering an underwriting discount of 4% ($1,324,800) of the gross proceeds of the Offering. The Company is obligated to pay the underwriters an underwriting discount of an additional 3% of the gross proceeds of the Offering ($993,600) if the Company completes a Business Combination. The underwriters have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company also issued a unit purchase option, for $100, to EBC (and its designees) to purchase 480,000 units at an exercise price of $6.60 per unit. The units issuable upon exercise of this option are identical to the units sold in the Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,804,800 ($3.76 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to EBC was estimated as of the date of grant using the following assumptions: (1) expected volatility of 76.06%, (2) risk-free interest rate of 4.12% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 3 — Initial Public Offering  – (continued)

“cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company has no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Fair Value of Financial Instruments

In accordance with accounting for fair value measurements and disclosures, the Codification defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurement.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by the Codification, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company measures certain financial assets and liabilities at fair value on a recurring basis in the financial statements. The hierarchy ranks the quality and reliability of inputs, or assumptions, used in the determination of fair value and requires financial assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active exchange traded securities and exchange based derivatives.

Level 2 — Inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities; non-exchange based derivatives, mutual funds and fair value hedges.

Level 3 — Unobservable inputs for asset or liability only used when its little, if any, market activity for the asset or liability at the measurement date. Financial assets and liabilities utilizing Level 3 inputs include infrequently traded, non exchange based derivatives and commingled investment funds, and are measured using present value pricing models.

The following table provides the fair value measurements of applicable Company financial assets.

	Fair Value
As of December 31, 2009	Level 1	Level 2	Level 3	Total
Investment in Money Market	$32,902,960	$—	$—	$32,902,960

There is no gain or loss on the fair value of the financial instrument recognized.

The valuation of the money market fund is based on the fair value of all securities underlying the fund.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 5 — Insider Warrants

Simultaneously with the Offering, certain of the Initial Shareholders of the Company purchased 3,320,000 Warrants (“Insider Warrants”) at $0.50 per Warrant (for an aggregate purchase price of $1,660,000) in a private placement. The purchasers of the Insider Warrants purchased an additional 288,000 Insider Warrants for an aggregate of $144,000 when the underwriters in the Offering exercised their over-allotment option in full. The Company believes the purchase price of these warrants approximated the fair value of such warrants. The warrants were accounted for as permanent equity. All of the proceeds received from this purchase were placed in the Trust Account. The Insider Warrants purchased by such purchasers are identical to the Warrants in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

Note 6 — Notes Payable to Shareholders

Prior to the IPO, the Company issued, in aggregate, $138,000 principal amount of unsecured promissory notes to certain officers and Initial Shareholders. These notes were noninterest bearing and payable on July 31, 2009. The Company repaid the entire principal amount of these notes prior to July 31, 2009.

For the transition period from August 1, 2009 to December 31, 2009, the Company issued, in aggregate, $141,000 principal amount of additional unsecured promissory notes to certain officers and Initial Shareholders. These notes are noninterest bearing and payable on the earlier of July 31, 2012 or the closing of a business combination. The Company repaid the entire principal amount of these notes subsequent to December 31, 2009.

Note 7 — Commitments

In connection with the Company’s IPO, CS Capital USA, LLC, an affiliate of Chien Lee, who was then the Chairman of the Company, agreed to provide the Company with office space and certain office and secretarial services for a fee of $7,500 per month, should the Company choose to avail themselves of such space and services, which, as of December 31, 2009, the Company has not.

Pursuant to letter agreements dated as of August 11, 2008 with the Company and EBC, the Initial Shareholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Shareholders and the holders of the Insider Warrants (or underlying ordinary shares) are entitled to registration rights with respect to their founding shares and Insider Warrants (or underlying ordinary shares) pursuant to an agreement signed on August 11, 2008. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (and underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Insider Warrants (and underlying ordinary shares) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 8 — Preferred Stock

The Company is authorized to issue 1,150,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred shares which participate in the proceeds of the Trust Account or which votes as a class with the ordinary shares on a Business Combination.

Note 9 — Ordinary Shares

At December 31, 2009, 16,088,000 ordinary shares have been reserved for issuance upon exercise of outstanding Warrants and underwriter unit purchase option.

Note 10 — Subsequent Events

Stock Purchase Agreement — Business Combination

On October 6, 2009, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Asia Gaming & Resort Limited (“AGRL”) and Spring Fortune Investment Ltd (“Spring Fortune”) that provided for the purchase by the Company of all of the outstanding capital stock of AGRL from Spring Fortune. The Purchase Agreement was subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010.

AGRL is an investment holding company incorporated in Hong Kong on May 2, 2007. The principal business activities of its wholly owned subsidiaries are to hold profit interest agreements with AGRL’s VIP gaming promoters and to receive 100% of the profit streams from AGRL’s VIP gaming promoters. AGRL’s VIP gaming promoters currently participate in the promotion of two major luxury VIP gaming facilities in Macau, China. In addition, AGRL’s VIP gaming promoters plan to promote the first luxury VIP room in Jeju Island in South Korea, which will offer Macau-style gaming, and have concluded a favorable trial operation there.

On February 2, 2010, the Company consummated its acquisition pursuant to the terms of the Purchase Agreement.

Upon the business combination with AGRL, the Company changed its name to Asia Entertainment & Resources Ltd.

Combination Terms

Upon closing the Company acquired all the outstanding capital stock of AGRL from Spring Fortune for a total consideration of 10,350,000 ordinary shares of the Company ($60,030,000 at the closing bid price of $5.80 per share on February 1, 2010) that were issued to Spring Fortune and its designees and an additional 4,210,000 ordinary shares ($24,418,000 at the closing bid price of $5.80 per share on February 1, 2010) that will be issued upon the filing of the Company’s annual report on Form 20-F for the 2010 fiscal year. In addition, Spring Fortune shall be entitled to receive additional ordinary shares of the Company stock for each of the years 2010, 2011 and 2012 in which AGRL meets or exceeds net after tax income targets specified for such year in the Agreement (the “Incentive Target”). The total number of incentive shares that Spring Fortune may receive for achieving Incentive Targets is 17,196,000. Also, for each of the years 2010, 2011 and 2012, the Company will issue an additional 530,000 ordinary shares if AGRL has adjusted net income equal to or greater than $60 million, $75 million, and $82.5 million, respectively, which would amount to an additional 1,590,000 ordinary shares if all of such targets are achieved. However, if for any fiscal year through the fiscal year ending December 31, 2012, (i) at the end of any fiscal quarter during such fiscal year, AGRL does not have at least $10,000,000 in cash and cash equivalents (including redeemable chips and receivables from

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 10 — Subsequent Events  – (continued)

casinos with respect to operations during such fiscal quarter that are received with five (5) days after the end of such fiscal quarter) and (ii) based on the audited financial statements for such fiscal year, positive cash flow from operations, as determined in accordance with U.S. GAAP, Spring Fortune shall not be entitled to receive one-half of the incentive shares it would otherwise be entitled to receive with respect to such fiscal year. The Incentive Targets for 2009 were not met and no additional shares will be issued with respect to that year. However, because the amounts of shares set forth above for the years 2009 and 2010 are not cumulative and the maximum number of shares that Spring Fortune may receive for meeting the Incentive Targets for those years is 12,050,000, Spring Fortune may still receive up to 12,050,000 shares for those two years, all of which would be earned in 2010. A target of $29 million for 2009 to receive 530,000 shares was also not achieved.

Subsequent to closing, Spring Fortune and its designees became the holders of approximately 82.5% of the outstanding ordinary shares of the Company, after giving effect to the redemption of 4,394,523 ordinary shares and the purchase by the Company from one Public Shareholder of an additional 620,753 ordinary shares. Upon issuance of the additional 4,210,000 shares, Spring Fortune will be the holder of approximately 86.9% of the outstanding ordinary shares. If all of the 18,786,000 additional incentive shares are issued, Spring Fortune will be the holder of approximately 93.8% of the outstanding ordinary shares (assuming no other ordinary shares are issued).

Escrow Agreement

At the Closing, an escrow agreement (the “Escrow Agreement”) was entered into covering certain indemnification obligations of Spring Fortune under the Purchase Agreement. Pursuant to the Escrow Agreement, an aggregate of 6,648,969 shares of the initial shares issued were placed in escrow by Spring Fortune and its designees (the “Escrow Fund”). The shares are being held in the Escrow Fund until thirty days after the Company has filed its Annual Report on Form 20-F for the 2010 fiscal year. Notwithstanding the foregoing, one year after the closing date, all shares of Company stock shall be released from the Escrow Fund except 15% of the Company ordinary shares issued to Spring Fortune which will be held in the Pending Claims Reserve (as defined in the Escrow Agreement), and released only upon resolution of a Pending Claim (as defined in the Escrow Agreement). The Purchase Agreement as originally executed provided that 90% of the shares issued to Spring Fortune and its designees at the closing of the acquisition were to be subject to the escrow and also that 90% of such shares would be subject to the sales restrictions set forth in the Purchase Agreement. The Purchase Agreement, as amended, provided that no less than 53% of the shares to be issued at the closing would be subject to the sales restrictions but no provision was made to similarly amend the escrow provision. At the closing, Spring Fortune requested that the number of shares to be placed in escrow be reduced to be the same number of shares as would be subject to sales restrictions under the Purchase Agreement as amended so that shares not subject to the sales restrictions would also not be subject to the escrow. The Company recognized that such change was in the spirit of the change made regarding the sales restrictions, determined that such change would not materially affect its ability to effectuate its rights to indemnification and agreed to this request.

Employment Agreements

Effective at Closing, employment agreements were entered into with the Company’s four executive officers. The employment agreements are for a period of three to five years effective from the closing.

ASIA ENTERTAINMENT & RESOURCES LTD.
(Formerly CS China Acquisition Corp.)
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Transition Period From August 1, 2009 to December 31, 2009 and
for the Period From September 24, 2007 (Inception) to December 31, 2009

Note 10 — Subsequent Events  – (continued)

Annual minimum compensation for the term of the employment agreements is as follows:

2010	$521,125
2011	568,500
2012	568,500
2013	223,375
2014	192,000
Thereafter	16,000
$2,089,500

Advisor Shares

In connection with the acquisition, certain of the Company’s advisors were issued 310,500 ordinary shares of the Company ($1,800,900 at the closing bid price of $5.80 per share on February 1, 2010) for consulting services in connection with the merger and they were accounted for as part of the acquisition costs.

Change in Redemption Rights

At the meeting of shareholders’ held on February 2, 2010, the Company adopted an amendment to its charter allowing shareholders who vote “yes” for the business combination to elect redemption of their shares.

Notes Payable to Shareholders

Subsequent to December 31, 2009, the Company issued, in aggregate, $21,000 principal amount of additional unsecured promissory notes to certain officers and Initial Shareholders. These notes are noninterest bearing and payable on the earlier of July 31, 2012 or the closing of a business combination.

The entire $162,000 in unsecured promissory notes issued to certain shareholders were repaid in full upon closing of the business combination.

Fiscal Year

Upon consummation of the acquisition on February 2, 2010, the Company adopted a December 31 year end.

Note 11 — Quarterly Results — Unaudited

	2009
	March 31	June 30	September 30	December 31
Interest income	$52,489	$30,374	$14,778	$16,668
Expenses	54,437	77,883	158,609	192,987
Net loss	$(1,948)	$(47,509)	$(143,831)	$(176,319)
Weighted average shares outstanding	6,900,000	6,900,000	6,900,000	6,900,000
Basic and diluted loss per share	$(0.00)	$(0.01)	$(0.02)	$(0.03)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CS China Acquisition Corp.

We have audited the accompanying balance sheets of CS China Acquisition Corp. (a corporation in the development stage) (the “Company”) as of July 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year ended July 31, 2009 and the periods from September 24, 2007 (inception) to July 31, 2008 and September 24, 2007 (inception) to July 31, 2009 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CS China Acquisition Corp. as of July 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended July 31, 2009 and the periods from September 24, 2007 (inception) to July 31, 2008 and September 24, 2007 (inception) to July 31, 2009 (cumulative), in conformity with accounting principles generally accepted in the United States of America.

On October 6, 2009, the Company entered into a Stock Purchase Agreement (the “Agreement”) with Asia Gaming & Resort, Ltd. (See note 11).

/s/ UHY LLP

New York, New York
November 12, 2009

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEETS

	July 31, 2009	July 31, 2008
ASSETS
Current assets
Cash	$14,962	$1,167
Investments held in trust	32,915,167	—
Prepaid insurance	64,209	—
Deferred offering costs associated with proposed public offering	—	254,506
Total assets (all current)	$32,994,338	$255,673
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$6,000	$122,628
Deferred underwriter fee	993,600	—
Insurance premiums payable	64,209	—
Notes payable to shareholders	—	135,000
Total current liabilities	1,063,809	257,628
Common stock subject to possible redemption, 2,207,999 shares at conversion value	13,159,674	—
Commitments
Shareholders’ equity (deficit)
Preferred shares, $0.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Ordinary shares, $0.0001 par value
Authorized 50,000,000 shares; issued and outstanding 6,900,000 shares and 1,150,000 shares at July 31, 2009 and 2008, respectively (which includes 2,207,999 shares subject to possible redemption at July 31, 2009)	690	115
Warrants	7,324,000	—
Additional paid-in capital	11,404,244	24,885
Retained earnings (deficit accumulated) during the development stage	41,921	(26,955)
Total shareholders’ equity (deficit)	18,770,855	(1,955)
Total liabilities and shareholders’ equity (deficit)	$32,994,338	$255,673

See Notes to Financial Statements

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF OPERATIONS

	For the Year Ended July 31, 2009	For the Period from September 24, 2007 (Inception) to July 31, 2008	For the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)
Income
Interest Income	$355,599	$—	$355,599
Expenses
Travel and Entertainment Expense	150,365	—	150,365
Insurance Expense	81,053	—	81,053
Legal Expense	15,474	—	15,474
Formation Costs	50	3,837	3,887
General and Administrative Expense	39,781	23,118	62,899
Total expenses	286,723	26,955	313,678
Operating income (loss)	68,876	(26,955)	41,921
Net income (loss)	$68,876	$(26,955)	$41,921
Weighted average shares outstanding – basic and diluted	6,669,505	1,150,000	4,126,444
Basic and diluted net income (loss) per share	$0.01	$(0.02)	$0.01

See Notes to Financial Statements

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Period From September 24, 2007 (Inception) to July 31, 2009

	Ordinary Shares		Warrants	Additional Paid-In Capital	Retained Earnings (Deficit Accumulated) during the Development Stage	Shareholders’ Equity (Deficit)
	Shares	Amount
Ordinary shares issued September 24, 2007 to Initial Shareholders for cash	1,150,000	$115	$—	$24,885	$—	$25,000
Net loss from September 24, 2007 to July 31, 2008	—	—	—	—	(26,955)	(26,955)
Balance at July 31, 2008	1,150,000	115	—	24,885	(26,955)	(1,955)
Dividend issued on August 11, 2008	230,000	23	—	(23)	—	—
Proceeds from private placement of insider warrants	—	—	1,804,000	—	—	1,804,000
Sale of 5,520,000 units, net of underwriters’ discount and offering expenses ($2,066,892) (includes 2,207,999 shares subject to possible conversion)	5,520,000	552	5,520,000	24,538,956	—	30,059,508
Proceeds subject to possible conversion of 2,207,999 shares	—	—	—	(13,159,674)	—	(13,159,674)
Proceeds from issuance of underwriter purchase option	—	—	—	100	—	100
Net income	—	—	—	—	68,876	68,876
Balance at July 31, 2009	6,900,000	690	7,324,000	11,404,244	41,921	18,770,855

See Notes to Financial Statements

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF CASH FLOWS

	For the Year Ended July 31, 2009	For the Period from September 24, 2007 (Inception) to July 31, 2008	For the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)
Cash flow from operating activities
Net income (loss)	$68,876	$(26,955)	$41,921
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in accrued expenses	(5,706)	11,706	6,000
Net cash provided by (used in) operating activities	63,170	(15,249)	47,921
Cash flows from investing activities
Cash held in trust Fund	(32,915,167)	—	(32,915,167)
Net cash used in investing activities	(32,915,167)	—	(32,915,167)
Cash flows from financing activities
Gross proceeds of public offering	$33,120,000	$—	$33,120,000
Proceeds from the private placement of insider warrants	1,804,000	—	1,804,000
Proceeds from sale of ordinary shares to founding shareholders	—	25,000	25,000
Proceeds from issuance of underwriter purchase option	100	—	100
Proceeds from shareholders’ note payable	3,000	135,000	138,000
Payments of shareholders’ note payable	(138,000)	—	(138,000)
Payments of costs associated with public offering	(1,923,308)	(143,584)	(2,066,892)
Net cash provided by financing activities	32,865,792	16,416	32,882,208
Net increase in cash	13,795	1,167	14,962
Cash, beginning	1,167	—	—
Cash, ending	$14,962	$1,167	$14,962
Supplemental schedule of non-cash financing activity:
Increase (decrease) in accrual for offering costs	$(110,992)	$110,922	$—
Deferred underwriter fees	$993,600	$—	$993,600
Fair value of underwriter purchase option	$1,804,800	$—	$1,804,800

See Notes to Financial Statements

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 1 — Organization and Plan of Business Operations

CS China Acquisition Corp. (the “Company”) was incorporated in the Cayman Islands on September 24, 2007 as a blank check company whose objective is to acquire, through a share exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in People’s Republic of China (“PRC”).

All activity from September 24, 2007 (inception) through August 15, 2008 relates to the Company’s formation and its initial public offering described below. Since August 15, 2008, the Company has been searching for a target business to acquire. The Company has selected July 31 as its fiscal year-end.

The Company consummated its initial public offering (“Offering”) of units (“units”) on August 15, 2008 and received net proceeds of $27,319,681 net of transaction costs (Note 3). Simultaneously with the consummation of the Offering, the Company sold 3,320,000 Insider Warrants (Note 6) to certain Initial Shareholders (defined below) of the Company at $0.50 per Insider Warrant for proceeds of $1,660,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the PRC (“Business Combination”). Furthermore, there is no assurance that the Company will be able to affect a Business Combination successfully. On August 20, 2008, the underwriters notified the Company that they had exercised their over-allotment option to purchase an additional 720,000 units and the over-allotment option was consummated on August 21, 2008. The additional units sold pursuant to the over allotment option generated gross proceeds of $4,320,000. Simultaneously with the consummation of the over-allotment option, the Company sold an additional 288,000 Insider Warrants to certain Initial Shareholders of the Company at $0.50 per Insider Warrant for proceeds of $144,000. An amount of $32,899,200 (including $1,804,000 of proceeds from the sale of Insider Warrants) is being held in a trust account (“Trust Account”). Upon consummation of the Offering, such funds were deposited with HSBC Bank USA, National Association and are currently invested in the HSBC Investor Tax-Free Money Market Fund. Such funds have been invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of an initial Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Initial Shareholders have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,050,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as any amounts that are necessary to pay the Company’s tax obligations. As of July 31, 2009, $339,631 has been released to fund working capital requirements and an additional $15,967 is accrued in the Trust Account but has not been released to the Company.

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 1 — Organization and Plan of Business Operations  – (continued)

On October 6, 2009, the Company entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, (the “Agreement”) with Asia Gaming & Resort, Ltd. (“AGRL”) and Spring Fortune Investment Ltd. (the “Shareholder”). Pursuant to the Agreement, the Company will purchase all of the outstanding shares of AGRL stock from the Shareholder.

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for shareholder approval. In the event that shareholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their founding shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his or her shares; provided, however, that a Public Shareholder, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking redemption rights with respect to 10% or more of the ordinary shares sold in the Offering. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares sold in the Offering. Accordingly, Public Shareholders holding up to 39.99% of the aggregate number of shares owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

The Company’s Memorandum and Articles of Association provides that the Company will continue in existence only until February 11, 2010, or February 11, 2011 if a definitive agreement has been executed by February 11, 2010 and the Business Combination has not been consummated by February 11, 2010. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate and dissolve for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 3). As of the October 6, 2009 Agreement, the Company has met the conditions to extend the liquidation of the Company until February 11, 2011 by entering a definitive agreement prior to February 11, 2010.

Note 2 — Significant Accounting Policies

Development Stage Enterprise

The Company complies with the reporting requirements of Statements of Financial Accounting Standards (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”.

Cash and Cash Equivalents/Concentration of Credit Risk

Cash comprises cash in bank and demand deposits with banks and other financial institutions.

The Company classifies all highly liquid debt instruments purchased with a maturity of three months or less as cash equivalents. Cash and cash equivalents are maintained in FDIC insured accounts at credit qualified financial institutions.

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 2 — Significant Accounting Policies  – (continued)

In October 2008, the FDIC increased its insurance from $100,000 per depositor to $250,000, and to an unlimited amount for non-interest bearing accounts. The coverage increase, which is temporary, extends through December 31, 2013 for interest bearing accounts and June 30, 2010 for non-interest bearing accounts. At July 31, 2009 and 2008, there were no uninsured cash balances.

Investments Held in Trust

The Company’s restricted investment held in the Trust Account at July 31, 2009 is comprised of one tax free money market fund with a short term maturity.

Income Taxes

Income taxes are accounted for under the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires the use of the “asset and liability method” of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are based on the current period taxable income for federal, state and local income tax reporting purposes.

Uncertain Tax Position

The Company has elected to defer the application of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in accordance with FASB Staff Position No. 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Companies. The Company will continue to evaluate uncertain tax positions in accordance with FASB Statement No. 5, Accounting for Contingencies. Under that Statement, if it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. As of July 31, 2009 and 2008, there were no amounts that had been accrued with respect to uncertain tax positions.

Earnings per Share

Basic and diluted income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period and weighted average number of ordinary shares on an as exercised basis:

	For the Year Ended July 31, 2009	For the Period from September 24, 2007 (Inception) to July 31, 2008	For the Period from September 24, 2007 (Inception) to July 31, 2009 (Cumulative)
Net income (loss)	$68,876	$(26,955)	$41,921
Denominator
Basic weighted average shares	6,669,505	1,150,000	4,126,444
Basic income (loss) per share	$0.01	$(0.02)	$0.01

There were no potentially dilutive securities for the period from September 24, 2007 (inception) to July 31, 2008, for the year ended July 31, 2009 and for the period from September 24, 2007 (inception) to July 31, 2009 (cumulative).

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 2 — Significant Accounting Policies  – (continued)

The following warrants were not included in the diluted earnings per share computation.

	Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life
Outstanding September 24, 2007	—	—	—
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Outstanding July 31, 2008	—	—	—
Granted	14,648,000	—	$5.00	5 years
Forfeited	—	—	—
Exercised	—	—	—
Outstanding July 31, 2009	14,648,000	—	$5.00	4 years

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

For purposes of preparing this 10-K, the Company considered events through November 12, 2009. See Note 11 for disclosure regarding subsequent events. No material events have occurred since November 12, 2009, which have not been disclosed in these financial statements.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On August 15, 2008, the Company sold 4,800,000 units at a price of $6.00 per unit in the Offering. On August 20, 2008, the underwriters notified the Company that they had exercised their over allotment option to purchase an additional 720,000 units and such additional units were sold on August 21, 2008. Each unit consists of one ordinary share of the Company’s stock and two Redeemable Ordinary Share Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one ordinary share at an exercise price of $5.00 commencing the later of the completion of a Business Combination or August 11, 2009 and expiring August 10, 2013. The Company may redeem the Warrants, with the prior consent of EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the Offering, at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 3 — Initial Public Offering  – (continued)

exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement, relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company paid the underwriters in the Offering an underwriting discount of 4% ($1,324,800) of the gross proceeds of the Offering. The Company is obligated to pay the underwriters an underwriting discount of an additional 3% of the gross proceeds of the Offering ($993,600) if the Company completes a Business Combination. The underwriters have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company also issued a unit purchase option, for $100, to EBC (and its designees) to purchase 480,000 units at an exercise price of $6.60 per unit. The units issuable upon exercise of this option are identical to the units sold in the Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,804,800 ($3.76 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to EBC was estimated as of the date of grant using the following assumptions: (1) expected volatility of 76.06%, (2) risk-free interest rate of 4.12% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company has no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred prior to the initial public offering that are directly related to the offering. At closing, the deferred offering costs were paid and offset the gross proceeds in shareholders’ equity.

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 5 — Fair Value of Financial Instruments

The Company has adopted SFAS 157 on January 1, 2008. This statement establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active exchange traded securities and exchange based derivatives.

Level 2 — Inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities; non-exchange based derivatives, mutual funds and fair value hedges.

Level 3 — Unobservable inputs for asset or liability only used when its little, if any, market activity for the asset or liability at the measurement date. Financial assets and liabilities utilizing Level 3 inputs include infrequently traded, non exchange based derivatives and commingled investment funds, and are measured using present value pricing models.

In accordance with SFAS 157, the Company determines the level in the fair value hierarchy within which each fair value measurement in its entirety falls, based on the lowest level input that is significant to the fair value measurement in its entirety. The following table presents the investment in a money market fund, the Company’s only financial asset measured and recorded at fair value on the Company’s balance sheets on a recurring basis and its level within the fair value hierarchy as of July 31, 2009:

	Fair Value
As of July 31, 2009	Level 1	Level 2	Level 3	Total
Investment in Money Market	$32,915,167	$—	$—	$32,915,167

There is no gain on fair value of the financial instrument recognized.

The valuation of the money market fund is based on the fair value of all securities underlying the fund.

Note 6 — Insider Warrants

Simultaneously with the Offering, certain of the Initial Shareholders of the Company purchased 3,320,000 Warrants (“Insider Warrants”) at $0.50 per Warrant (for an aggregate purchase price of $1,660,000) in a private placement. The purchasers of the Insider Warrants purchased an additional 288,000 Insider Warrants for an aggregate of $144,000 when the underwriters in the Offering exercised their over-allotment option in full. The Company believes the purchase price of these warrants approximated the fair value of such warrants. The warrants were accounted for as permanent equity. All of the proceeds received from this purchase were placed in the Trust Account. The Insider Warrants purchased by such purchasers are identical to the Warrants in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 7 — Notes Payable to Shareholders

The Company issued, in aggregate, $138,000 principal amount of unsecured promissory notes to certain officers and Initial Shareholders. The notes were noninterest bearing and payable on July 31, 2009. The Company repaid the entire principal amount of these notes prior to July 31, 2009.

Note 8 — Commitments

In connection with the Company’s IPO, CS Capital USA, an affiliate of Chien Lee, agreed to provide the Company with office space and certain office and secretarial services for a fee of $7,500 per month, should the Company choose to avail themselves of such space and services, which, as of July 31, 2009 the Company has not.

Pursuant to letter agreements dated as of August 11, 2008 with the Company and EBC, the Initial Shareholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Shareholders and the holders of the Insider Warrants (or underlying ordinary shares) are entitled to registration rights with respect to their founding shares and Insider Warrants (or underlying ordinary shares) pursuant to an agreement signed on August 11, 2008. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (and underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Insider Warrants (and underlying ordinary shares) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 9 — Preferred Stock

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred shares which participate in the proceeds of the Trust Account or which votes as a class with the ordinary shares on a Business Combination.

Note 10 — Ordinary Shares

At July 31, 2009, 16,088,000 ordinary shares have been reserved for issuance upon exercise of outstanding Warrants and underwriter unit purchase option.

Note 11 — Subsequent Events

Stock Purchase Agreement — Business Combination

On October 6, 2009, the Company entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, (the “Agreement”) with Asia Gaming & Resort, Ltd. (“AGRL”) and Spring Fortune Investment Ltd. (the “Shareholder”). As a result of the signed agreement the Company has until February 11, 2011 to complete the Business Combination. Pursuant to the Agreement, the Company will purchase all of the outstanding shares of AGRL stock from the Shareholder.

CS CHINA ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended July 31, 2009 and
for the Periods From September 24, 2007 (Inception) to July 31, 2008 and 2009

Note 11 — Subsequent Events  – (continued)

AGRL is an investment holding company. The principal business activities of its wholly owned subsidiaries are to hold Profit Agreements with VIP Room gaming promoter companies (“Promoters”) and to receive 100% of the profit streams from the Promoters. The Promoters currently participate in the promotion of two major luxury VIP gaming facilities (“VIP rooms”) in Macau, China, the largest gaming market in the world. One of the Macau VIP rooms is located at the top-tier MGM Grand Macau Casino in downtown Macau and is operated by the MGM Grand Paradise S.A. Another Macau VIP gaming facility is operated by Galaxy Casino, S.A. and is located in the luxury 5-star hotel, the Star World Hotel & Casino in downtown Macau. In addition, the Promoters plan to promote the first luxury VIP room in Jeju Island in South Korea, which will offer Macau-style gaming, and have concluded a favorable trial operation there.

The transaction is expected to be consummated no later than the fourth business day after the date on which the last of the conditions set forth in the Agreement is fulfilled.

The aggregate consideration (“Purchase Consideration”) to be paid by the Company to the Shareholder for the shares of AGRL Stock will be (a) 10,350,000 Ordinary Shares, which shall be paid at the closing of the transaction and (b) 4,120,000 Ordinary Shares of the Company stock which shall be paid no later than 5 business days after the filing of our Annual Report for the fiscal year ending December 31, 2010.

In addition, the Shareholder shall be entitled to receive additional Ordinary Shares of the Company stock for each of the years 2009, 2010, 2011 and 2012 in which AGRL has net after tax income that equals or exceeds the target specified for such year in the Agreement (the “Incentive Target”). The total maximum number of incentive shares that the Shareholder may receive is 17,196,000. With respect to year 2009, the Shareholder will not be entitled to receive any incentive shares unless, in addition to achieving the Incentive Target, AGRL’s rolling chip turnover (as such term is commonly understood in the gaming and junket operations industry) exceeds $3,668,257,008, and with respect to years 2009 and 2010, the maximum aggregate number of incentive shares that the Shareholder will be entitled to receive is 12,050,000.

In addition, for each of the years 2009, 2010, 2011 and 2012, we will issue 530,000 Ordinary Shares of the Company stock if AGRL has adjusted net income equal to or greater than $29 million, $60 million, $75 million and $82.5 million, respectively.

We expect that the transaction will be consummated shortly after the special meeting of shareholders that we will schedule to approve the transaction.

Notes Payable to Shareholders

In August 2009 and subsequently, the Company issued, in aggregate, $135,000 principal amount of additional unsecured promissory notes to certain officers and Initial Shareholders. The notes are noninterest bearing and payable on the earlier of July 31, 2012 or the closing of a business combination.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

CONSOLIDATED BALANCE SHEETS

	June 30, 2010 (Unaudited)	December 31, 2009(A)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$12,644,479	$321,147
Accounts Receivable, Net	7,653,503	4,356,312
Markers Receivable	62,429,285	—
Advance to owner-pre-acquisition	—	1,547,668
Prepaid Expenses and Other Assets	27,827	25,043
Total assets, all current	$82,755,094	$6,250,170
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$11,819,229	2,593,544
Accrued Expenses	6,256,995	5,156,821
Loan payable, shareholders (Note 6)	48,867,752	24,957
Total liabilities, all current	66,943,976	7,775,322
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred shares, $0.0001 par value Authorized 1,150,000 shares; none issued	—	—
Ordinary Shares, $0.0001 par value Authorized 200,000,000 shares; issued and outstanding 12,605,224 at June 30, 2010 and 10,350,000 at December 31, 2009	1,261	1,035
Additional paid-in capital	1,033,606	11,788
Retained Earnings (Accumulated Deficit)	14,800,507	(30,046)
Owners’ (Deficit)-pre-acquisition	—	(1,507,929)
Accumulated Other Comprehensive Income	(24,256)	—
Total Shareholders’ Equity (Deficit)	15,811,118	(1,525,152)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$82,755,094	$6,250,170

(A)	Represents the combined balance sheets of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ASIA ENTERTAINMENT AND RESOURCES LIMITED

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the Three Months Ended June 30, 2010	For the Three Months Ended June 30, 2009(A)		For the Six Months Ended June 30, 2010	For the Six Months Ended June 30, 2009(A)
Revenue from VIP gaming operations	$30,128,603		$11,096,334	$55,407,972		$25,235,332
Expenses
– Commission to agents	17,798,162		6,638,490	31,018,040		13,486,506
– Selling, general and administrative expenses	2,449,975		938,801	4,655,817		2,146,541
– Special Rolling Tax	244,811		83,004	434,177		164,721
– NASDAQ listing expenses	140,000		—	140,000		—
Total Expenses	20,632,948		7,660,295	36,248,034		15,797,768
Income including pre-acquisition profit	9,495,655		3,436,039	19,159,938		9,437,564
Prior owners’ interest in pre-acquisition profit	—		(3,436,039)	(4,329,385)		(9,437,564)
Net Income Attributable
To Ordinary Shareholders	$9,495,655		$—	$14,830,553		$—
Other Comprehensive Loss
Foreign Currency
– Translation adjustment	(23,579)		—	(24,256)		—
Total Other Comprehensive Income	$9,472,076		$—	$14,806,297		$—
Net Income Per Share
Basic	$0.76		*	$1.22		*
Diluted	$0.40	$	*	$0.65	$	*
Weighted average shares outstanding
Basic	12,572,916		10,350,000	12,158,912		10,350,000
Diluted	23,717,035		10,350,000	22,730,652		10,350,000

*	— Less than $.01 per share
(A)	Represents the combined statements of operations of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ASIA ENTERTAINMENT AND RESOURCES LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Six Month Period Ended June 30, 2010
(Unaudited)

	Ordinary Shares		Additional Paid-In Capital	Retained Earnings Accumulated (Deficit)	Owners’ Deficit Pre-Acquisition	Other Comprehensive (Loss)	Total Shareholders’ Equity
	Shares	Amount
Balances, December 31, 2009(A)	10,350,000	$1,035	$11,788	$(30,046)	$(1,507,929)	$—	$(1,525,152)
Shares effectively issued to former shareholder as part of the recapitalization	2,195,224	220	451,824	—	—	—	452,044
Foreign currency translation adjustment	—	—	—	—	—	(24,256)	(24,256)
Ordinary shares issued in April 2010 for cash	60,000	6	569,994	—	—	—	570,000
Offset to loans payable shareholders	—	—	—	—	1,507,929	—	1,507,929
Net income attributable to ordinary shareholders	—	—	—	14,830,553	—	—	14,830,553
Balances, June 30, 2010 (unaudited)	12,605,224	$1,261	$1,033,606	$14,800,507	$—	$(24,256)	$15,811,118

(A)	Represents the combined changes in shareholders’ equity (deficit) of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ASIA ENTERTAINMENT AND RESOURCES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30, 2010 (Unaudited)	For the Six Months Ended June 30, 2009(A) (Unaudited)
Cash flows provided by (used in) operating activities
Income including pre-acquisition profit	$19,159,938	$9,437,563
Change in assets and liabilities
Accounts Receivable	(3,297,191)	(2,444,783)
Markers Receivable	(62,429,285)	—
Advance to Owner-pre-acquisition	1,547,668	—
Prepaid Expenses and Other Assets	(2,784)	77,669
Accounts Payable	9,225,685	4,029
Accrued Expenses	1,100,174	(513,428)
Net cash (used in) provided by operating activities	(34,695,795)	6,561,050
Cash flows from financing activities
Ordinary shares issued for cash	570,000	—
Net distribution to prior owners of interest in pre-acquisition profit	(4,329,385)	(5,685,356)
Subscription receivable collected	—	1,282
Shareholder loans, net	50,350,724	7,882
Proceeds from merger	452,044	—
Net cash provided by financing activities	47,043,383	(5,676,192)
Net Increase in cash and cash equivalents	12,347,588	884,858
Effect of foreign currency translation on cash	(24,256)	2,584
Cash and cash equivalents at beginning of period	321,147	759,678
Cash and cash equivalents at end of period	$12,644,479	$1,647,120
Supplemental Disclosure of Cash Flow Information
Non-cash Financing Activities
Owners’ Deficit pre-acquisition offset
Against loan payable, shareholders	$1,507,929	$—

(A)	Represents the combined statement of cash flows of AGRL, its subsidiaries and VIP Gaming Promoters, the Accounting Acquirer.

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 1 — Organization and Business of Companies

Basis of Presentation

Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) (“AERL” or the “Company”) was incorporated in the Cayman Islands on September 24, 2007 as a blank check company whose objective was to acquire, through a share exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in People’s Republic of China (“PRC”, “China”).

On October 6, 2009, AERL entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with Asia Gaming & Resort Limited and its wholly owned subsidiaries, (collectively “AGRL”) and Spring Fortune Investments Ltd (“Spring Fortune”) that provided for the acquisition by AERL from Spring Fortune of all of the outstanding capital stock of AGRL. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement and AGRL became a wholly owned subsidiary of AERL, as discussed in Note 11.

The acquisition has been accounted for as a “reverse merger” and recapitalization since the shareholder of AGRL (i) owns a majority of the outstanding ordinary shares of AERL immediately following the completion of the transaction, and (ii) has the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity immediately following the completion of the transaction in accordance with the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB-ASC”) topic 805 Business Combinations. Accordingly, AGRL is deemed the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of AGRL and its VIP gaming promoters (sometimes referred to as “The Promoter Companies”) and are recorded at the historical cost basis of AGRL and the VIP gaming promoters. AERL’s assets, liabilities and results of operations are consolidated with the assets, liabilities and results of operations of AGRL, its subsidiaries and the Promoter Companies subsequent to the acquisition.

AERL, its subsidiaries (including AGRL) and the VIP gaming promoters are collectively referred to as the “Group”.

Upon the closing of the acquisition of AGRL by AERL, the Promoter Companies became variable interest entities (“VIEs”) of the subsidiaries of AGRL, which are the primary beneficiaries of the operations of the Promoter Companies through the profit interest agreements which were entered into on February 2, 2010.

Current Macau laws do not allow non-Macau companies, such as AERL, to directly operate a gaming promotion business in Macau. Consequently, AERL’s gaming promotion business is operated through a series of contractual arrangements, including profits interest agreements that enable the AGRL subsidiaries to receive substantially all of the economic benefits of the Promoter Companies and for AGRL to exercise effective control over the Promoter Companies.

Management’s determination of the appropriate accounting method with respect to the AGRL variable interest entities is based on Financial Accounting Standards Board — Accounting Standards Codification (“FASB ASC”) Topic 810, “Consolidation of Variable Interest Entities”. AGRL consolidates the VIEs because the equity investors in the Promoter Companies do not have the characteristics of a controlling financial interest and AERL through AGRL is the primary beneficiary and will disclose significant variable interests in VIEs of which it is not the primary beneficiary, if any.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 1 — Organization and Business of Companies  – (continued)

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies are consolidated with those of AGRL for all periods subsequent to the closing of the acquisition of AGRL by AERL. Prior to the closing of the acquisitions, all revenue and expenses of the Promoter Companies has been attributed to the former beneficiaries of the VIEs and has been disclosed as Non-controlling Interest and has reduced income available to the ordinary shareholders.

AGRL Business

The following are the subsidiaries of AGRL, which have relationships with the Promoter Companies (effective February 2, 2010):

Foxhill Group Limited (“Foxhill”) was incorporated in the British Virgin Islands on February 15, 2007. The main asset of Foxhill is the right to 100% of the profit derived by Iao Pou Gaming Promotion Limited (“Iao Pou”) from the promotion of the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Foxhill and Iao Pou.

Kasino Fortune Investments Limited (“Kasino Fortune”) was incorporated on February 16, 2007. The main asset of Kasino Fortune is the right to 100% of the profit derived by Sang Heng Gaming Promotion Company Limited (“Sang Heng”) from the promotion of the VIP gaming room at the StarWorld Grand Hotel and Casino in Macau, pursuant to the profit interest agreement between Kasino Fortune and Sang Heng.

Well Mount International Limited (“Well Mount”) was incorporated on November 1, 2007 and is a holding company. The main asset of Well Mount is the right to 100% of the profit derived by Doowell Limited (“Doowell”) from the promotion of the VIP gaming room at T.H.E. Hotel and Casino in Jeju The Republic of Korea, pursuant to the profit interest agreement between Well Mount and Doowell. The VIP gaming room at T.H.E. Hotel and Casino is currently not operating and both Well Mount and Doowell are presently inactive.

AGRL has established two additional holding company subsidiaries, Billion Boom International Limited (inactive) and Link Bond International Limited (“Link Bond”). On November 14, 2009, Link Bond entered into a profit interest agreement with Champion Lion Limited (“Champion Lion”) relating to 100% of the profit derived by Champion Lion from the promotion of the VIP gaming room at the Unicorn Hyatt Regency Casino in Jeju the Republic of Korea. However, management is considering delaying the proposed expansion in Jeju due to the continued strength of the Macau VIP gaming market, and currently intends to increase its operations in Macau.

During the six months ended June 30, 2010, AGRL established AERL Company Limited (Macau) to perform certain executive management functions for the Promoter Companies.

Profit Interest Agreements

Each Promoter Company has entered into an agreement with the casino operators and license holders to promote a VIP gaming room in the respective casino. These agreements provide that the Promoter Company receives a commission or share in the net win/loss of the VIP gaming room. The Promoter Company then enters into a profit interest agreement with a subsidiary of AGRL, providing for the assignment to the subsidiary of 100% of the profits derived by the Promoter Company from its promotion of the VIP gaming room. The manner of calculation of the profit is set out in an exhibit to the profit interest agreement. All of the current profit interest agreements to which AGRL’s subsidiaries are party provide that such assignments were effective on February 2, 2010, the date of the consummation of AGRL’s acquisition by AERL. The profit agreements do not have expiration dates and continue conterminously with the operation of the respective VIP gaming rooms.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 1 — Organization and Business of Companies  – (continued)

In addition to the assignment of the profit interest, each profit interest agreement provides that the VIP gaming promoter will not terminate its underlying agreement with the casino without AERL’s consent and that it will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement.

In connection with the profit interest agreements, Messrs Lam Man Pou (Chairman and Director of AERL and principal stockholder of AERL) and Vong Hon Kun (Chief Operating Officer and Director of AERL) have agreed to make loans to AGRL for use by AGRL for working capital and to make loans to AGRL’s VIP gaming promoters. This funding commitment terminates at the end of the fiscal quarter that AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000), exclusive of any working capital provided by Messrs. Lam and Vong. Messrs. Lam and Vong will also guaranty to AGRL the repayment of the loans made by AGRL to the VIP gaming promoters. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

Operations of Promoter Companies

VIP gaming rooms are well appointed suites generally located within a large casino and serve the purpose of providing luxury accommodations and privacy exclusively for the high-tier gaming patrons.

Macau, the only city in China that allows legalized gaming, is located 60 kilometers west of Hong Kong and is connected to mainland China by two bridge systems, a 24 hour ferry service from Hong Kong and direct world flights into its international airport.

Jeju is a highly developed resort area located off the Southern Coast of The Republic of Korea that allows legalized gaming to non-Korean visitors and tourists. There are no visa requirements for the residents of mainland China to go to Jeju.

The Company is delaying its proposed expansion in Jeju because the continued strength of the Macau VIP gaming market makes it desirable to continue to increase its efforts there. Also, the favorable risk/reward of the commission model in Macau offers more stability than the capital risk of the win/loss split model used in Jeju.

The following is a summary of the VIP gaming promoters and their predecessors:

Sang Heng VIP Room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam Man Pou. The operations of Sang Heng VIP Room were to promote a VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. Sang Heng VIP Room was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room and commenced operation on May 22, 2006. It operated until August 8, 2007, at which point the operations were transferred to Sang Heng, which continued to promote the Sang Heng VIP Room. In December 2007, Sang Heng relocated the operations of the VIP gaming room at the Grand Waldo Hotel and Casino to the Iao Kun VIP gaming room at the Star World Hotel and Casino, located in downtown Macau.

Spring VIP Room (Lam Man Pou) was a sole proprietorship, owned by Mr. Lam Man Pou. The operations of Spring VIP Room were to promote a VIP gaming room at the Grand Waldo Hotel and Casino located on the Cotai Strip in Macau. Spring VIP Room was licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room and commenced operation on May 25, 2006. It operated until August 8, 2007, at which point the operations were transferred to Spring Gaming Promotion Company Limited (“Spring”), which continued to promote the Spring VIP Room until May 30, 2009. In June 2009, the operations of the Spring VIP gaming room at the Grand Waldo and Casino was relocated to the Iao Kun VIP gaming room at the MGM Grand Hotel and Casino, located in downtown Macau.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 1 — Organization and Business of Companies  – (continued)

At the request of Galaxy S.A., the primary concessionaire for Star World Hotel and Casino, Mr. Lam and Mr. Zheng Anting (Operating Officer and stockholder of the Company) incorporated Iao Pou in Macau SAR, with Mr. Zheng as the major shareholder and promotion license holder, to promote the MGM Grand Hotel and Casino Iao Kun VIP gaming room located in downtown Macau. Iao Pou is licensed by the Macau SAR as a gaming promoter to promote the VIP gaming room.

Doowell is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Lam. Doowell promoted the Iao Kun VIP gaming room at T.H.E. Hotel and Casino (formerly Nam Seoul Plaza Hotel and Casino), a luxury hotel located in Jeju. T.H.E. Hotel and Casino had a trial opening in May 2008. Doowell had limited activity during 2009 and no activity during 2010. Management is evaluating the continuation of operations.

Champion Lion is a British Virgin Islands limited company incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004), owned by Mr. Vong Hon Kun and Leong Siak Hung (Chief Executive Officer and Director of AERL). Champion Lion will promote the VIP Room at the Unicorn Hyatt Regency Casino, a luxury hotel located on Jeju. Champion Lion has had no activity since incorporation.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America (“U.S. GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. These consolidated financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 filed on Form F-1 with the Securities and Exchange Commission on May 14, 2010. Interim results are not necessarily indicative of the results for the full year.

Principles of Consolidation

In accordance with FASB ASC Topic 810, the operations of the Promoter Companies are consolidated with those of AGRL and AERL as of June 30, 2010 and for the period then ended and combined for the period ended June 30, 2009.

Fiscal Year End

The fiscal year end is December 31.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. Actual results could vary from those estimates.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

For certain of the Group’s financial instruments, none of which are held for trading purposes, including cash, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which approximates their fair value. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.

Accounts Receivable and Concentration of Credit Risk

Accounts receivable are principally comprised of net gaming revenues, fees and incentives revenues receivable, which do not bear interest and are recorded at amounts due from the holders of the casino licenses.

When deemed necessary, the Group records an allowance for doubtful accounts which represents the management’s best estimate of the amount of probable credit losses in the Group’s existing accounts receivable. Management believes that all outstanding balances are collectible and therefore an allowance has not been established. Although management believes that no allowance is currently necessary, it is possible that the estimated amount of cash collections with respect to accounts receivable could change.

As of June 30, 2010 and December 31, 2009 accounts receivable were due from two Casino Operators.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Earnings Per Share

The calculations of earnings per share are computed as follows:

	For the Three Months ended June 30, 2010	For the Six Months ended June 30, 2010
Numerator:
Net income used for basic and diluted earnings per share	$9,495,655	$14,830,553
Denominator:
Denominator for basic earnings per share
– Weighted-average ordinary shares outstanding during the year	12,572,916	12,158,912
Effect of dilutive securities:
– Contingent Ordinary Shares to be Issued After Filing of 2010 20-F	4,210,000	4,210,000
– Warrants and unit Purchase Option	6,934,120	6,361,739
Denominator used for diluted earnings per share	23,717,035	22,730,652
Basic earnings per share	$0.76	$1.22
Diluted earnings per share	$0.40	$0.65

The Company has no dilutive potential ordinary shares that are outstanding for the three and six months ended June 30, 2009.

VIP Gaming Room Cage and Marker Accounting

As of December 31, 2009 and through the period prior to the acquisition, the Promoter Companies did not extend credit to junket agents. Previously, the operations of the cage, which is where cash, non-negotiable and cash chips transactions and extension of credit occur, were owned by the individual owners of the Promoter Companies. Subsequent to the acquisition of AGRL by AERL (see Note 11), the operations and extension of credit by the cage became controlled by the Group through the Promoter Companies and two directors of the Group assigned the assets of the cage to AERL and its subsidiaries as a loan in the amount of HK $157,000,000 (approximately US $20,220,000) to enable AERL and its subsidiaries to extend credit to the VIP gaming promoters. At June 30, 2010, the loan amounted to HK $381,000,000 (approximately US $49,000,000).

In the VIP gaming rooms, junket agents primarily purchase non-negotiable rolling chips from the cage either with cash, cash chips, cashier’s order, or markers (short term, non-interest bearing loans). Non-negotiable chips can only be used to make wagers. Winning wagers are paid in cash chips. The wager of the non-negotiable rolling chips by the gaming patrons in the VIP gaming room is recorded as rolling chip turnover and provides a basis for measuring VIP gaming room win percentage. It is customary in Macau to measure VIP gaming room play using this rolling chip method.

The law in Macau permits VIP gaming promoters to extend credit to junket agents.

With the completion of the acquisition of AGRL by AERL, the Group, through the Promoter Companies, extends credit to junket agents. A majority of the Group’s consolidated markers receivable are owed by junket agents from foreign countries, primarily in Asia. In addition to enforceability issues, the collectability of markers from foreign junket agents is affected by a number of factors including changes in economic conditions in the agents’ home countries.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Group may not be able to collect all of their gaming receivables from the junket agents. Management expects that the Group will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent that junket agents of the Group, through the Promoter Companies, are visitors from other jurisdictions, the Group may not have access to a forum in which they will be able to collect all of their gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and the Group may encounter forums that will refuse to enforce such debts. The Group’s inability to collect gaming debts could have a significant negative impact on their operating results.

The Group regularly evaluates the reserve for bad debts based on a specific review of junket agent accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. Upon the completion of the acquisition, Mr. Lam and Mr. Vong guaranty all marker receivables; therefore, as of June 30, 2010, management believes that a reserve for bad debts is not deemed necessary.

Revenue Recognition

Revenue from VIP gaming room operations is recorded monthly based upon the Promoter Companies’ share of the net gaming wins or as a percentage of chips wagered in VIP gaming rooms promoted by the Group, through the Promoter Companies, as calculated and reported by the concessionaires and subconcessionaires when the information is provided. Concessionaire and subconcessionaire reports are typically received within ten business days of month-end.

In accordance with long standing industry practice in Macau, the Promoter Companies’, operations in Grand Waldo Hotel and Casino, StarWorld Hotel and Casino and MGM Grand Hotel and Casino had similar revenue and loss sharing arrangements. Under these arrangements, Sang Heng, Spring and Iao Pou shared in the casino’s VIP gaming room wins or losses from the gaming patrons recruited by the Promoter Companies. Typically, wins and losses are allocated as 30% of net gaming wins on an after-gaming tax basis, 40.25% or 45% of net gaming wins on a pre-gaming tax basis. The Promoter may or the Casino Operators may adjust these arrangements with adequate notice and agreement by both parties to the arrangement.

Additionally, the Promoter Companies earn revenues based upon percentages of chips wagered in the VIP gaming rooms (typically 0.05%), which is available to offset costs incurred for accommodations, food and beverage and other services furnished to VIP gaming room patrons without charge and is included in gross revenues and then deducted as promotional allowances as incurred. These revenues are recorded as fees and incentive revenues in the accompanying consolidated statements of income.

In July 2009, all concessionaires and sub-concessionaires entered into an agreement to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters cannot exceed 1.25% of rolling chip volumes regardless of the commission structure adopted. As a result of the amendments made to Administrative Regulation No. 6/2002 by Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau Government now has the authority to issue a dispatch implementing the 1.25% gaming promoter commission cap, as agreed between all concessionaires and sub-concessionaires. The amendment sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or in specie, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters, concessionaires and sub-concessionaires to report regularly to the Gaming Inspection and Coordination Bureau of the Macau government and imposes fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters.

Beginning in October 2009, StarWorld Hotel and Casino agreed to revise the Sang Heng gaming promotion agreement and removed the win/loss sharing component and replaced it with a commission payable

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

to Sang Heng at a rate of 1.25% of chips turnover. Management has requested that the MGM Grand Hotel and Casino revise the Iao Pou agreement to remove the win/loss sharing component and replace it with a commission payable to Iao Pou at a rate of 1.25% of chips turnover. MGM Grand Hotel and Casino has deferred its decision to allow for fixed commissions, rather than win/loss sharing, until later in 2010. Management believes that this change in the revenue structure will reduce the inherent risk in operating a VIP gaming room, due to the fluctuation surrounding gaming wins and losses. The fixed commission revenues will be based only on the amount of chips turnover, rather than the win/loss of the gaming operations.

Total chips turnover in the Group’s VIP gaming rooms during the periods ended June 30, 2010 and 2009, was approximately $4,340,388,000 and $1,672,284,000 respectively.

Advertising and Marketing Costs

Costs for advertising and marketing are expensed the first time the advertising or marketing takes place or as incurred. Advertising and marketing costs for ongoing operations are included in selling, general and administrative expense. The Group did not incur advertising or marketing expenses during the three and six months ended June 30, 2010 and 2009.

Foreign Currency

The functional and reporting currency of AERL is in the United States dollar (“US $”, “$”, “Reporting Currency”). AGRL’s and the Promoter Companies’ functional currency is the Hong Kong Dollar (“HKD $”, “Functional Currency”). Monetary assets and liabilities denominated in currencies other than the Functional Currency are translated into the Functional Currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the Functional Currency are translated into the Functional Currency at the exchange rates prevailing at the dates of the transaction.

Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

For financial reporting purposes, the consolidated financial statements of the Group, which are prepared using the Functional Currency, are then translated into the Reporting Currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment in other comprehensive income, a component of owners’ equity.

	June 30,		December 31, 2009
	2010	2009
Period end HK$: US$ exchange rate	$7.79	$7.75	$7.75
Average six-months ended HK$: US$ exchange rate	$7.78	$7.75
Average three-months ended HK$$: US$ exchange rate	$7.78	$7.75

Other Comprehensive Income

The Group follows ASC 220 “Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Other comprehensive income is defined as the change in equity of a company during the period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income, as presented on the accompanying consolidated statements of changes in equity, was cumulative foreign currency translation adjustment.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Economic and political risks

The Group’s operations are conducted in Hong Kong, Macau and Jeju. Accordingly, the Group’s consolidated financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and The Republic of Korea and by the general state of the PRC and The Republic of Korea economy.

The Group’s operations in Hong Kong, Macau and Jeju are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s consolidated results may be adversely affected by changes in the political and social conditions in the PRC and The Republic of Korea and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad and rates and methods of taxation, among other things.

Income Taxes

Sang Heng, Spring and Iao Pou are not subject to Macau Complimentary tax, because, pursuant to the VIP room promoter agreements with the Casino Operators, gaming revenue is received net of taxes collected by the Macau government paid directly by the Casino Operator on a monthly basis. No provision for Macau Complimentary tax has been made.

As VIP gaming promoters, Sang Heng, Spring and Iao Pou are subject to a tax on the amount of chips wagered by gaming patrons in the VIP gaming rooms (“chips turnover”), which is referred to as a “rolling tax”. The rolling tax is deducted and paid by the Casino Operator on a monthly basis. The rate of rolling tax is 0.01% on the chips turnover of the VIP gaming room and the rolling tax is deducted as a cost of revenues.

Doowell and Champion Lion are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and are exempted from payment of BVI taxes.

Doowell and Champion Lion are not subject to Korean Income tax because all promotion services are performed outside Korea. No provision for Korean Income tax has been made.

The Korean government levies a tax for contributions to the government’s “Tourism Promotion and Development Fund”/betting duty and /or tax on the gross win of the VIP gaming room (“Gaming Tax”), and the Casino Operator represents that the Gaming Tax rate currently does not exceed 10% per annum. Pursuant to the VIP gaming room promoter agreement with the Casino Operator, the gaming revenue is received net of taxes collected by the Korean government paid directly by the Casino Operator on a monthly basis.

The Group accounts for income taxes under ASC 740 “Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent that management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income in the period that includes the enactment date.

ASC 740 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

periods and income tax disclosures. As of June 30, 2010 and December 31, 2009 there were no amounts that had been accrued with respect to uncertain tax positions.

AGRL is not subject to Hong Kong profits tax because all operations are performed outside Hong Kong.

All subsidiaries are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and are exempted from payment of BVI taxes.

The Company is not incorporated in the United States and is not subject to United States federal income taxes. The Company did not derive any significant amount of income subject to such taxes after completion of the Share Exchange and accordingly, no relevant tax provision is made in the consolidated statements of operations.

Recently adopted accounting pronouncements

In June 2009, the FASB issued new accounting guidance (originally issued as FASB Statement 167, and subsequently issued as ASU 2009-17) on consolidation of variable interest entities, which include: (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. The new guidance is effective for fiscal years beginning after November 15, 2009, and for interim periods within that first annual reporting period. The adoption of this new guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Note 3 — Accounts Receivable, Net

Accounts receivable consisted of the following:

	June 30, 2010	December 31, 2009
Gaming revenues receivable	$7,519,018	$4,169,950
Incentives revenues receivable	134,485	186,362
	$7,653,503	$4,356,312

Note 4 — Accounts Payable

Accounts Payable consisted of the following:

	June 30, 2010	December 31, 2009
Due to Casino Operators	$11,819,229	$2,593,544

Due to Casino Operators represents an advance of non-negotiable chips to the Sang Heng promoter and is interest free and renewable monthly, secured by personal guarantees of Mr. Lam and Mr. Vong. As of December 31, 2009, the balance also includes temporary advance to Iao Pou, which have been offset against the January 2010 receivable from MGM Grand Hotel and Casino.

According to an agreement made between the Gaming Promoter and StarWorld Hotel and Casino for the promotion of Iao Kun VIP Room at StarWorld Hotel and Casino, The Gaming Promoter was granted a credit line of Non-Negotiable Chips to the extent of approximately $5,400,000, of which $3,871,756 was repaid in December 2009. In January of 2010, the credit line was increased to approximately $11,870,000 and increased its borrowings by that amount. There were repayments and draws on the credit line during the quarter ended June 30, 2010, the balance as of June 30, 2010 was $11,819,229. Prior to the acquisition of AGRL by AERL,

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 4 — Accounts Payable  – (continued)

it was the Promoter Companies’ policy not to extend credit to patrons and gaming agents, and as a result, this line of credit was extended to Mr. Lam and Mr. Vong by Sang Heng as an advance and was used by Mr. Lam and Mr. Vong as additional chips to the VIP room cage. During the period subsequent to the acquisition of AGRL by AERL, all prior advances to Messrs. Lam and Vong were repaid to the Promoter Companies.

Note 5 — Accrued Expenses

Accrued Expenses consist of the following:

	June 30, 2010	December 31, 2009
Agents Commission payable	$5,593,823	$4,961,794
Management fee payable-related party (Note 10)	308,223	180,561
Others	354,949	14,466
	$6,256,995	$5,156,821

Note 6 — Loans Payable, Shareholders

On February 2, 2010, AGRL entered in to an agreement with Messrs. Lam and Vong to provide funding for working capital and to advance funds to the Promoter Companies. Pursuant to the agreement the loans will be in an amount not less than HK $150,000,000 (approximately US $19,300,000) on and after February 2, 2010 (the date of the acquisition of AGRL by AERL), not less than HK $350,000,000 (approximately US $45,000,000) on and after March 31, 2010 and until the agreement is terminated. This funding commitment terminates at the end of the fiscal quarter that AGRL’s working capital is not less than HK $775,000,000 (approximately US $100,000,000), exclusive of any working capital provided by Messrs. Lam and Vong. If at any time the balance exceeds the minimum requirement, the lenders may request repayment for the excess amount. On February 2, 2010, the amount of the funding advanced to AGRL by Messrs. Lam and Vong was HK $157,000,000 (approximately US $20,220,000). As of June 30, 2010, the amount of the funding advanced to AGRL by Messrs. Lam and Vong was approximately HK $379,000,000(approximately US $48,870,000). Messrs. Lam and Vong also guaranty to AGRL the repayment of the loans made by AGRL to the Promoter Companies. Any amounts due to AGRL pursuant to the guaranty provided by Messrs. Lam and Vong may, at AGRL’s election, be offset against amounts owing to Messrs. Lam and Vong by AGRL pursuant to the agreement.

Note 7 — Shareholders’ Equity

Ordinary Shares

AERL is authorized to issue 200,000,000 ordinary shares, par value $.0001. As of June 30, 2010, 12,605,224 ordinary shares are outstanding. The holders of the ordinary shares have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

On June 30, 2010, AERL issued a press release announcing that it received approval to list its ordinary shares (the “Ordinary Shares”) and ordinary share purchase warrants (the “Warrants”) on the NASDAQ Global Market under the symbols AERL and AERLW, respectively. On July 2, 2010, the Ordinary Shares and Warrants commenced trading on the NASDAQ Global Market.

Private Placement

On May 18, 2010, pursuant to certain Share Purchase Agreements dated as of April 15, 2010 (each a “Share Purchase Agreement” and together the “Share Purchase Agreements”) by and between AERL and 200 individual investors, the Company consummated the sale of 60,000 ordinary shares of the Company (the “Shares”) for a purchase price of $9.50 per share or an aggregate purchase price of $570,000.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 7 — Shareholders’ Equity  – (continued)

The sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that the offering of the Shares was not made in the United States and that none of the investors were U.S. Persons (as defined in the Act).

Warrants

As of June 30, 2010, there are 14,648,000 warrants outstanding. Such warrants include the 3,608,000 Founders’ Warrants that were issued concurrently with AERL’s IPO. Each warrant entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment. The warrants became exercisable upon the completion of AERL’s acquisition of AGRL. However, no warrant (other than the Founders’ Warrants) will be exercisable and AERL will not be obligated to issue ordinary shares unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. A prospectus relating to the ordinary shares issuable upon exercise of the warrants was declared effective on May 28, 2010. The Founders’ Warrants may be exercised for unregistered ordinary shares even if a prospectus relating to the ordinary shares issuable upon such exercise is not current.

The Company may redeem the Warrants, with the prior consent of EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the AERL’s Offering, at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management had the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.”

On June 28, 2010, AERL sent a notice (the “Notice”) to all record holders of the ordinary share purchase warrants of the Company (the “Warrants”) that, pursuant to the Warrant Agreement between the Company and Continental Stock Transfer and Trust Company, the Warrants will be redeemed for cash at the redemption price of $0.01 per warrant (the “Redemption Price”) on October 28, 2010 (the “Redemption Date”). Management did not exercise its option to require the holders of the Warrants to exercise warrants on a “cashless basis.” Accordingly, after 5:00 p.m. New York time on the Redemption Date, the Warrants not exercised will no longer be exercisable for ordinary shares of the Company and the holders will only have the right to receive the Redemption Price.

	Warrants Outstanding(A)	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life
Outstanding December 31, 2009	16,088,000	—	$5.05	3.5 years
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Outstanding June 30, 2010	16,088,000	16,088,000	$5.05	3.0 years

(A)	includes shares and warrants issuable under the underwriter Purchase Option.

Subsequent to June 30, 2010 warrants were exercised. As of August 20, 2010, 196,659 warrants have been exercised. The exercise of warrants raised $983,595 which will be used for working capital for the Company.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 7 — Shareholders’ Equity  – (continued)

Preferred Stock

The Company is authorized to issue 1,150,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. There are no issued and outstanding preferred shares at June 30, 2010.

Note 8 — VIP Gaming Promoter Agreements

Spring Gaming Representative (VIP Room Promoter) Agreement dated as of February 1, 2008 entered between Galaxy Casino, S.A., and Spring allowed for the sharing of profits as a gaming representative of Spring VIP Room in Grand Waldo Hotel and Casino for the period from August 9, 2007 to December 31, 2008. The agreement was renewed on March 29, 2009 for the period from January 1, 2009 to December 31, 2009. The agreement was terminated effective May 30, 2009, when the Spring VIP Room was closed.

Sang Heng Gaming Representative (VIP Room Promoter) Agreement dated as of February 1, 2008 entered between Galaxy Casino, S.A., and Sang Heng allows for the sharing of profits as a gaming representative of Iao Kun VIP Gaming Room in Star World Hotel and Casino in Macau for the period from November 30, 2007 to December 31, 2008. The agreement was renewed on September 4, 2009 for the period from January 1, 2009 to December 31, 2009. The agreement for the period from January 1, 2010 to December 31, 2010 is under negotiations for renewal and management expects the agreement to be renewed again in September 2010.

Doowell VIP Gaming Promotion (VIP Room Promoter) Agreement dated as of January 18, 2008 entered between Gillmann Investments Asia, Ltd (“GIA”) and Doowell allows for the sharing of profits as a gaming promoter of a VIP Room in the Nam Seoul Plaza Hotel and Casino (now called T.H.E. Hotel and Casino) located on Jeju. Though the Doowell Agreement is still in effect, during 2009, the license holder returned the license deposit to Doowell.

Iao Pou Gaming Representative (VIP Room Promoter) Agreement dated as of June 22, 2009 entered between MGM Grand Hotel and Casino in Macau and Iao Pou allows for the sharing of profits as a Gaming Promoter of Iao Kun VIP Gaming Room in the MGM Grand Hotel and Casino in Macau for the period from June 22, 2009 to March 31, 2010. A new agreement was entered into on November 9, 2009 and is automatically renewed on January 1 for one year periods unless terminated earlier.

Note 9 — Commitments and Contingencies

Management Agreements

Day-to-day management and operation of the VIP gaming rooms is contracted by the Promoter Companies to a management company that is responsible for hiring and managing all staff needed for operations. This includes local managers and executives to provide supervision, finance and cage personnel, public relations, drivers and other service staff (waiters, cleaners, etc.). For the two Macau VIP gaming room operations, the Promoter Companies have entered into one year agreements to provide such services with Pak Si Management and Consultancy Limited of Macau, pursuant to which each of them pays the manager HK $1,200,000 per month (approximately US $155,000 per month), from which the management company is responsible to pay all salaries, benefits and other expenses of operation. The principal of Pak Si Management and Consultancy Limited is the sister-in-law of Mr. Vong, a director of the Group and its chief operating officer.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 9 — Commitments and Contingencies  – (continued)

Employment Agreements

AGRL has entered into employment agreements with six executive officers Lam Man Pou (Chairman of the Board), Leong Siak Hung (Chief Executive Officer), Li Chun Ming (Chief Financial Officer), Vong Hun Kun (Director), Lam Chou In (Operating Officer), and Zheng Anting (Operating Officer) that became effective upon the closing of the acquisition of AGRL.

Annual minimum compensation for the terms of the employment agreements is as follows:

2010	$366,000
2011	732,000
2012	732,000
2013	369,000
2014	336,000
Thereafter	28,000
Total	$2,563,000

Certain Risks and Uncertainties

The Group’s operations are dependent on the annual renewal of the gaming licenses by the Macau government to the Promoter Companies. The tenure of the Promoter Companies acting as gaming promoters for the Casinos is subject to the Gaming Representative / Gaming Promoter Arrangements.

The Group receives a significant amount of their revenue from patrons within the Asia-Pacific Region. If economic conditions in theses areas were to decline materially or additional casino licenses were awarded in these locations, the Group’s consolidated results of operations could be materially affected.

Note 10 — Segment and Geographic Information

The Group’s principal operating and developmental activities occur in two geographic areas: Macau and Jeju. Management reviews the results of operations for each of its key operating segments: Macau and Jeju. During the six months ended June 30, 2010, there was no operation in Jeju. The Group’s geographic information is as follows as of June 30, 2010 and December 31, 2009, as well as for the six months ended June 30, 2010 and 2009.

	As of June 30 2010 and 2009 and for the Six Months Ended June 30, 2010 and 2009		As of December 31, 2009
	2010	2009
Net Revenues (Macau and Hong Kong)	$55,407,972	$24,303,966
Net Assets (Deficit) (Macau and Hong Kong)	$15,811,118		$(1,533,054)
Net Revenues (Jeju)	$—	$931,366
Net Assets (Jeju)	$—		$7,902

Note 11 — Acquisition of AGRL

On October 6, 2009, AERL entered into a Stock Purchase Agreement, subsequently amended on November 10, 2009, December 9, 2009 and January 11, 2010 (the “Agreement”), with AGRL and Spring Fortune that provided for the acquisition by AERL from Spring Fortune of all of the outstanding capital stock of AGRL. On February 2, 2010, the acquisition was consummated pursuant to the terms of the Agreement and AGRL became a wholly owned subsidiary of AERL.

ASIA ENTERTAINMENT AND RESOURCES LIMITED

Notes To Consolidated Financial Statements
(Information as to the Periods Ended June 30, 2010 and 2009 is Unaudited)

Note 11 — Acquisition of AGRL  – (continued)

The acquisition of AGRL by AERL has been accounted for as a “reverse merger” and recapitalization since Spring Fortune, the former shareholder of AGRL, became the owner of a majority of the outstanding ordinary shares of AERL immediately following the completion of the transaction and has significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and AGRL’s senior management dominates the management of the combined entity, in accordance with the provision of FASB-ASC Topic 805 “Business Combinations”. Accordingly, AGRL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of AGRL. AERL’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of AGRL after consummation of the acquisition. For periods after the consummation of the acquisition, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of AGRL and the Promoter Companies and will be recorded at their historical cost basis.

Combination Terms

Upon closing, AERL acquired all the outstanding capital stock of AGRL from Spring Fortune for a total consideration of 10,350,000 ordinary shares of AERL that were issued to Spring Fortune and its designees and an additional 4,210,000 ordinary shares that will be issued upon the filing of AERL’s annual report on Form 20-F for the 2010 fiscal year. In addition, Spring Fortune shall be entitled to receive additional ordinary shares of AGRL stock for each of the years 2010, 2011 and 2012 in which the Group, through the Promoter Companies, meets or exceeds the following net after tax income targets specified for such year in the Agreement (the “Incentive Targets”):

Year	Incentive Target	Incentive Shares
2010	$36,800,000 to $37,799,999	4,210,000
	$37,800,000 to $38,799,999	6,300,000
	$38,800,000 to $39,799,999	8,069,000
	$39,800,000 to $40,799,999	9,586,000
	$40,800,000 to $41,799,999	10,900,000
	$41,800,000 and above	12,050,000
2011	$49,500,000 and above	2,573,000
2012	$58,000,000 and above	2,573,000

The maximum number of incentive shares that Spring Fortune may receive for achieving Incentive Targets is 17,196,000. Also, for each of the years 2010, 2011 and 2012, AERL will issue an additional 530,000 ordinary shares if AGRL has adjusted net income equal to, or greater than, $60 million, $75 million, and $82.5 million, respectively, which would amount to an additional 1,590,000 ordinary shares to Spring Fortune if all of such targets are achieved. However, if for any fiscal year through the fiscal year ending December 31, 2012, (i) at the end of any fiscal quarter during such fiscal year, AGRL does not have at least $10,000,000 in cash and cash equivalents (including redeemable chips and receivables from casinos with respect to operations during such fiscal quarter that are received within five (5) days after the end of such fiscal quarter) and (ii) based on the audited financial statements for such fiscal year, positive cash flow from operations, as determined in accordance with U.S. GAAP, Spring Fortune shall not be entitled to receive one-half of the incentive shares it would otherwise be entitled to receive with respect to such fiscal year. However, because the amounts of shares potentially issuable for the years 2009 and 2010 are not cumulative and the maximum number of shares that Spring Fortune may receive for meeting the Incentive Targets for those years is 12,050,000, Spring Fortune may still receive up to 12,050,000 shares for those two years, all of which would be earned in 2010. Shares issued pursuant to these conditions will be accounted for as dividends in the periods earned.

ASIA ENTERTAINMENT & RESOURCES LTD.

36,379,550 Ordinary Shares (for Resale)

1,440,000 Ordinary Shares and 960,000 Warrants (for Issuance)

PROSPECTUS

, 2011

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, and amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. Our Second Amended and Restated Memorandum and Articles of Association provide that each member of our board of directors, officer and agent shall be indemnified out of our assets against any liability incurred by him or her as a result of any act or failure to act in carrying out his or her functions other than such liability (if any) that he or her may incur by his or her own fraud or willful default and that no such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless that liability arises through the fraud or willful default of such director, officer or agent.

We have entered into indemnification agreements separately with each of our current directors and officers that provide, in consideration of the director or officer continuing to serve us in his current capacity, for us to indemnify, and advance expenses to, him or her to the fullest extent permitted by law in effect on the date of execution of the agreements or to such greater extent as applicable law may thereafter permit. The rights of indemnification apply if, by reason of such person’s position as an officer or director of us or any of our subsidiaries, he or she was or is threatened to be made, a party to any threatened, pending or completed legal proceeding. With respect to proceedings other than one brought by or in our right (i.e., a shareholders’ derivative proceeding), the indemnification covers expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with any such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to proceedings brought by or in our right, the indemnification covers expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by him or her or on his or her behalf in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification against such expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such proceeding as to which indemnified person has been adjudged to be liable to us if applicable law prohibits such indemnification unless the court in which such proceeding shall have been brought, was brought or is pending, shall determine that indemnification against expenses or amounts paid in settlement may nevertheless be made by us. We will advance an indemnified person reasonable and substantiated expenses, judgments, penalties and fines and amounts paid in settlement in advance of a final determination of liability upon such person agreeing to repay amounts advanced in the event of an ultimate determination that he or she is not entitled to be indemnified with respect to the amounts advanced. The rights of the indemnitees under the agreements are not deemed exclusive of any other rights they may be entitled to under applicable law, our memorandum and articles of association, any agreement, vote of shareholders or resolution of directors or otherwise. Each agreement will remain in effect until the later of ten years after the date the indemnitee shall have ceased to serve as a director or officer or the final determination of all pending proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we sold (i) ordinary shares and warrants to purchase ordinary shares without registration under the Securities Act pursuant to the exemption provided by Section 4(2) of such Act as transactions by an issuer not involving a public offering and (ii) ordinary shares without registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act relating to offerings of securities outside of the United States, as follows:

(a) In September 2007, in connection with our organization, we issued 1,150,000 ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.02 per share, as follows:

Name	Number of Shares	Relationship to the Company at Time of Transaction
Chien Lee	517,500	Chairman of the Board
Sylvia Lee	517,500	President, Chief Financial Officer, Secretary and Director
Michael Zhang	115,000	Executive Vice President and Director

In June 2008, Chien Lee transferred 517,500 shares to CS Capital USA, LLC, an affiliate of Chien Lee and Sylvia Lee, and Sylvia Lee transferred 172,500 shares to Bill Haus, 146,625 shares to James R. Preissler and Peter Li and 51,750 shares to William B. Heyn, all at the same price they originally paid for such shares. On August 11, 2008, our board of directors authorized a dividend of 0.2 ordinary shares for each outstanding ordinary share. Such shares, after giving effect to such dividend, are the Founders’ Shares referred to in the prospectus that is a part of this registration statement. No underwriting discounts or commissions were paid with respect to the sale and issuance of such shares.

(b) Simultaneously with the consummation of our initial public offering in August 2008, CS Capital USA, Bill Haus, James R. Preissler, Peter Li and William B. Heyn purchased 3,608,000 warrants from us for a total purchase price of $1,804,000 ($0.50 per warrant). These warrants are the Founders’ Warrants referred to in the prospectus that is a part of this registration statement and are identical to the warrants underlying the units offered in our initial public offering except that, if we called the warrants for redemption, the Founders’ Warrants would be exercisable on a cashless basis so long as such warrants are held by these purchasers or their affiliates. No underwriting discounts or commissions were paid with respect to the sale and issuance of such warrants.

(c) In February 2010, we issued a total of 10,350,000 ordinary shares to Spring Fortune Investment Ltd (“Spring Fortune”), a British Virgin Islands company, and three of its designees as consideration for the sale to us of all of the outstanding capital stock of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong company. Of such shares, 9,729,000 shares were issued Spring Fortune and 207,000 shares were issued to each of Kenworth Capital, Inc., Blum & Co., Inc. and Neuro International Company Limited, who acted as advisors to Spring Fortune and AGRL. In connection with such sale, we also issued a total of 310,500 ordinary shares to two of our advisors, of which 207,000 shares were issued to Investgold Limited and 103,500 shares were issued to The Dellacorte Group LLC.

(d) In May 2010, we sold an aggregate of 60,000 ordinary shares at a price of $9.50 per share (a total of $570,000) pursuant to Regulation S promulgated under the Securities Act. None of the purchasers was a “U.S. person” as defined in Regulation S.

(e) In November 2010, we issued an aggregate of 1,500,000 ordinary shares in connection with our acquisition of the profit interest in King’s Gaming Promotion Limited. Of such shares, 700,000 were issued to Mok Chi Hung, 200,000 were issued to Wong Hon Meng, 400,000 were issued to Lei Chi Hin, and 200,000 were issued to Ng Soi Kuan. No underwriting discounts or commissions were paid with respect to the sale and issuance of such ordinary shares.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Description
2.1	Stock Purchase Agreement (Restated as Amended), dated October 6, 2009, as amended November 10, 2009, December 9, 2009 and January 11, 2010 among CS China Acquisition Corp., Asia Gaming & Resort Limited (“AGRL”), and Spring Fortune Investment Ltd (included as Annex A to the Proxy Statement filed as Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K filed on January 19, 2010 and incorporated herein by reference)
2.2	Profit Interest Purchase Agreement, dated November 10, 2010, by and among Asia Entertainment & Resources Ltd. and King’s Gaming Promotion Limited, Mr. Mok Chi Hung and Mr. Wong Hon Meng(5)
3.1	Form of Second Amended Memorandum and Articles of Association (included as Annex D to the Proxy Statement filed as Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K filed on January 19, 2010 and incorporated herein by reference)
4.1	Specimen Unit Certificate(1)
4.2	Specimen Ordinary Share Certificate(2)
4.3	Specimen Warrant Certificate(1)
4.4	Form of Unit Purchase Option granted to EarlyBirdCapital, Inc.(1)
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and registrant(1)
5.1	Opinion of Maples and Calder*
5.2	Opinion of Graubard Miller*
10.1	Form of Escrow Agreement among CS China Acquisition Corp., Spring Fortune Investment Ltd, Spring Fortune Investment Ltd Designee(s) and Continental Stock Transfer & Trust Company(3)
10.2	Employment Agreement, dated October 6, 2009 between AGRL and Leong Siak Hung(3)
10.3	Employment Agreement, dated October 6, 2009 between AGRL and Li Chun Ming(3)
10.4	Employment Agreement, dated October 6, 2009 between AGRL and Lam Man Pou(3)
10.5	Employment Agreement, dated October 6, 2009 between AGRL and Vong Hon Kun(3)
10.6	Management Service Contract dated January 1, 2010 between Iao Pou Gaming Promotion Limited and Pak Si Management and Consultancy Limited(3)
10.7	Management Service Contract dated January 1, 2010 between Sang Heng Gaming Promotion Company Limited and Pak Si Management and Consultancy Limited(3)
10.8	VIP Junket Promotion Agreement, dated January 18, 2008 between Gillmann Investments Asia, Ltd. and Doowell Limited(3)
10.9	VIP Gaming Promotion Agreement, dated November 14, 2008 between Unicorn Incorporation and Champion Lion Limited(3)
10.10	Gaming Promoter Agreement, entered into on November 9, 2009 by and between MGM Grand Paradise S.A. and Iao Pou Gaming Promotion Limited(3)
10.11	Gaming Promoter Agreement, dated September 4, 2009 between Galaxy Casino SA and Sang Heng Gaming Promotion Company Limited(3)
10.12	Profit Interest Agreement, dated February 2, 2010 between Well Mount International Limited and Doowell Limited(3)
10.13	Profit Interest Agreement, dated February 2, 2010 between Link Bond International Limited and Champion Lion Limited(3)
10.14	Profit Interest Agreement, dated February 2, 2010 between Foxhill Group limited and Iao Pou Gaming Promotion Limited(3)

Exhibit No.	Description
10.15	Profit Interest Agreement, dated February 2, 2010 between Kasino Fortune Investments Limited and Sang Heng Gaming Promotion Company Limited(3)
10.16	Form of Share Purchase Agreement (included Exhibit 10.1 to the Report of Foreign Issuer on Form 6-K filed on January 29, 2010 and incorporated herein by reference)
10.17	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Chien Lee(1)
10.18	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Sylvia Lee(2)
10.19	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Michael Zhang(2)
10.20	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and registrant(1)
10.21	Form of Stock Escrow Agreement between registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders(1)
10.22	Form of Letter Agreement between registrant and CS Capital USA, LLC regarding administrative support(2)
10.23	Form of Registration Rights Agreement among registrant and the Initial Shareholders(2)
10.24	Form of Subscription Agreement among registrant, EarlyBirdCapital, Inc., Graubard Miller and each of CS Capital USA, LLC, Bill Haus, James Preissler, Peter Li and William B. Heyn(1)
10.25	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Bill Haus(1)
10.26	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Jim Preissler(1)
10.27	Letter Agreement among registrant, EarlyBirdCapital, Inc. and Peter Li(1)
10.28	Letter Agreement among registrant, EarlyBirdCapital, Inc. and William B. Heyn(1)
10.29	Form of Indemnification Agreement between registrant and, separately, each of its directors and executive officers*
10.30	Loan Agreement and Guaranty dated as of February 2, 2010 between Lam Man Pou and Vong Hon Kun and AGRL*
10.31	Form of Amendment to Profit Interest Agreements*
21.1	Subsidiaries*
23.1	Consent of Maples and Calder (included in Exhibit 5.1)*
23.2	Consent of Graubard Miller (included in Exhibit 5.2)*
23.3	Consent of UHY LLP
23.4	Consent of AJ. Robbins, PC
24.1	Power of Attorney (included on signature page of this registration statement)*
99.1	Audit Committee Charter(4)
99.2	Nominating Committee Charter(4)
99.3	Compensation Committee Charter(4)

*	Previously filed as an exhibit to this Registration Statement.
(1)	Filed as an exhibit to Amendment No. 5 to registrant’s Registration Statement on Form S-1 filed on July 8, 2008 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 2 to registrant’s Registration Statement on Form S-1 filed on January 31, 2008 and incorporated herein by reference.
(3)	Filed as an exhibit to registrant’s Shell Company Report on Form 20-F filed on February 8, 2010 and incorporated herein by reference.
(4)	Filed as an exhibit to registrant’s Report of Foreign Private Issuer on Form 6-K filed April 23, 2010 and incorporated herein by reference.
(5)	Filed as Appendix A to Exhibit 99.1 to the Report on Form 6-K filed on November 10, 2010 and incorporated herein by reference.

(b) Financial Statement Schedules:

None.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong Special Administrative Region, People’s Republic of China, on the 4th day of February, 2011.

ASIA ENTERTAINMENT & RESOURCES LTD.
By: /s/ Leong Siak Hung Name: Leong Siak Hung Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ * Lam Man Pou	Director (Chairman of the Board)	February 4, 2011
/s/ Leong Siak Hung Leong Siak Hung	Chief Executive Officer (Principal Executive Officer) and Director	February 4, 2011
/s/ * Li Chun Ming, Raymond	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 4, 2011
/s/ * Vong Hun Kun	Director	February 4, 2011
/s/ * Michael Zhang	Director	February 4, 2011
/s/ * James R. Preissler	Director	February 4, 2011
/s/ * Yeung Lun, Allan	Director	February 4, 2011
/s/ * João Manuel Santos Ferreira	Director	February 4, 2011
/s/ * Chui Vai Hou, George	Director	February 4, 2011

*By: /s/ Leong Siak Hung Leong Siak Hung, Attorney-in-fact.

Signature of Authorized Representative in the United States:

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Asia Entertainment & Resources Ltd., has signed this post-effective amendment to the registration statement in New York, New York on February 4, 2011.

By: /s/ Mitchell S. Nussbaum Name: Mitchell S. Nussbaum